                                  SCHEDULE 14A
                                 (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

     PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                          OF 1934 (AMENDMENT NO. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement               [   ] Confidential for Use of
[   ] Definitive Proxy Statement                      the Commission Only
[   ] Definitive Additional Materials                 (as permitted by
[   ] Soliciting Material under Rule 14a-12           Rule 14a-6(e)(2))


                           Southwest Capital Corporation
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ] No fee required.
[ X ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)    Title of each class of securities to which transaction applies:

              Common Stock, no par value
            -----------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

              8,000,000 Shares (adjusted to reflect reverse stock split to be effected prior to transaction)
            -----------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              $.6666666 (based on the price at which the Registrant's Common Stock was last sold as reported by the OTC Bulletin Board, as adjusted to reflect reverse stock split to be effected).
            -----------------------------------------------------------------

      4)    Proposed maximum aggregate value of transaction:

              $5,333,333
            -----------------------------------------------------------------

      5)    Total fee paid:

              $1,066.67
            -----------------------------------------------------------------

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

      1)    Amount Previously Paid:
                                    -----------------------------------------
      2)    Form, Schedule or Registration Statement No.:
                                                         --------------------
      3)    Filing Party:
                         ----------------------------------------------------
      4)    Date Filed:
                       ------------------------------------------------------

============================================================================

              SOUTHWEST CAPITAL                SCANNER TECHNOLOGIES
                 CORPORATION                       CORPORATION

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT


The Boards of Directors of Southwest Capital Corporation and Scanner Technologies Corporation have unanimously approved a merger between Southwest and Scanner. Southwest will survive the merger and will conduct Scanner's business under the name Scanner Technologies Corporation. The Boards of Directors of both companies have determined that the merger is fair and in the best interests of their shareholders.

We cannot complete the merger unless the shareholders of both Southwest and Scanner approve the merger. The shareholders of Southwest and Scanner will vote on these matters at separate special meetings. The Southwest Board and the Scanner Board unanimously recommend to their shareholders a vote in favor of the merger.

If the merger is completed, Scanner shareholders will be entitled to receive ________ shares of Southwest common stock and a warrant to purchase
______________ shares of Southwest common stock for each share of Scanner common stock outstanding at the time of the merger. Prior to the consummation of the merger, Southwest will effect a reverse stock split of its outstanding common stock by exchanging each ______________ shares of Southwest common stock for ______________ shares of Southwest common stock. Each share of Southwest common stock held by a Southwest shareholder before the merger, but after such stock split, will remain outstanding and unaffected by the consummation of the merger. As a result, we anticipate that after the merger, Southwest will have approximately 10,000,000 shares of common stock outstanding, approximately 80% of which will be held by former shareholders of Scanner.

You will receive a proxy card with this proxy statement. Please mark, sign, and return the enclosed proxy card promptly, so that your shares of common stock are voted at the special meeting of the Company whose stock you own. Do this even if you plan to attend your meeting. If you do not return your proxy card, the effect will be a vote against the matters presented at your meeting unless you attend the meeting and vote for such matters. If you do attend the meeting, you can of course vote your shares in person.

The date, time, and place of the Southwest special meeting are:

_____________, 2002
____ __.m., _________ Time
____________________________
____________________________


The date, time, and place of the Scanner special meeting are:

_____________, 2002
____ __.m., _________ Time
____________________________
____________________________



Southwest common stock is quoted on the OTC Bulletin Board under the symbol "SWCC."

This proxy statement gives you detailed information about the merger and the other matters to be voted on at the special meetings. The Southwest Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 is attached as Annex D and the Southwest Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001 is attached as Annex C to this proxy statement. You can also obtain information about Southwest from other documents filed with the Securities and Exchange Commission. Please read carefully this entire document and the attached Forms 10-KSB and 10-QSB of Southwest.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE __.

We enthusiastically support the merger and urge you to vote "FOR" the merger and the related matters presented to you.


--------------------------------------          --------------------------------
Laurence S. Zipkin                              Elwin M. Beaty
President and Chief Executive Officer,          President,
Southwest Capital Corporation                   Scanner Technologies Corporation

================================================================================

-------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SOUTHWEST SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

                                PRELIMINARY COPY

         Proxy Statement dated ____________, 2002, and first mailed to shareholders on or about ___________, 2002

                          SOUTHWEST CAPITAL CORPORATION
                         1650 UNIVERSITY BOULEVARD, N.E.
                                   SUITE 5-100
                          ALBUQUERQUE, NEW MEXICO 87102

                             ----------------------

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD _____________, 2002


                             ----------------------

To the Shareholders of Southwest Capital Corporation:

      A Special Meeting of the shareholders of Southwest Capital Corporation will be held at _______________________________________, on ________day,
_____________, 2002, at ______ __.m., local time, for the following purposes:

      1. To consider and vote on a proposal to adopt and approve an Agreement and Plan of Reorganization dated January 16, 2002, between Southwest Capital Corporation and Scanner Technologies Corporation, and the Plan of Merger included therein, pursuant to which Scanner Technologies Corporation will be merged into Southwest Capital Corporation and Southwest Capital Corporation's Articles of Incorporation will be amended to increase the number of authorized shares of capital stock and change the name of Southwest Capital Corporation to Scanner Technologies Corporation; and

      2. To transact such other business as may be properly brought before the meeting or any adjournment or postponement of the special meeting.

      Only shareholders of record at the close of business on ___________, 2002 are entitled to notice of and to vote on all matters at the special meeting.

      Whether or not you intend to be present at the special meeting, please sign and date the enclosed proxy and return it in the enclosed prepaid envelope. If you attend the special meeting, you may vote either in person or by your proxy. A proxy may be revoked by a shareholder at any time prior to its use as specified in the enclosed proxy statement. Sending in a signed proxy will not affect your right to attend the special meeting and vote in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Edward S. Adams
                                    SECRETARY
____________, 2002

-------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SOUTHWEST SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROXY STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------

         Proxy Statement dated ____________, 2002, and first mailed to shareholders on or about ___________, 2002

                        SCANNER TECHNOLOGIES CORPORATION
                             14505 21ST AVE N., #220
                              MINNEAPOLIS, MN 55447

                             ----------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD _____________, 2002

                             ----------------------

To the Shareholders of Scanner Technologies Corporation:

      A Special Meeting of the shareholders of Scanner Technologies Corporation will be held at _______________________________________, on
________day, _____________, 2002, at ______ __.m., local time, for the following purposes:

      1. To consider and vote on a proposal to adopt and approve an Agreement and Plan of Reorganization dated January 16, 2002, between Southwest Capital Corporation and Scanner Technologies Corporation, and the Plan of Merger included therein, pursuant to which Scanner Technologies Corporation will be merged into Southwest Capital Corporation whose name will be changed to Scanner Technologies Corporation in connection with the merger; and

      2. To transact such other business as may be properly brought before the meeting or any adjournment or postponement of the special meeting.

      Only shareholders of record at the close of business on ___________, 2002 are entitled to notice of and to vote on all matters at the special meeting.

      Whether or not you intend to be present at the special meeting, please sign and date the enclosed proxy and return it in the enclosed prepaid envelope. If you attend the special meeting, you may vote either in person or by your proxy. A proxy may be revoked by a shareholder at any time prior to its use as specified in the enclosed proxy statement. Sending in a signed proxy will not affect your right to attend the special meeting and vote in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Elaine E. Beaty
                                    SECRETARY
____________, 2002

                                TABLE OF CONTENTS



                                                                               PAGE
                                                                               ----
QUESTIONS AND ANSWERS ABOUT THE MERGER........................................

SUMMARY.......................................................................

SUMMARY FINANCIAL INFORMATION.................................................

FORWARD-LOOKING INFORMATION...................................................

RISK FACTORS..................................................................

SOUTHWEST SPECIAL MEETING.....................................................

SCANNER SPECIAL MEETING.......................................................

THE MERGER....................................................................

    Background of the Merger..................................................
    Southwest's Reasons for the Merger........................................
    Scanner's Reasons for the Merger..........................................

THE AGREEMENT AND PLAN OF REORGANIZATION AND TERMS OF
THE MERGER....................................................................

    Conversion of Southwest Common Stock in the Merger.......................
    Conversion of Scanner Common Stock in the Merger..........................
    Amendment of Articles of Incorporation....................................
    Treatment of Stock Options................................................
    Representations and Warranties............................................
    Certain Covenants.........................................................
    Interests of Southwest's Officers and Directors in the Merger.............
    Interests of Scanner's Officers and Directors in the Merger...............
    Conditions to Completion of the Merger....................................
    Amendment and Termination of the Merger Agreement; Effects of
      Termination.............................................................
    Restrictions on Resale of Southwest Common Stock and Warrants.............
    Material Federal Income Tax Consequences..................................
    Accounting Treatment......................................................
    Rights of Dissenting Southwest Shareholders...............................
    Rights of Dissenting Scanner Shareholders.................................

COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND
SCANNER.......................................................................

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.............................

                                        iv



INFORMATION CONCERNING SOUTHWEST..............................................

    Historic Developments.....................................................
    Facilities................................................................

PRINCIPAL SHAREHOLDERS OF SOUTHWEST...........................................

INFORMATION CONCERNING SCANNER................................................

    Business..................................................................
    Industry..................................................................
    Scanner Products..........................................................
    Markets...................................................................
    Research and Development..................................................
    Sales and Marketing.......................................................
    Manufacturing.............................................................
    Competition...............................................................
    Proprietary Rights........................................................
    Employees.................................................................
    Facilities................................................................
    Legal Proceedings.........................................................
    Selected Financial Information............................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF SCANNER................................

PRINCIPAL SHAREHOLDERS OF SCANNER.............................................

LEGAL MATTERS.................................................................

EXPERTS.......................................................................

SHAREHOLDER PROPOSALS.........................................................

OTHER MATTERS.................................................................

WHERE YOU CAN FIND MORE INFORMATION...........................................




Annex A Merger Agreement and Plan of Merger, including amendment of Southwest's Articles of Incorporation

Annex B     Scanner Technologies Corporation - Financial Statements

Annex C     Southwest Quarterly Report on Form 10-QSB

Annex D     Southwest Annual Report on Form 10-KSB

Annex E     New Mexico Dissenters' Rights Statute

Annex F     Minnesota Dissenters' Rights Statute

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

      Q:    PLEASE EXPLAIN THE MERGER.

      A:    Scanner Technologies Corporation, a Minnesota corporation, will merge with and into Southwest Capital Corporation, a New Mexico Corporation. Southwest will be the surviving corporation in the merger and will operate Scanner's business under the name Scanner Technologies Corporation.

      Q:    WHAT WILL HAPPEN TO THE STOCK OF SCANNER IN THE MERGER?

      A:    Upon the effectiveness of the merger, each share of Scanner common stock issued and outstanding immediately before the effective time of the merger will be converted into the right to receive a certain number of shares of Southwest common stock and a warrant to purchase a certain number of shares of Southwest common stock at an exercise price of $1 per share. The exact amount of Southwest securities that each Scanner shareholder will receive in the merger will be calculated by multiplying the amount of Scanner common stock owned by such Scanner shareholder on the day the merger is consummated by a specific conversion ratio which is based on the total amount of Scanner common stock outstanding at the effective time of the merger. Scanner shareholders will receive a total of approximately eight million (8,000,000) shares of Southwest common stock and warrants to purchase approximately two million (2,000,000) shares of Southwest common stock.

      Q:    WHAT WILL HAPPEN TO THE STOCK OF SOUTHWEST IN THE MERGER?

      A:    Prior to the completion of the merger, Southwest will reduce the amount of its outstanding shares of common stock to 2,000,000 shares by exchanging each _____ shares of Southwest common stock for _______ shares of Southwest common stock. The shares of Southwest common stock received in such reverse stock split will remain outstanding and will not be affected by the consummation of the merger. The current shareholders of Southwest will own a total of approximately two million (2,000,000) shares of Southwest common stock after the merger.

      Q:    WHEN WILL THE MERGER BE COMPLETED?

      A:    Southwest and Scanner expect that the merger will become effective promptly after shareholders of Scanner and Southwest approve and adopt the merger agreement and approve the principal terms of the merger, provided that the other conditions to the merger have been satisfied. The shareholder meetings for both companies are scheduled for ________________, 2002.

      Q:    WHAT SHOULD I DO AFTER I READ THESE DOCUMENTS?

      A: You should mail your signed proxy card in the enclosed, postage-paid envelope, as soon as possible, so that your shares will be represented at the special meeting of Scanner shareholders or Southwest shareholders, respectively. After the merger is completed, you will receive written instructions for sending in your share certificates and receiving the Southwest securities to which you are entitled. DO NOT SEND IN YOUR STOCK CERTIFICATES NOW.

      Q:    CAN I CHANGE MY VOTE AFTER I HAVE MAILED A SIGNED PROXY CARD?

      A:    Yes. You can change your vote at any time before your proxy is voted at the shareholders' meeting. You may revoke your proxy by written notice to the Secretary of Southwest or the Secretary of Scanner, respectively, or you can submit a new, later-dated proxy card.

      Q:    IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER
VOTE MY SHARES FOR ME?

      A:    Your broker will vote your shares only if you provide instructions on how to vote. Without instructions your shares will not be voted. Shares that are not voted generally will be counted as votes against the merger and the matters associated with it.

      Q:    WHOM SHOULD I CALL WITH QUESTIONS?

      A:    Southwest shareholders who have questions about the merger or how to vote their shares should call _________________ at _______________.

Scanner shareholders who have questions about the merger or how to vote their shares should call _________________ at _______________.

                                     SUMMARY

      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, THE ACCOMPANYING SOUTHWEST ANNUAL REPORT ON FORM 10-KSB AND SOUTHWEST'S QUARTERLY REPORT ON FORM 10-QSB AS WELL AS THE ADDITIONAL DOCUMENTS WE REFER TO IN THIS PROXY STATEMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE ___. WE HAVE INCLUDED PAGE REFERENCES IN PARENTHESES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF SOME OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE COMPANIES

      Southwest Capital Corporation
      701 Xenia Avenue South
      Suite 130
      Golden Valley, Minnesota 55416
      Phone: (612) 476 6633

      In 1964, Southwest was incorporated under the laws of New Mexico. Originally formed to provide financial services to small businesses, Southwest divested itself of such operations in 1990 due to a capital deficiency that made the continuance of the previous business operations impossible. In 1989, Southwest acquired all of the outstanding stock of a New Mexico corporation organized to exploit certain technology and business plans related to the production and marketing of lean, low cholesterol beef. After an unsuccessful pilot project, Southwest abandoned the project. Since 1992, Southwest has not operated any business. Current management has actively solicited and pursued investment possibilities to enhance shareholder value. Additional information regarding Southwest and its development is set forth below under the heading "Information on Southwest," and in the Quarterly Report on Form 10-QSB attached to this Proxy Statement as Annex C and the Annual Report on Form 10-KSB attached to this proxy statement as Annex D.

      Scanner Technologies Corporation
      14505 21st Ave N., #220
      Minneapolis, MN 55447
      Phone: (612) 476 8271

      In November 1990, Scanner was formed as a Minnesota corporation for the purpose of inventing, developing and marketing vision inspection solutions for the semiconductor industry. Scanner's products facilitate the inspection of leaded or ball array integrated circuits and are currently sold to original equipment manufacturers. Scanner is, however, developing a line of systems to sell to end users directly. In the U.S., Scanner has production facilities in Minneapolis, Minnesota, and Tempe, Arizona, and a sales and services office in San Jose, California. Outside of the U.S., Scanner has offices in Geneva, Switzerland, and in Singapore, primarily engaged in sales of Scanner products. For more information on Scanner and its business see below, "Information on Scanner."

THE SOUTHWEST SPECIAL MEETING OF SHAREHOLDERS (Page __)

      The special meeting of the Southwest shareholders will be held on _________day, ___________, 2002, at _____ __.m., Central Standard Time at
_____________________________________________________. The record date for
Southwest shareholders entitled to receive notice of and to vote at the special meeting was the close of business on _________________, 2002. On that date there were __________ shares of Southwest common stock outstanding and entitled to vote at the meeting.

      The Southwest board of directors believes that the merger is fair to and in the best interests of the Southwest shareholders and unanimously recommends that the Southwest shareholders vote in favor of the merger.

      Approval of the merger requires the affirmative vote of the holders of at least a majority of the shares of Southwest common stock outstanding and entitled to vote at the special meeting. Directors and executive officers of Southwest owned _________ shares of Southwest common stock as of the record date (approximately _____% of the shares entitled to vote) and have indicated their intention to vote in favor of the merger at the special meeting.

THE SCANNER SPECIAL MEETING OF SHAREHOLDERS (Page __)

      The special meeting of the Scanner shareholders will be held on _________day, ___________, 2002, at _____ __.m., [Minneapolis] time at
_____________________________________________________. The record date for
Scanner shareholders entitled to receive notice of and to vote at the special meeting was the close of business on _________________, 2002. On that date there were __________ shares of Scanner common stock outstanding and entitled to vote at the meeting.

      The Scanner board of directors believes that the merger is fair to and in the best interests of the Scanner shareholders and unanimously recommends that the Scanner shareholders vote in favor of the merger.

      Approval of the merger requires the affirmative vote of the holders of at least a majority of the shares of Scanner common stock outstanding and entitled to vote at the special meeting. Directors and executive officers of Scanner owned _________ shares of Southwest common stock as of the record date (approximately _____% of the shares entitled to vote) and have indicated their intention to vote in favor of the merger at the special meeting.

THE MERGER (Page __)

      In the proposed merger, Scanner will merge with and into Southwest. Southwest will survive the merger, change its name to Scanner Technologies Corporation, and conduct Scanner's business after the merger. In exchange for their shares of Scanner common stock, Scanner shareholders will receive shares of Southwest common stock and warrants to purchase Southwest Common Stock. Following the merger, former shareholders of Scanner will own a total of approximately 8,000,000 shares of Southwest common stock, or approximately 80% of the Southwest common stock outstanding immediately following the merger. Assuming the exercise of all of the warrants to be issued to Scanner shareholders in connection with the merger, Scanner shareholders could own up to approximately 10,000,000 shares of the surviving corporation or approximately 83.3% of the outstanding stock.

EFFECTIVE TIME OF THE MERGER

      Southwest and Scanner hope to complete the merger shortly after the special meetings of their shareholders, provided that the conditions to the merger are satisfied and other required matters are completed by that time.

WHAT SCANNER SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE __)

      Upon the effectiveness of the merger, each share of Scanner common stock issued and outstanding immediately before the effective time of the merger will be converted into the right to receive a certain number of shares of Southwest common stock and a warrant to purchase a certain number of shares of Southwest common stock. The exact amount of Southwest securities that each Scanner shareholder will receive in the merger is calculated by multiplying the amount of Scanner common stock owned by such Scanner shareholder on the day the merger is consummated by a specific conversion ratio. The conversion ratio used to calculate the amount of Southwest common stock is equivalent to the quotient of 8,000,000 divided by the total amount of Scanner common stock outstanding on the day the merger is consummated. The conversion ratio to calculate the amount of Southwest warrants is equivalent to the quotient of 2,000,000 divided by the total amount of Scanner common stock outstanding on the day the merger is consummated.

      Southwest will not issue any fractional shares, but will round up fractional shares of Southwest Common Stock to the next whole share. Any warrant to purchase a fractional share of Southwest Common Stock shall be issued so as to give the right to purchase the next whole share of Southwest Common Stock.

      Scanner shareholders should not send in their stock certificates until they receive written instructions to do so after the merger.

WHAT SOUTHWEST SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE __)

      Prior to the effectiveness of the merger, Southwest will effect a reverse stock split, exchanging each _________ shares of Southwest common stock issued and outstanding for ___________ shares of Southwest common stock, thereby reducing the amount of issued and outstanding shares of Southwest common stock to

2,000,000 shares. These shares will remain outstanding and will not be affected by the consummation of the merger. In the stock split, Southwest will not issue any fractional shares, but will round up fractional shares of Southwest Common Stock to the next whole share.

      Southwest shareholders should not send in their stock certificates until they receive written instructions to do so after the merger.

WHAT HAPPENS TO SCANNER STOCK OPTIONS (PAGE __)

      Each outstanding option to buy Scanner common stock will become fully exercisable ten (10) days prior to the consummation of the merger which is scheduled to take place immediately following the Southwest shareholder meeting and the Scanner shareholder meeting. Any option exercise will be contingent upon the consummation of the merger. Any option to buy Scanner common stock that is not exercised prior to the consummation of the merger will terminate on such date. Scanner common stock received upon any valid exercise of Scanner options prior to the effective date of the merger will be converted into the right to receive Southwest securities (common stock and warrants) in the merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (PAGE __)

      The merger is intended to qualify as a tax-free reorganization so that no gain or loss will be recognized by a shareholder of Southwest or Scanner as a result of the merger except with respect to any cash received by such shareholder upon the exercise of his or her dissenters' rights.

      Tax matters are complicated, and the tax consequences of the merger to Southwest and Scanner shareholders will depend upon the facts of each shareholder's situation. Each Southwest and Scanner shareholder is urged to contact his or her own tax advisor to understand fully how the merger will affect him or her, including how any state, local, or foreign tax laws may apply.

SOUTHWEST'S REASONS FOR THE MERGER (PAGE __)

      Southwest's board of directors believes Scanner to be a corporation with a great potential for future growth. After nine years of not operating any business, Southwest believes that the merger will enhance shareholder value significantly.

SCANNER'S REASONS FOR THE MERGER (PAGE __)

      Scanner's board of directors believes that the merger will provide Scanner's shareholders with greater liquidity because Southwest's common stock is quoted on the NASD OTC Bulletin Board which is expected to provide Scanner shareholders with a market in which they might sell their shares subject to compliance with federal and state securities laws. See "Risk Factors Relating to the Merger." Scanner's board of directors also believes that the corporation surviving the merger will have better opportunities to raise additional funds for operations as a publicly-traded company filing reports in compliance with the Securities and Exchange Commission rules.

INTERESTS OF SOUTHWEST'S OFFICERS AND DIRECTORS IN THE MERGER (PAGE __)

      Laurence S. Zipkin, director and president of Southwest, is a director of Equity Securities Investments, Inc. Edward S. Adams, secretary, chief accounting officer and director of Southwest, is the president and chief executive officer of Equity Securities. Equity Securities was engaged by Scanner to assist the company surviving the merger with a private placement transaction immediately subsequent to the merger.

INTERESTS OF SCANNERS OFFICERS AND DIRECTORS IN THE MERGER (PAGE  )

      Elwin M. Beaty, the president, chief executive officer and sole director of Scanner, and his spouse, Elaine E. Beaty, Scanner's corporate secretary, jointly own all the patents and other intellectual property rights used by Scanner in the development, manufacturing and sale of its products. Scanner currently uses these intellectual property rights based on an exclusive license for all patents issued or to be issued. Upon the consummation of the merger of Scanner into Southwest, Scanner will become the owner of all these rights in exchange for a one-time payment to Mr. and Mrs. Beaty of $1 and all expenses incurred for securing and maintaining the intellectual property rights, which expenses equaled $291,883 as of September 30, 2001.

REPRESENTATION, WARRANTIES AND CONDITIONS TO THE MERGER (PAGE __)

      The merger agreement contains various customary representations and warranties made by each of the parties to the agreement. The merger agreement also contains various customary covenants, including covenants that during the period from the date of the merger agreement until completion of the merger, Southwest and Scanner will conduct their businesses in the usual and ordinary course.

TERMINATION OF THE MERGER AGREEMENT (PAGE __)

The merger agreement may be terminated at any time before the effective time of the merger only by:

      - mutual consent duly authorized by the boards of directors of Southwest and Scanner, respectively;

      - either Southwest or Scanner if, without fault of such terminating party, the merger shall not have been consummated on or before April 30, 2002;

      -  either Southwest or Scanner if a court prohibits the merger;

      - either Southwest or Scanner if the shareholders of either party fail to approve the merger; or

      - either Southwest or Scanner if such terminating party is not in material breach of its obligations under the merger agreement and there has been a material non-curable breach by the other party of its representations, warranties or obligations under the merger agreement.

PARTIES CANNOT SOLICIT OTHER OFFERS (PAGE ___)

      Southwest and Scanner have agreed not to encourage, solicit, discuss or negotiate with any other party regarding a merger, sale, business combination or similar transaction involving either party.

MARKET PRICE DATA AND DIVIDEND INFORMATION

      Southwest common stock is quoted on the OTC Bulletin Board under the symbol "SWCC." The closing price for a share of Southwest common stock was $0.30 on September 26, 2001, the last business day on which Southwest common stock was traded prior to the public announcement of the merger, and was $__________ on ____________, 2002, the most recent date for which prices were available prior to the printing of this proxy statement. See Part II, Item 5, Market for the Company's Common Stock, in Southwest's Form 10-KSB for the fiscal year ended December 30, 2000, attached as Annex D to this proxy statement. Shareholders are encouraged to obtain current market quotations.

      As of the record date for the Southwest shareholder meeting, there were 3,150,000 shares of Southwest common stock issued and outstanding, held of record by a total of approximately 846 shareholders. Southwest has never paid cash dividends on its common stock. Future dividends, if any, will be dependent on operations and the Company's cash requirements.

      Scanner common stock is not publicly traded. As of the record date for the Scanner shareholder meeting, there were 7,061,196 shares of Scanner common stock outstanding, held of record by a total of 61 shareholders. Scanner has never paid cash dividends on its common stock.

RISKS OF THE MERGER (PAGE __)

      In considering whether to approve the merger agreement and related matters, you should consider risks of the merger, including, among others, the risk of fluctuations in the market price of Southwest common stock and uncertainties in connection with Scanner's business which will be continued by the surviving corporation. We urge you to read carefully the factors described in "Risk Factors" in making your decision.

COMPARATIVE RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND SCANNER (PAGE __)

      The rights of shareholders of Southwest are governed by New Mexico law and the articles of incorporation and bylaws of Southwest. The rights of the shareholders of Scanner are currently governed by Minnesota law and the articles of incorporation and bylaws of Scanner. If the merger is completed, the rights of Scanner shareholders will be determined by New Mexico law and Southwest's articles of incorporation and bylaws (both of which will be amended and restated in connection with the merger), which differ from

Minnesota law and Scanner's articles of incorporation and bylaws. We urge you to read the section entitled "Comparison of Rights of Shareholders of Southwest and Scanner" in making your decision.

                          SUMMARY FINANCIAL INFORMATION

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

      The following summary unaudited pro forma combined condensed financial information combines the historical balance sheet data and statements of operations data of Southwest and Scanner after giving effect to the merger.
The unaudited pro forma combined condensed balance sheet data at September 30, 2001 gives effect to the merger as if it had occurred at September 30, 2001 and reflects Southwest's and Scanner's balance sheet data at September 30, 2001. The unaudited pro forma combined condensed statements of operations for the twelve months ended December 31, 2000 give effect to the merger as if it had occurred at January 1, 2000. The pro forma adjustments account for the merger as a purchase and are based upon the assumptions set forth in the Notes to the Unaudited Pro Forma Combined Financial Statements on pages _______________.

            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                       SEPTEMBER 30, 2001
Working capital                                           $1,690,913
Total assets                                               2,861,017
Total current liabilities                                    397,661
Stockholders' equity                                       1,389,289

      UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                                                            YEAR ENDED                      NINE MONTHS ENDED
                                                         DECEMBER 31, 2000                  SEPTEMBER 30, 2001
Sales                                                       $6,038,929                        $1,549,130
Cost of goods sold                                           1,856,999                           481,860
                                                            -----------                       -----------
   Gross profit                                              4,181,930                         1,067,270

   EXPENSES
Selling                                                        586,779                           174,725
General and administrative                                   1,166,285                           921,327
Research and Development                                       242,543                           339,627
Legal fees                                                     217,452                           502,762
Depreciation and amortization                                   25,510                            22,392
                                                            -----------                       -----------
   Total Expenses                                            2,238,569                         1,960,833
                                                            -----------                       -----------

   Net Income (Loss) from Operations                         1,943,361                          (893,563)

   OTHER INCOME (EXPENSE)                                      (29,782)                            6,541
                                                            -----------                       -----------
   Net Income (Loss) Before Provision for
   Income Taxes                                              1,913,579                          (887,022)

Provision for Income Taxes                                     635,349                          (233,800)
                                                            -----------                       -----------

Net Income (Loss)                                            1,278,230                          (653,222)
                                                            ===========                       ===========

COMPARATIVE UNAUDITED PER SHARE DATA

      The following table sets forth certain unaudited per share data of Southwest and Scanner on a historical, pro forma combined basis. This table should be read in conjunction with the historical financial statements and pro forma combined condensed financial information and the related notes of Southwest and Scanner on pages ________________. See also "Unaudited Pro Forma Combined Financial Statements." Unaudited pro forma combined and equivalent pro forma per share data reflect the combined results of Southwest and Scanner after giving effect to the merger. In the case of operating data, the comparative per share data reflects net income per share as if the merger had occurred on January 1, 2000 and reflects Southwest's and Scanner's operations for their fiscal years ended Decenber 31, 2000. In the case of book value data, the comparative per share pro forma data reflects book value per share as if the merger had occurred on September 30, 2001.

                                          SCANNER(1)         SOUTHWEST(2)        PRO FORMA(3)
Book value per share
as of September 30, 2001                  $0.2013            $(0.0154)            $0.1389
Net income (loss) per share as
of September 30, 2001                     (0.0913)            (0.0041)            (0.0653)
Net income (loss) per share as
of December 31, 2000                       0.1950              0.0470              0.1278

(1)  Based on 7,061,196 outstanding shares.
(2)  Based on 2,100,000 outstanding shares.
(3)  Based on 10,000,000 outstanding shares.


                           FORWARD-LOOKING INFORMATION

      Certain statements contained in this proxy statement (including information incorporated by reference) and other written and oral statements made from time to time by Southwest and Scanner do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" which provide current expectations or forecasts of future events. Such statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "possible," "project," "should," "will," and similar words or expressions. The forward-looking statements included in this proxy statement for both Southwest and Scanner generally relate to Scanner's growth strategies, financial results, product development and sales efforts. You should carefully consider forward-looking statements and understand that such statements may be affected by inaccurate assumptions and involve a variety of risks and uncertainties, known and unknown, some of which are described below under "Risk Factors." Because of that, we cannot guarantee any forward-looking statement and actual results may differ materially. It is not possible to foresee or identify all factors affecting Southwest's or Scanner's respective forward-looking statements, and investors therefore should not consider any list of factors affecting the forward-looking statements included in this document to be an exhaustive statement of all risks, uncertainties, or potentially inaccurate assumptions. Neither Southwest nor Scanner undertakes any obligation to update any forward-looking statement.

                                  RISK FACTORS

      You should carefully consider the risks described below before voting on the proposals contained in this proxy statement. The risks and uncertainties described below are not, and will not be, the only ones facing the surviving corporation following the merger. If any of the following risks occur, the business, financial condition or results of the surviving corporation could be materially harmed. In that case, the trading price of Southwest's common stock could decline, and you may lose all or part of your investment.

RISK FACTORS RELATING TO THE MERGER

THE VALUE OF SOUTHWEST COMMON STOCK ISSUABLE IN EXCHANGE FOR SCANNER COMMON STOCK MAY VARY BASED ON PRICE FLUCTUATIONS BEYOND THE CONTROL OF SOUTHWEST.

      The value of the Southwest shares that Scanner shareholders receive in the merger will vary based on fluctuations in the price of the common stock of Southwest. It is unlikely that the market value of the shares of Southwest common stock will be the same on the date of the merger as on the date of this proxy statement. In the merger, shares of Scanner common stock will convert into the right to receive __________ share(s) of Southwest common stock and warrants to purchase ___________ shares of Southwest common stock. This exchange ratio is fixed. We will not adjust the exchange ratio in the event of any increase or decrease in the price of Southwest common stock.

      Scanner's business, market determinations of the likelihood that the merger will be consummated, general market and economic conditions and other factors may cause changes in the market prices of the surviving corporation's common stock. We strongly advise Southwest and Scanner shareholders to obtain current market quotes for Southwest common stock before they vote.

THE TRANSFERABILITY OF THE STOCK SCANNER SHAREHOLDERS RECEIVE IN THE MERGER IS RESTRICTED AND THE LIQUIDITY OF SCANNER SHAREHOLDERS MAY NOT INCREASE IN THE FUTURE BECAUSE A MARKET FOR THE STOCK OF THE SURVIVING CORPORATION MAY NOT DEVELOP.

      Scanner shareholders will receive in the merger unregistered common stock of the surviving corporation that may be transferred only upon its registration under federal and applicable state securities laws or an exemption from these laws. Even if, after the expiration of the minimum holding periods, Scanner's shareholders may have the right to sell the Southwest common stock issued in the merger in the open market pursuant to exemptions from the registration requirements under federal and state securities laws, Scanner's shareholders may not be able to actually consummate any such sale. There may not be a market for the common stock of the surviving corporation due to factors such as the business performance and success of the surviving company and its products, but also due to factors outside of the surviving corporation`s control, such as the general market and economic conditions.

UPON CONSUMMATION OF THE MERGER, SCANNER'S SHAREHOLDERS WILL EXPERIENCE IMMEDIATE DILUTION.

      Southwest is currently not operating any business and does not have any material assets or revenues. Therefore, Scanner's shareholders will experience immediate dilution in book value per share and earnings per share upon the consummation of the merger. In addition, Scanner shareholders will experience a dilution of their voting power upon the issuance of shares to Southwest shareholders in connection with the consummation of the merger. If, as intended by the parties, the surviving corporation is able to consummate a private placement of its common stock immediately following the merger, the dilution in earnings per share and voting power, possibly also in book value per share, will further increase for the former Scanner shareholders.

COSTS OF INTEGRATION AND TRANSACTION EXPENSES WILL BE SUBSTANTIAL AND COULD SIGNIFICANTLY EXCEED OUR EXPECTATIONS.

      We will incur transaction, integration and restructuring costs in connection with the merger. We expect these costs to be substantial. Unanticipated additional expenses related to the merger could cause these amounts to increase significantly. Although it is impossible to determine the actual amount of these costs in advance, we currently expect that transaction related costs will be approximately $________. Most of the transaction costs will be capitalized and will not adversely affect Southwest's earnings after the merger.

LOSS OF SCANNER'S KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS BECAUSE THOSE PEOPLE POSSESS UNIQUE KNOWLEDGE ABOUT OUR BUSINESS AND HAVE ESTABLISHED CRITICAL RELATIONSHIPS WITH CUSTOMERS AND OTHER THIRD PARTIES.

      The surviving corporation must retain senior executives and other key employees of Scanner to be successful. Many of those people have developed unique knowledge of Scanner's business during their employment with Scanner. In addition, they have established relationships with Scanner's customers and other third parties that are critical to the success of the surviving corporation. The surviving corporation may not be able to retain key employees before or after the merger. The loss of the services of any key employees or of any significant group of employees of Scanner could seriously harm Scanner and thereby, harm the corporation surviving the merger. During the pre-merger and integration phases, competitors may seek to recruit key employees. Employee uncertainty regarding the effects of the merger could also cause increased turnover. Scanner's employees are generally not bound by employment agreements. If any of Scanner's key employees leave, the surviving corporation may not be able to find suitable replacements.

THE SURVIVING CORPORATION WILL BE EFFECTIVELY CONTROLLED BY ELWIN AND ELAINE BEATY WHICH MAY LIMIT THE OTHER SHAREHOLDERS' ABILITY TO INFLUENCE SHAREHOLDER MATTERS OR TO RECEIVE A PREMIUM FOR THEIR SHARES THROUGH A CHANGE IN CONTROL.

      Elwin Beaty, the current president and chief executive officer of Scanner, his spouse, Elaine Beaty, and their children currently own 5,839,830 shares of Scanner's common stock, or 82.7% of Scanner's currently outstanding common stock. Upon consummation of the merger, they will beneficially own ____ __________ shares, or ________%, of the outstanding shares of common stock of the surviving corporation. As a result, they will effectively control and direct the affairs of the surviving corporation, and have significant influence in the election of directors and approval of significant corporate transactions. The interests of Mr. Beaty and his family may conflict with those of other shareholders. This concentration of ownership may also delay, defer or prevent a change in control of the surviving corporation and some transactions may be more difficult or impossible without the support of these shareholders.

RISKS RELATING TO THE BUSINESS OF SCANNER AND THE SURVIVING CORPORATION


      The surviving corporation will continue to operate Scanner's business and will therefore be affected by any of the following factors that are currently affecting Scanner's business.

THE BUSINESS OF THE SURVIVING CORPORATION IS DEPENDENT ON THE STRENGTH OF THE ELECTRONICS INDUSTRY.

      The electronics industry has experienced a significant downturn in 2000 and 2001 which has negatively affected Scanner's revenues. Recent economic reports indicate that the rate of growth in the U.S. economy in general is slowing which may result in a further decline of the electronics industry. Such a decline would affect the revenues of the surviving corporation negatively.

THE MARKET FOR SCANNER'S PRODUCTS IS HIGHLY COMPETITIVE.

      Scanner's products and services compete with products and services offered by a number of other entities. New competitors may enter the market in the future. The primary competitors include Robotic Vision Systems Inc. and ICOS Vision Systems Corp. N.V. Some of Scanner's existing and potential competitors may have longer operating histories, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than Scanner does. Some of Scanner's competitors may also be able to provide customers with additional benefits at lower overall costs in an effort to increase market share. The surviving corporation cannot be sure that it will be able to match cost reductions by its competitors. These competitors and other companies may form strategic relationships with each other to compete with us. These relationships may take the form of strategic investments, joint-marketing agreements, licenses or other contractual arrangements, which arrangements may increase Scanner's competitors' ability to address customer needs with their product and service offerings. There may be consolidation in the market for the products of the surviving corporation which could lead to increased price competition and other forms of competition that could cause the business of the surviving corporation to suffer. The surviving company will have to raise additional financing in the foreseeable future to fund operations, which may not be available to it on favorable terms, or may not be available at all.

      Immediately following the merger, the surviving corporation will attempt to raise $3,750,000 in a private placement transaction to fund continued operations, research and development. See below, Private Placement Transaction. Assuming the successful consummation of such private placement, the parties do not anticipate at this time the need for additional financing. However, if the transaction is not successful, or if the financial needs of the surviving corporation are greater than anticipated, the surviving corporation may have to attempt to raise additional financing. If the surviving corporation raises additional funds through the issuance of equity or convertible debt securities, it will reduce the percentage ownership of our stockholders. We cannot assure you that additional financing will be available on terms favorable to the surviving corporation, or at all. The terms of securities the surviving corporations will issue in the future may also impose restrictions on its operations. If adequate funds are not available or are not available on acceptable terms, the ability of the surviving corporation to fund its operations, take advantage of unanticipated opportunities, develop or enhance its products and services or otherwise respond to competitive pressures would be significantly limited.

SCANNER MAY LOSE SOME OF ITS PATENTS RELATING TO THE THREE-DIMENSIONAL INSPECTION OF BALL ARRAY DEVICES IN A CURRENTLY PENDING INTELLECTUAL PROPERTY LITIGATION.

      Two of Scanner's patents that are relating to the three-dimensional inspection of ball array devices are at issue in an action pending in the U.S. District court for the Southern District of New York. See below, Legal Proceedings. In the event the other party succeeds in court, Scanner's patents may be declared invalid which may have a material effect on Scanner's business by reducing the marketability of Scanner's products and Scanner's competitiveness.

                            SOUTHWEST SPECIAL MEETING

DATE, TIME AND PLACE OF THE SOUTHWEST SPECIAL MEETING

      The Southwest special meeting will be held at ______ __.m., Central
Time, on ________day, _____________, 2002, at ________________________________.

PURPOSE OF THE SOUTHWEST SPECIAL MEETING

      This proxy statement is being furnished to the Southwest shareholders in connection with the solicitation of proxies on behalf of Southwest's board of directors for use at the Southwest special meeting. The purpose of the Southwest special meeting is to consider and act upon the following proposals:

      1. To consider and vote on a proposal to adopt and approve an Agreement and Plan of Reorganization dated January 16, 2002, between Southwest Capital Corporation and Scanner Technologies Corporation, and the Plan of Merger included therein, including the amendment of the articles of incorporation of Southwest Capital Corporation to increase the number of authorized shares of capital stock and change the name of Southwest Capital Corporation to Scanner Technologies Corporation; and

      2. to transact such other business as may be properly brought before the meeting or any adjournment or postponement of the special meeting.

      Each copy of this proxy statement is accompanied by a form of proxy for use at the Southwest special meeting.

THE BOARD OF DIRECTORS OF SOUTHWEST RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL # 1.

RECORD DATE AND OUTSTANDING SHARES

      The Southwest board of directors has fixed ________________, 2002 as the record date for the determination of the holders of Southwest common stock entitled to receive notice of and to vote at the Southwest special meeting. Only holders of record of Southwest common stock at the close of business on that date are entitled to notice of, and to vote at, the Southwest special meeting. On the Southwest record date, there were 846 holders of record of Southwest common stock and 3,150,000 shares of Southwest common stock issued and outstanding. See "Principal Shareholders of Southwest" for information regarding directors, certain executive officers and persons known to management of Southwest to be the beneficial owners of more than 5% of the outstanding Southwest common stock.

VOTES REQUIRED FOR APPROVAL; EFFECT OF ABSTENTIONS AND NON-VOTES

      The presence at the Southwest special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Southwest common stock will constitute a quorum for the transaction of business. Each share of Southwest common stock entitles the holder thereof to one vote on each matter submitted for shareholder approval.

      Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Southwest common stock. Brokers who hold shares in street name for customers will not have the authority to vote on the merger unless they receive specific instructions from beneficial owners. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to have been voted in favor of the proposal. Abstentions and broker non-votes will have the same effect as a vote against the proposal because the adoption of the proposal requires the affirmative vote of a majority of Southwest's outstanding shares of common stock.

      All executive officers and directors of Southwest who, as of the Southwest record date, were shareholders of Southwest, have indicated their intention to vote their shares of Southwest common stock in favor of the merger. As of the Southwest record date, such persons collectively had the right to vote approximately [1,502,709] shares of Southwest common stock, representing approximately 51% of the outstanding shares of Southwest common stock on such date. See "Principal Shareholders of Southwest."

VOTING AND REVOCATION OF PROXIES

      Shareholders of record on the Southwest record date are entitled to cast their votes, in person or by properly executed proxy, at the Southwest special meeting. All properly executed proxies that are not revoked will be voted at the Southwest special meeting in accordance with the instructions indicated on such proxies. If a holder of Southwest common stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR the merger. A shareholder of Southwest who has executed and returned a proxy may revoke it at any time before it is voted at the Southwest special meeting by (a) executing and returning a proxy bearing a later date or (b) filing a written notice of such revocation with the Secretary of Southwest stating that the proxy is revoked. However, no such revocation will be effective unless and until such notice of revocation has been received by the Secretary of Southwest at or prior to the Southwest special meeting.

      Southwest's board of directors is not aware of any business to be acted upon at the Southwest special meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Southwest special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act thereon according to their best judgment and applicable law unless the proxy indicates otherwise.

      Under the New Mexico Business Corporation Act, holders of Southwest common stock are entitled to dissent from the merger proposal and obtain the fair value of their shares by asserting their dissenters' rights. See "New Mexico Dissenters' Rights Statute" attached as Annex E and "The Agreement and Plan Reorganization and Terms of the Merger - Rights of Dissenting Southwest Shareholders."

SOLICITATION OF PROXIES

      In addition to solicitation by mail, the directors, officers and employees of Southwest may solicit proxies from Southwest shareholders by personal interview, telephone, telegram, facsimile or otherwise. Southwest will bear the costs of the solicitation of proxies from its shareholders, as well as the cost associated with the printing and mailing of this proxy statement for Southwest shareholders. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries who hold Southwest common stock of record for the forwarding of solicitation materials to the beneficial owners thereof. Southwest will reimburse brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

ADJOURNMENT OF THE SOUTHWEST SPECIAL MEETING

      If a quorum is not present at the time the Southwest special meeting is convened, or if for any other reason Southwest's board of directors believes that additional time should be allowed for the solicitation of proxies or for the satisfaction of conditions to the merger agreement, Southwest may adjourn the Southwest special meeting with a vote of the majority of its shareholders present or represented at the meeting.

      The failure to return a proxy or to vote in person will have no effect on the vote on adjournment at the discretion of the Southwest board of directors, except to reduce the total number of votes counted. Brokers who hold shares in street name for customers will not have the authority to vote unless they receive specific instructions from beneficial owners.

                             SCANNER SPECIAL MEETING

DATE, TIME AND PLACE OF THE SCANNER SPECIAL MEETING

      The Scanner special meeting will be held at ______ __.m., Central
Time, on ________day, _____________, 2002, at ________________________________.

PURPOSE OF THE SCANNER SPECIAL MEETING

      This proxy statement is being furnished to the Scanner shareholders in connection with the solicitation of proxies on behalf of Scanner's board of directors for use at the Scanner special meeting. The purpose of the Scanner special meeting is to consider and act upon the following proposals:

      1. To consider and vote on a proposal to adopt and approve an Agreement and Plan of Reorganization dated January 16, 2002, between Southwest Capital Corporation and Scanner Technologies Corporation, and the Plan of Merger included therein, pursuant to which Scanner Technologies Corporation will be merged into Southwest Capital Corporation whose name will be changed to Scanner Technologies Corporation in connection with the merger; and

      2. to transact such other business as may be properly brought before the meeting or any adjournment or postponement of the special meeting.

      Each copy of this proxy statement is accompanied by a form of proxy for use at the Scanner special meeting.

THE BOARD OF DIRECTORS OF SCANNER RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL # 1.

RECORD DATE AND OUTSTANDING SHARES

      The Scanner board of directors has fixed ________________, 2002 as the record date for the determination of the holders of Scanner common stock entitled to receive notice of and to vote at the Scanner special meeting. Only holders of record of Scanner common stock at the close of business on that date are entitled to notice of, and to vote at, the Scanner special meeting. On the Scanner record date, there were 61 holders of record of Scanner common stock and 7,061,196 shares of Scanner common stock issued and outstanding. See "Principal Shareholders of Scanner " for information regarding directors, certain executive officers and persons known to management of Scanner to be the beneficial owners of more than 5% of the outstanding Scanner common stock.

VOTES REQUIRED FOR APPROVAL; EFFECT OF ABSTENTIONS AND NON-VOTES

      The presence at the Scanner special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Scanner common stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Each share of Scanner common stock entitles the holder thereof to one vote on each matter submitted for shareholder approval.

      Approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Scanner common stock entitled to vote at the Scanner special meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions will have the same effect as a vote against the proposal because the adoption of the proposal requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock.

      Elwin Beaty, the current president and chief executive officer of Scanner, his spouse, Elaine Beaty, and their children have indicated that they will vote in favor of the merger. As of the Scanner record date, such persons collectively had the right to vote 5,839,830 shares of Scanner's common stock, representing 82.7% of Scanner's common stock outstanding on such date. See "Principal Shareholders of Scanner."

VOTING AND REVOCATION OF PROXIES

      Shareholders of record on the Scanner record date are entitled to cast their votes, in person or by properly executed proxy, at the Scanner special meeting. All properly executed proxies that are not revoked will be voted at the Scanner special meeting in accordance with the instructions indicated on such proxies. If a holder of Scanner common stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted FOR the merger. A shareholder of Scanner who has executed and returned a proxy may revoke it at any time before it is voted at the Scanner special meeting by (a) executing and returning a proxy bearing a later date or (b) filing a written notice of such revocation with the Secretary of Scanner stating that the proxy is revoked. However, no such revocation will be effective unless and until such notice of revocation has been received by the Secretary of Scanner at or prior to the Scanner special meeting.

      Scanner's board of directors is not aware of any business to be acted upon at the Scanner special meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Scanner special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act thereon according to their best judgment and applicable law unless the proxy indicates otherwise.

      Under the Minnesota Business Corporation Act, holders of Scanner common stock are entitled to dissent from the merger proposal and obtain the fair value of their shares by asserting their dissenters' rights. See "Minnesota Dissenters' Rights Statute" attached as Annex F and "The Agreement and Plan Reorganization and Terms of the Merger - Rights of Dissenting Scanner Shareholders."

SOLICITATION OF PROXIES

      In addition to solicitation by mail, the directors, officers and employees of Scanner may solicit proxies from Scanner shareholders by personal interview, telephone, telegram, facsimile or otherwise. Scanner will bear the costs of the solicitation of proxies from its shareholders, as well as the cost associated with the printing and mailing of this proxy statement for Scanner shareholders. Arrangements will be made with custodians, nominees and fiduciaries who hold Scanner common stock of record for the forwarding of solicitation materials to the beneficial owners thereof. Scanner will reimburse such custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

ADJOURNMENT OF THE SCANNER SPECIAL MEETING

      If a quorum is not present at the time the Scanner special meeting is convened, or if for any other reason Scanner's board of directors believes that additional time should be allowed for the solicitation of proxies or for the satisfaction of conditions to the merger agreement, Scanner may adjourn the Scanner special meeting with a vote of the majority of its shareholders present or represented at the meeting.

      The failure to return a proxy or to vote in person will have no effect on the vote on adjournment at the discretion of the Scanner board of directors, except to reduce the total number of votes counted.

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                                   THE MERGER

BACKGROUND OF THE MERGER

      The terms of the merger agreement are the result of arm's length negotiations between representatives of Southwest and Scanner. The following is a brief discussion of the background of these negotiations, the merger agreement, and related transactions.

      In Spring 2001, Scanner's president, chief executive officer and sole director, Elwin M. Beaty, recognized that softening demand for capital equipment in the semiconductor industry could adversely affect Scanner's business. He began to consider financing options available to Scanner to ensure that Scanner would have the financial resources necessary to continue and, if necessary, expand its research and development activities even if Scanner's revenues decreased as a result of slowness in the semiconductor industry. Mr. Beaty discussed Scanner's financing needs with Paul D. Crawford, a shareholder of Scanner and venture capitalist who had introduced other investors to Scanner from time to time.

      In July, 2001, Mr. Crawford contacted Edward S. Adams of Equity Securities Investments, Inc. to talk about financing opportunities for Scanner. Mr. Crawford initiated this contact of his own accord and without being directed to do so by Mr. Beaty or any other representative of Scanner. Since Equity Securities was not familiar with Scanner and its business operations, Mr. Crawford and Mr. Adams agreed that Mr. Beaty should contact Mr. Adams.

      On July 30, 2001, at Mr. Crawford's suggestion, Mr. Beaty contacted Mr. Adams by phone. Mr. Adams expressed interest in receiving more information on Scanner and its business in order to evaluate whether Equity Securities could assist Scanner in any financing activities. Mr. Beaty agreed to visit Equity Securities to make a short presentation on Scanner.

      On August 13, 2001, Mr. Beaty met with Mr. Adams at Equity Securities' offices to make a presentation on Scanner and its business operations. During the presentation, Laurence S. Zipkin, director of Equity Securities and also president and chief executive officer of Southwest, joined the meeting. In the meeting, Mr. Beaty explained that he wanted to obtain financing for Scanner and achieve some degree of liquidity for himself and the other shareholders of Scanner. In that context, the participants of the meeting discussed the possibility of Scanner merging with and into a reporting company that does not have any ongoing revenue-generating business operations (a so-called "public shell"). Mr. Beaty suggested that Mr. Zipkin present his ideas in a letter as a next step.

      In a letter to Mr. Beaty dated August 24, Equity Securities suggested terms for a business relationship with Scanner under which Equity would provide various services for Scanner in connection with a merger into a public shell and a private placement of equity. Equity introduced Southwest as a potential merger candidate in a telephone conversation on or about September 7, 2001. In order to evaluate the proposal from Equity Securities and consider other alternatives, Mr. Beaty decided to contact other potential candidates for such a merger without the help of Equity Securities.

      In late August and early September of 2001, Mr. Beaty and Mr. Crawford exchanged information regarding a public shell for which Mr. Crawford serves as director and chief executive officer. During the same time period, Mr. Beaty communicated with the directors of a Utah corporation that had ceased its business operations in November 2000 and was trying to identify a suitable operating company for a merger transaction. Both merger candidates made detailed written proposals to Mr. Beaty regarding the terms for a possible transaction. Mr. Beaty concluded that neither of these proposals was as favorable to Scanner and the Scanner shareholders as the proposal from Equity Securities. He declined further discussions with Mr. Crawford's public shell and the Utah corporation.

      Negotiations with Equity Securities and Southwest continued and resulted in a letter of intent from Southwest to Scanner dated September 26, 2001. The terms set out in such letter were the result of arms-length negotiations between Southwest and Scanner. Mr. Beaty accepted Southwest's terms by signing the letter of intent on September 27.

      Also on September 27, 2001, Scanner entered into an agreement with Equity Securities pursuant to which Equity Securities will use its best efforts on behalf of the company surviving the merger of Scanner with and into Southwest to raise money in a private placement transaction following the merger. See below "Private Placement Transaction" for details on such private placement transaction.

SOUTHWEST'S REASONS FOR THE MERGER

      After ceasing operations in 1992, Southwest's management has actively solicited and pursued several investment possibilities in the form of acquisitions of privately held businesses in order to increase shareholder value. The last company under consideration prior to Scanner had been Berthel Fisher & Company. Southwest had intended to merge with that company based on a merger agreement from November 2, 2000. The merger, however, was not consummated.

      The Southwest board of directors unanimously decided that the merger of Scanner with and into Southwest would be in the best interest of Southwest and its shareholders. In making its decision, the Southwest board considered:
   -  The past performance of Scanner,
   - Scanner's current business performance, its earnings, operations, financial condition, and competitive condition;
   -  Scanner's future business prospects;
   - The relationship between the market value of Southwest common stock and Southwest warrants to be issued in exchange for each share of Scanner common stock; and
   - The terms and conditions of the merger agreement, including the parties' respective representations, warranties, and covenants, and the conditions to their respective obligations.

      The Southwest board also considered as a negative factor relating to the merger the dilution to Southwest shareholders resulting from the issuance of Scanner common stock in connection with the merger. The Southwest board, however, believed that this risk was far outweighed by the potential benefits to the Southwest shareholders from having an equity interest in an operating company for the first time in more than nine years.

      When considering the merger of Scanner with and into Southwest, the Southwest board decided not to ask an independent advisor for an opinion on whether the consideration to be issued to Scanner shareholders in the merger is fair, from a financial point of view, to Southwest shareholders. In making this decision, the Southwest board considered the following:
   - The merger provides Southwest shareholders with an equity interest in an operating company with the potential for future growth as compared to the current equity interest in a publicly-traded shell whose only value derives from its potential as a merger candidate for an operating company.
   - Southwest has investigated and analyzed potential acquisition candidates for more than nine years, and has gained substantial experience regarding the range of opportunities available to it.
   - Southwest's directors and executive officers could draw on their extensive professional experience in the investment business when evaluating the terms of the merger.
   - Southwest would incur a substantial fee to obtain a fairness opinion and does not have the resources to pay such fee.

      The Southwest board did not consider it practical to, and did not attempt to, quantify or otherwise assign relative weigh to the specific factors considered in approving the merger agreement. The Southwest board viewed its position and recommendations as being based upon the totality of the information and factors presented to and considered by it. In addition, the individual members of the Southwest board may have given different weight to different information and factors.

      BASED UPON ITS CONSIDERATION OF THE FOREGOING MATTERS AND OTHER ADVICE AND INFORMATION DEEMED RELEVANT, THE SOUTHWEST BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SOUTHWEST SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

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

SCANNER'S REASONS FOR THE MERGER

      In approving the merger agreement, the merger and the transactions related to the merger, the Scanner board of directors considered the following:

   - The merger may facilitate future additional financings by allowing the surviving corporation to offer potential investors equity interests in a company with publicly-traded stock. In connection with the proposed merger, Equity Securities has agreed to act as agent for the surviving corporation to raise up to $3,750,000 in a private placement.
   - The merger will provide existing shareholders with increased liquidity subject to compliance with Rule 144 under the Securities Act of 1933.

      Mr. Beaty as sole director of Scanner was able to compare the terms negotiated at arms-length with Southwest with the terms suggested by the other merger candidates he had solicited. He also identified and considered the following negative factors regarding the merger:
   - The risk that the potential benefits sought in the merger might not be fully realized, if at all;
   - The risk that Equity Securities may not be successful in raising the funds proposed for the private placement after the merger;
   - The possibility that the significant time and expense which Scanner devoted to the merger would be lost in the event the merger is not completed; and
   - The dilution to Scanner shareholders as a result of the percentage of the surviving corporation which will be owned by Southwest shareholders.

      Mr. Beaty as the sole member of Scanner's board of directors decided that, overall, the potential benefits of the merger outweigh the risks involved. When making that decision, Mr. Beaty also considered the fact that he himself and the members of his immediate family hold about 82.7% of the issued and outstanding Scanner common Stock and would bear the brunt of an economically unsuccessful merger.


                            THE AGREEMENT AND PLAN OF
                     REORGANIZATION AND TERMS OF THE MERGER

      The description of the merger agreement contained in this proxy statement does not purport to be complete and is qualified in its entirety by, and made subject to, the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated herein by reference. Shareholders are urged to read the merger agreement in its entirety.

REVERSE STOCK SPLIT OF SOUTHWEST COMMON STOCK PRIOR TO THE MERGER

      Prior to the merger, Southwest will effect a reverse stock split in which each _________ shares of Southwest common stock issued and outstanding will be converted into _________ shares of Southwest common stock. Any fractional shares will be rounded up to the next whole number of shares of Southwest common stock.

EFFECT OF MERGER ON SOUTHWEST COMMON STOCK

      The shares of Southwest common stock issued and outstanding in the reverse stock split will remain unaffected by the merger.

CONVERSION OF SCANNER COMMON STOCK IN THE MERGER

      At the effective time of the merger, each share of Scanner common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive a certain number of shares of Southwest common stock and a warrant to purchase a certain number of shares of Southwest common stock. The exact amount of Southwest securities that each Scanner shareholder will receive in the merger is calculated by multiplying the amount of Scanner common stock owned by such Scanner shareholder on the day the merger is consummated by a specific conversion ratio. The conversion ratio used to calculate the amount of Southwest common stock is equivalent to the quotient of 8,000,000 divided by the total amount of

Scanner common stock outstanding on the day the merger is consummated. The conversion ratio to calculate the amount of Southwest warrants is equivalent to the quotient of 2,000,000 divided by the total amount of Scanner common stock outstanding on the day the merger is consummated. Southwest will not issue any fractional shares, but will round up fractional shares of Southwest Common Stock to the next whole share. Any warrant to purchase a fractional share of Southwest Common Stock shall be issued so as to give the right to purchase the next whole share of Southwest Common Stock.

AMENDMENT OF ARTICLES OF INCORPORATION

      By approving the merger and contingent upon the consummation of the merger, Southwest shareholders simultaneously approve an amendment of the Southwest articles of incorporation to (i) increase the authorized number of shares of stock from 10,000,000 shares of common stock and 3,000,000 shares of preferred stock to 100,000,000 shares, consisting of 50,000,000 shares of common stock and 50,000,000 shares of preferred stock and (ii) change Southwest's corporate name to Scanner Technologies Corporation. The increase in the number of authorized shares of common stock and preferred stock will give the Southwest board of directors flexibility to declare stock dividends or stock splits at such times as the board may deem appropriate; to make acquisitions by using stock; to adopt employee benefit plans; to raise equity capital; or to use the additional shares for other general corporate purposes. The board has not authorized the issuance of any additional shares, but the parties intend to raise additional capital following the consummation of the merger by selling up to 1.5 million shares of common stock. See below, "Private Placement Transaction."

      The establishment of a class of preferred stock will permit the board of directors to establish one or more series of preferred stock, and to fix and determine the variations in the relative rights and preferences of each such series. These shares will be available for issuance by the board at such times and for such purposes as the board may deem advisable without further action by the shareholders, except as may be required by law or regulatory authorities.

      In the event of a proposed merger, tender offer or other attempt to gain control of Southwest of which the board does not approve, the articles of incorporation will permit the board to authorize the issuance of a series of preferred stock with rights and preferences which could impede the completion of such a transaction. The board will have the authority, for example, to adopt a shareholder rights plan or "poison pill" without additional shareholder approval. The board has the authority to issue shares to purchasers who would support the board in opposing a hostile takeover bid. The board does not intend to issue any shares except on terms which the board deems to be in the best interests of Southwest and its then existing shareholders.

      Southwest shareholders have no preemptive rights with respect to Southwest stock issued in the merger. If the merger proposal is adopted, the additional authorized shares will be available for issuance from time to time at the discretion of the board of directors without further action by the shareholders, except where shareholder approval is required by law or regulatory authorities or to obtain favorable tax treatment for certain employee benefit plans.

TREATMENT OF STOCK OPTIONS

      Each outstanding option to purchase Scanner common stock becomes immediately exercisable ten (10) days prior to the consummation of the merger. The parties intend to consummate the merger immediately following the approval of the merger by the shareholders of both companies on ________________. Therefore, each outstanding option to purchase Scanner common stock will become immediately exercisable on ______________. Any option exercise will be contingent upon the consummation of the merger. In the event the merger is not consummated due to lack of shareholder approval or any other event, the option exercise is automatically rescinded and the option will be deemed to remain outstanding with the same terms and conditions as prior to its attempted exercise. Each option to purchase shares of Scanner common stock that is not exercised prior to the effective time of the merger will be terminated on such effective date.

REPRESENTATIONS AND WARRANTIES

      The merger agreement contains various representations and warranties made by Southwest and Scanner, including representations and warranties relating to:

-  due organization, valid existence and good standing;

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

-  authority to execute and deliver the merger agreement;

-  capital structure;

-  financial statements;

-  the absence of material undisclosed liabilities;

- the absence of the need for certain governmental filings in order to complete the merger;

-  compliance with laws;

- the absence of material claims and litigation except as otherwise indicated;

-  the absence of certain material events since June 30, 2001;

-  officers, directors and employees;

-  filing of tax returns and payment of taxes;

-  material contracts;

-  existence of ownership of or rights to use its intellectual property;

- employee benefit plans and certain matters relating to the Employee Retirement Income Security Act of 1974, as amended;

-  minute books; and

-  finders' fees.


      The merger agreement also contains representations by Southwest as to the compliance of this proxy statement with applicable laws except with respect to information relating to Scanner.

CERTAIN COVENANTS

      Southwest and Scanner have undertaken certain covenants in the merger agreement, including:

- INTERIM CONDUCT OF BUSINESS. From January 15, 2002 until the merger becomes effective, both parties have agreed to conduct their businesses in the ordinary course and consistent with past practice. Southwest and Scanner have also agreed to certain specific restrictions during this period which are subject to the exceptions described in the merger agreement. These include restrictions on:

      -  amending organizational documents;

      - issuing, granting or selling certain amounts of equity securities or splitting, combining or reclassifying stock or declaring dividends (with the exception of the reverse stock split Southwest will effect prior to the merger to reduce the amount of issued and outstanding Southwest common stock to a total of about 2,000,000 shares);

      -  acquiring other organizations;

      - defaulting on obligations under any material debt, contract or commitment;

      - entering into or proposing to enter into or modifying or proposing to modify any agreement, arrangement or understanding with respect to any of the foregoing matters; or

      - conducting business other than in the ordinary course on an arm's length basis and in accordance with all applicable laws, past custom and practice.

- NO SOLICITATION. Both parties have agreed that their officers, directors, employees, representatives, agents or affiliates will not solicit, knowingly encourage, initiate or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any other party concerning any proposed alternative transaction or otherwise knowingly facilitate any effort or attempt to make or implement an alternative transaction. An alternative transaction means:

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

      - any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving the capital stock of Southwest or Scanner;

      - any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Southwest or Scanner or their respective affiliates acquires shares (or securities exercisable or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Southwest or Scanner; or

      - any sale, lease exchange, licensing, transfer or other disposition pursuant to which a third party acquires control of more than 50% of the assets (including but not limited to intellectual property assets) of Southwest or Scanner, respectively, in a single transaction or series of related transactions.

- ACCESS AND INFORMATION. Each of Southwest and Scanner have agreed to allow the other party's accountants, officers, directors, employees, counsel and other representatives reasonable access, during normal business hours, to all of its properties, books, contracts, commitments and records, subject to customary confidentiality provisions.

- APPROVAL OF SHAREHOLDERS. Southwest and Scanner have agreed to use their reasonable best efforts to obtain the approval of their shareholders to the merger and the transactions contemplated by the merger agreement.

- INDEMNIFICATION OF DIRECTORS AND OFFICERS. Southwest, as the surviving corporation, will indemnify Southwest's and Scanner's present and former officers and directors against matters occurring before the merger became effective. This obligation lasts for a period of six years.

INTERESTS OF SOUTHWEST'S OFFICERS AND DIRECTORS IN THE MERGER

      Laurence S. Zipkin, president and director of Southwest, is a director of Equity Securities. Edward S. Adams, corporate secretary, chief accounting officer and director of Southwest, is the president and chief executive officer of Equity Securities. Scanner has engaged Equity Securities as financial advisor regarding a private placement transaction that shall be implemented by the company surviving the merger immediately subsequent to the consummation of the merger. In addition to the retainer fee Equity Securities received from Scanner, Equity Securities will be compensated for its efforts based on a percentage of the proceeds of the private placement transaction. Due to his involvement with Equity Securities, Messrs. Zipkin's and Adams' interests in the consummation of the merger of Scanner into Southwest may differ from the interests of other Southwest shareholders.

INTERESTS OF SCANNER'S OFFICERS AND DIRECTORS IN THE MERGER

      Elwin M. Beaty, the president, chief executive officer and sole director of Scanner, and his spouse, Elaine E. Beaty, Scanner's corporate secretary, jointly own all the patents used by Scanner in the development and manufacturing of its products. Scanner currently holds an exclusive license for all patents issued or to be issued to, and other intellectual property rights owned by, Mr. and Mrs. Beaty. Upon the consummation of the merger of Scanner into Southwest, Scanner will become the owner of all patents upon payment of $1 plus the reimbursement of all costs and expenses incurred by Mr. and Mrs. Beaty for acquiring and maintaining the intellectual property rights.

CONDITIONS TO COMPLETION OF THE MERGER

      The obligations of Southwest to effect the merger are subject to the satisfaction at or prior to the merger of certain conditions, including:

- the absence of any legal prohibition preventing completion of the merger;

- the approval of the merger proposal by Southwest and by Scanner shareholders;

- Scanner's representations and warranties being accurate as of the closing date in all material respects; and

- Scanner having performed in all material respects its material covenants under the merger agreement.

      The obligations of Scanner to effect the merger are subject to the satisfaction at or prior to the merger of certain conditions, including:

- the absence of any legal prohibition preventing completion of the merger;

- the approval of the merger proposal by Southwest and Scanner shareholders ;

- Southwest's representations and warranties being accurate as of the closing date in all material respects;

- Southwest having performed in all material respects its material covenants under the merger agreement; and

- the holders of no more than 5% of the outstanding Southwest stock and of no more than 5% of the outstanding Scanner stock having exercised their dissenters' rights.

AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT; EFFECTS OF TERMINATION

      The merger agreement may be terminated at any time prior to the effective time of the merger:

- by mutual consent of the board of directors of Southwest and the board of directors of Scanner;

- by either Southwest or Scanner if, without fault of such terminating party, the merger shall not have been completed on or before April 30, 2002;

- by either Southwest or Scanner if a court or administrative, governmental or regulatory authority enjoins or otherwise prohibits the merger;

- by either Southwest or Scanner if the requisite vote of the shareholders for approval and adoption of the merger is not obtained by one or both parties; provided that the right to terminate under this section will not be available to any party whose failure to perform any material obligation under the merger agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of shareholders; or

- by either Southwest or Scanner if the terminating party is not in material breach of its obligations under the merger agreement and there has been a material breach by the other party of any of its representations, warranties or obligations under the merger agreement, unless the breaching party's breach is curable through the exercise of its reasonable best efforts and a cure is reasonably likely to be completed before April 30, 2002.


RESTRICTIONS ON RESALE OF SOUTHWEST COMMON STOCK AND WARRANTS

      The Southwest common stock and warrants to purchase Southwest common stock issuable to Scanner shareholders in the merger have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Certificates evidencing such Southwest common stock and warrants will bear a restrictive legend, indicating that neither the common stock nor the warrants nor common stock issued upon the exercise of the warrants may be resold unless the stock is registered or an exemption from registration is available.

PRIVATE PLACEMENT TRANSACTION

      On September 26, 2001, Scanner and Equity Securities entered into an agreement pursuant to which Equity Securities will use its best efforts to raise $3,750,000 in a private placement following the merger of Scanner into Southwest. As compensation for its efforts in connection with the private placement, Equity Securities received an initial retention payment in the amount of $25,000. If the surviving company completes the private placement, Equity Securities will receive 10% of the gross proceeds received by the surviving company in the private placement, plus a 3% unaccountable expense allowance and a five-year warrant to purchase 10% of the equity stake sold to investor(s), at a price per share equal to 120% of the price at which shares are offered in the private placement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a general summary of certain material United States federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, judicial precedent relating thereto, and current rulings and administrative practice of the Internal Revenue Service in each case as in effect as of the date of this proxy statement and all of which are subject to change at any time, possibly with retroactive effect. This discussion does not take into account the fact and circumstances of any particular shareholder of Southwest or Scanner, and assumes that any stock is held as a "capital asset" (i.e., property held for investment) within the meaning of Section 1221 of the Code at the effective time of the merger. Neither Southwest nor Scanner has sought a ruling from the IRS with respect to the income tax consequences of the merger and related transactions, and there can be no assurance that the IRS will not take a different view of the transaction.

      SOUTHWEST AND SCANNER SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

      TAX CONSEQUENCES OF THE MERGER. The merger is intended to qualify as a reorganization under Section 368(a) of the Code so that no gain or loss will be recognized by a shareholder as a result of the merger except with respect to any cash received by the shareholder pursuant to the exercise of dissenters' rights.

      Scanner shareholders will receive stock in the surviving corporation and warrants to purchase stock of the surviving corporation in exchange for Scanner shares pursuant to the merger. Scanner shareholders will realize gain or loss equal to the excess of the fair market value of the securities received by the shareholder in the merger over the shareholder's basis in his or her Scanner stock. Any loss will not be recognized and any gain will be recognized only to the extent of any cash received. As to each shareholder, the recognized portion of the realized gain will be treated as capital gain or, if the exchange has the effect of the distribution of a dividend under the tests set forth in Sections 356 and 302 of the Code, then as a taxable dividend to the extent of the shareholder's ratable share of Scanner's accumulated earnings and profits, with the remainder of the gain, if any, first treated as a non-taxable recovery of basis of the shareholder in his/her stock, and then as capital gain. In applying the dividend tests under
Section 302 of the Code to a particular shareholder, Scanner stock that is held by a person related to the shareholder may be deemed to be constructively owned by the shareholder, in accordance with the rules under
Section 318 of the Code. If, at the effective time of the merger, the shares then exchanged have been held by a participant shareholder for more than one year, capital gain or loss recognized by the shareholder of the effective time of the merger will be long-term capital gain or loss. Under current law, long-term capital gains of individuals are taxed at a maximum rate of 20%. Gain of individuals which is not long-term capital gain will be taxed at ordinary income rates.

      CHARACTERIZATION OF CASH RECEIVED. Under Section 302, a redemption will be treated as a sale or exchange of stock (and not as a dividend) if it is a "complete redemption" of a shareholder's interest, if it is "substantially disproportionate" with respect to a shareholder, or if it is "not essentially equivalent to a dividend." In determining whether a reorganization exchange has the effect of the distribution of a dividend, the application of Section 302 of the Code is determined as if the gain is recognized as a result of a deemed post-reorganization redemption of the acquiring corporation's stock. Thus, for this purpose, each Scanner shareholder will be treated as having received solely Southwest stock for the shareholder's Scanner stock, a portion of which Southwest stock will then be treated as redeemed by Southwest for an amount equal in value to the cash that the shareholder actually received. The determination as to whether an exchange has the effect of the distribution of a dividend is made on a shareholder-by-shareholder basis. A distribution will be "substantially disproportionate" with respect to a particular shareholder (thus qualifying for sale or exchange treatment) if that shareholder's actual and constructive percentage interest in Southwest after his or her shares are treated as redeemed is: (i) less than 80% of that shareholder's actual and constructive percentage interest in Southwest immediately prior to the redemption; (ii) less than 80% of that shareholder's actual and constructive ownership of the Southwest' common stock (whether voting or nonvoting) immediately prior to the redemption; and,
(iii) after the redemption, the shareholder owns, actually and constructively, less than 50% of the total combined voting power of all Southwest stock entitled to vote. Even if a shareholder fails to meet the "substantially disproportionate" test described above, an exemption from dividend treatment may nevertheless be available depending upon the individual shareholder's particular facts and circumstances under the "not essentially equivalent to a dividend" test.

      BASIS AND HOLDING PERIOD OF COMMON STOCK RECEIVED IN THE MERGER. The aggregate basis of the securities in the surviving corporation to be received by a Scanner shareholder will be the same as the aggregate basis of the Scanner stock, surrendered in exchange therefor, decreased by the amount of cash received and increased by the amount of gain recognized on the exchange (excluding any portion of the gain that was treated as a dividend and taxed as ordinary income). The holding period of the securities in the surviving corporation to be received by a Scanner shareholder will include the holding period of the stock surrendered in exchange therefor.

      CASH UPON EXERCISE OF DISSENTERS' RIGHTS. A shareholder who received cash upon exercise of his or her dissenters' rights will generally be obligated to report capital gain or loss equal to the difference between the cash received and the shareholder's basis in his or her Scanner stock. The gain or loss will be long-term if the Scanner stock has been held for more than one year at the Effective Date.

      BACKUP WITHHOLDING. Under the Code, a payment to a Scanner shareholder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to the amount of cash, if any, received pursuant to the merger, unless the shareholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holder's federal income tax liability, provided the required information is furnished to the IRS.

      LIMITATIONS ON DISCUSSION. The discussion of certain U.S. federal income tax consequences presented above is based on the accuracy of the representations in the merger agreement. Neither Southwest nor Scanner has requested or will request a ruling from the IRS with regard to any of the U.S. federal income tax consequences of the merger.

      A successful IRS challenge to the status of the merger as a tax-free reorganization would likely result in Scanner being treated as if it had sold all of its assets to Southwest in a taxable transaction, followed by the liquidation of Scanner in which the Scanner shareholders receive the sale proceeds (cash and Southwest stock) in consideration for the taxable sale of their Scanner stock. In such event, each Scanner shareholder would be required to recognize all of his or her realized gain or loss with respect to the disposition of each of his or her shares of Scanner stock equal to the difference between the basis of his or her Scanner stock and the fair market value of the securities received in the merger. Further, in such event, Scanner would be subject to tax on the deemed sale of its assets to Southwest, with gain or loss for this purpose measured by the difference between Scanner's basis in its assets and the fair market value of the consideration deemed received (the cash and Southwest stock). Such gain or loss would be reported on its final tax return, subject to the effect of any tax carryovers and the effect of its other income or loss for such period, and Southwest would become liable for any such tax liability by virtue of the merger.

ACCOUNTING TREATMENT

      The merger and other transactions will be accounted for by using the purchase method of accounting in accordance with generally accepted accounting principles. These transactions result, for financial accounting purposes, in the acquisition of Southwest by Scanner. Accordingly, the assets and liabilities of Southwest will be adjusted to fair value for financial accounting purposes and the results of operations of Southwest will be included in the results of operations of Scanner for periods after the effective time of the merger. Any excess of cost over the fair value of the net tangible assets of Southwest acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under generally accepted accounting principles. These allocations will be made based upon valuations and other studies that have not yet been finalized.

RIGHTS OF DISSENTING SOUTHWEST SHAREHOLDERS

      Under the New Mexico law regarding rights of dissenting shareholders, Southwest shareholders who do not vote their Southwest shares in favor of the merger may, under certain conditions, become entitled to be paid cash for their Southwest shares. Holders of options or warrants to purchase Southwest stock will not be entitled to such dissenters' rights in connection with the merger by virtue of holding the options or warrants.

      Under the merger agreement, it is a condition to Scanner's obligations to complete the merger that holders of no more than 5% of the outstanding shares of Southwest common stock have asserted dissenting shareholders' rights.

      When the merger becomes effective, shareholders of Southwest who do not vote in favor of the merger and who have complied with the procedures prescribed in Section 53-15-4 of the New Mexico Business Corporation Act will be entitled to receive payment for the "fair value" of their shares and to require Southwest to purchase the shareholder's shares for cash at that fair value. For this purpose, "fair value" is determined as of the day before the date of the Southwest special meeting of shareholders, excluding any appreciation or depreciation in anticipation of the merger.

      The following is a brief summary of the statutory procedures that a shareholder of Southwest must follow in order to dissent from the merger and receive payment for his or her shares under the New Mexico Business Corporation Act. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 53-15-3 AND 53-15-4, THE TEXT OF WHICH IS INCLUDED AS ANNEX E TO THIS PROXY STATEMENT. ANY SOUTHWEST SHAREHOLDER CONSIDERING EXERCISING DISSENTERS' RIGHTS IS ADVISED TO CONSULT LEGAL COUNSEL.

      To exercise dissenters' rights under New Mexico law, a Southwest shareholder must file with Southwest, prior to or at the special meeting, a written objection to the merger and must not vote in favor of the merger. A written exercise of dissenters' rights must reasonably inform Southwest of the identity of the shareholder of record exercising the rights and that the shareholder intends to exercise such rights as to the shareholder's shares. A written exercise should be executed by or for the Southwest shareholder of record, fully and correctly, as that shareholder's name appears on the shareholder's stock certificate. If Southwest common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the written exercise must be executed by the fiduciary. If Southwest common stock is owned of record by more than one person, as in joint tenancy or tenancy in common, the written exercise must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the written exercise for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in submitting the exercise of dissenters' rights, he or she is acting as agent for the record owner.

      If the merger is approved by Southwest's shareholders, then within 10 days after the date of such approval, a dissenting shareholder shall make a written demand on Southwest for payment of the fair value of his or her shares. Within 10 days after the merger becomes effective, Southwest will give written notice of such effectiveness to each shareholder of Southwest who dissented from the merger and shall make a written offer to such shareholder to pay for the shareholder's shares at a specified price deemed by Southwest to be the fair value of the shares. The notice and offer mailed by Southwest to dissenting shareholders will be accompanied by a balance sheet of Southwest not more than 12 months old and a profit and loss statement of Southwest for the 12 months ending on the date of the balance sheet. Within 20 days after demanding payment for his or her shares, the shareholder shall submit the stock certificates representing the shares to Southwest for notation thereon that such a demand for payment has been made. Failure to submit the stock certificate for the notation may, at Southwest's option, terminate the shareholder's dissenters' rights, unless a court of competent jurisdiction, for good and sufficient cause showed, otherwise directs.

      Written demands, notices or other communications concerning the exercise of dissenters' rights should be addressed to:

      Southwest Capital Corporation
      701 Xenia Avenue South
      Suite 130
      Golden Valley, Minnesota 55416
      Attn:  Laurence S. Zipkin, President

      Under New Mexico law, a dissenting shareholder may not withdraw his or her demand for payment of the fair value of the shareholder's dissenting shares in cash unless Southwest consents.

      If, within 30 days after the merger becomes effective, the shareholder and Southwest agree upon the price to be paid to purchase the shares, then, within 90 days after the effective date of the merger and upon surrender by the dissenting shareholder of the stock certificates representing his or her shares, Southwest shall make payment of the agreed price to the dissenting shareholder.

      If Southwest and the shareholder fail to agree upon the fair value of the shares within such 30 day period, then Southwest shall, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the effective date of the merger, file a petition in any court of competent jurisdiction in Bernalillo County, New Mexico, for determination of the fair value of the shares. If Southwest fails to institute such proceeding, any dissenting shareholder may do so in Southwest's name.

      The court may appoint one or more appraisers to determine the fair value of the shares. Upon determination of the fair value, and upon surrender to Southwest of the stock certificates representing the shares, Southwest must pay the dissenting shareholder the fair value of the shares, as determined by the court, plus interest from the date of the Southwest special meeting to the date of payment at such rate as the court may find to be fair and equitable.

      The costs of any such proceeding will be assessed against Southwest; however, all or any part of such costs may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom Southwest made an offer to pay for the shares if the court finds that the action of the shareholders in failing to accept Southwest's offer was arbitrary or vexatious or not in good faith.

      THE PROCESS OF DISSENTING FROM THE MERGER REQUIRES STRICT COMPLIANCE WITH TECHNICAL REQUIREMENTS. SOUTHWEST SHAREHOLDERS WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE WITH SECTIONS 53-15-3 AND 53-15-4 OF THE NEW MEXICO BUSINESS CORPORATION ACT. ANY SHAREHOLDER WHO FAILS TO COMPLY WITH THE REQUIREMENTS OF SUCH SECTIONS, ATTACHED AS ANNEX E TO THIS PROXY STATEMENT, WILL FORFEIT HIS OR HER RIGHTS TO DISSENT FROM THE MERGER.

RIGHTS OF DISSENTING SCANNER SHAREHOLDERS

      Under the Minnesota law regarding rights of dissenting shareholders, Scanner shareholders are entitled to dissenters' rights and to receive payment in cash for the "fair value" of their shares. Holders of options or warrants to purchase Scanner stock will not be entitled to dissenters' rights in connection with the merger by virtue of holding the options or warrants.

      Under the merger agreement, it is a condition to Southwest's obligations to complete the merger that holders of no more than 5% of the outstanding shares of Southwest common stock have asserted dissenting shareholders' rights.

      The following is a brief summary of the statutory procedures that a shareholder of Scanner must follow in order to dissent from the merger and receive payment for his or her shares under the Minnesota Business
Corporation Act. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 302A.471 AND 302A.473, THE TEXT OF WHICH IS INCLUDED AS ANNEX F TO THIS PROXY STATEMENT. ANY SCANNER SHAREHOLDER CONSIDERING EXERCISING DISSENTERS' RIGHTS IS ADVISED TO CONSULT LEGAL COUNSEL.

      In order to assert dissenters' rights under Minnesota law, a Scanner shareholder must notify Scanner in writing, before the vote on the merger, of his or her intent to demand the fair value of the shares owned by the shareholder and must not vote in favor of the merger.

      After the merger is approved by Scanner's shareholders, Scanner must send to all shareholders who have filed an intent to demand the fair value of their shares a notice containing (i) the address to which a demand for payment must be sent and the date by which it must be received, (ii) a form to be used to demand payment and (iii) a copy of Sections 302A.471 and 302A.473 and a brief description of the procedures to be followed under those sections. In order to receive the fair value of their shares, dissenting shareholders must demand payment and deposit their shares with Scanner within 30 days after the date of such notice.

      After the merger becomes effective or after Scanner receives a valid demand for payment, whichever is later, it will remit to each dissenting shareholder the amount Scanner deems to be the fair value of the shares plus interest, certain financial information, a description of the method used in determining fair value, copies of the applicable provisions of Minnesota Statutes and a description of the procedures to be followed in demanding supplemental payment. If Scanner fails to remit payment within 60 days of the deposit of certificates by a dissenting shareholder, it must return all deposited certificates; however, Scanner may, at a later time, give notice and require deposit as described above.

      If a dissenting shareholder believes that the amount remitted by Scanner is less than the fair value of the shares plus interest, the dissenter may give written notice to Scanner of his or her own estimate of the fair value, plus interest, within 30 days after Scanner mails the remittance, and demand payment of the difference. In that event, Scanner must, within 60 days of receiving the demand, either pay the amount the dissenter has demanded or file in court a petition requesting that the court determine the fair value. The fair value determined by the court is binding on all shareholders.

      Written notice by a Scanner shareholder of intention to demand the fair value of the shareholder's shares should be addressed to:

      Scanner Technologies Corporation
      14505 21st Ave N., #220
      Minneapolis, MN 55447
      Attn:  Elwin Beaty, President

      THE PROCESS OF DISSENTING FROM THE MERGER REQUIRES STRICT COMPLIANCE WITH TECHNICAL REQUIREMENTS. SCANNER SHAREHOLDERS WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE WITH SECTIONS 302A.471 AND 302A.473 OF THE MINNESOTA BUSINESS CORPORATION ACT. ANY SHAREHOLDER WHO FAILS TO COMPLY WITH THE REQUIREMENTS OF SUCH SECTIONS, ATTACHED AS ANNEX F TO THIS PROXY STATEMENT, WILL FORFEIT HIS, HER OR ITS RIGHTS TO DISSENT FROM THE MERGER.

       COMPARISON OF RIGHTS OF SHAREHOLDERS OF SOUTHWEST AND SCANNER

      After the merger, the shareholders of Scanner will become shareholders of Southwest. In connection with approving the merger, the shareholders of Southwest are asked to approve certain amendments to the articles of incorporation and bylaws of Southwest. This section summarizes the material differences between the rights of the holders of Scanner's common stock and Southwest's common stock. This summary is qualified by reference to the charter documents and other instruments of Scanner and Southwest that create the rights of their shareholders.

      Certain provisions of the articles and the bylaws of the surviving corporation may have the effect of delaying, deferring or preventing a change in control of Southwest without further action by the shareholders, may discourage bids for Southwest common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

      SOUTHWEST

      As of the record date, Southwest is authorized to issue up to 10,000,000 shares of common stock, of which 3,150,000 shares are outstanding and held of record by 846 shareholders, and 3,000,000 shares of preferred stock, none of which are outstanding. After the reverse stock split which Southwest will effect before the merger, Southwest will be authorized to issue up to 6,349,206 shares of common stock, of which 2,000,000 shares will be outstanding and held of record by 846 shareholders. The outstanding shares of Southwest common stock are, and the shares of the surviving corporation to be issued in the merger will be, when issued and delivered in accordance with the merger agreement, validly issued, fully paid and nonassessable. Additional shares of common stock may be issued by Southwest from time to time. The board of directors of Southwest is authorized to issue additional shares of Southwest common stock, but not to exceed the amount authorized by Southwest's articles of incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the board of directors of Southwest may deem appropriate without further shareholder action.

      If the merger is effected, Southwest's articles of incorporation will be amended to increase the authorized number of shares to 100,000,000 shares, consisting of 50,000,000 shares of common stock and 50,000,000 shares of preferred stock. See "The Agreement and Plan of Reorganization and Terms of the Merger - Amendment of Southwest Articles." The board of directors, without further action by the holders of common stock, may issue shares of preferred stock in one or more series and may fix or alter the relative, participating, optional or other rights, preferences, privileges and restrictions, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences and conversion rights, and the description of and number of shares constituting any wholly unissued series of preferred stock. The board of directors, without further shareholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. We currently have no plans to issue shares of preferred stock. The issuance of preferred stock in certain circumstances may have the effect of delaying, deferring or preventing a change in control of the company surviving the merger without further action by the shareholders, may discourage bids for its common stock at a premium over the market price of the common stock and may adversely affect the market price, and the voting and other rights of the holders, of common stock.

      SCANNER

      Scanner's authorized capital stock consists of 10,000,000 shares of common stock. As of the record date, 7,061,196 shares of common stock were issued and outstanding and employee and director stock options to purchase a total of 582,000 shares were outstanding. All shares of Scanner's common stock outstanding are fully paid and nonassessable. The board of directors of Scanner is authorized to issue additional shares of Scanner's common stock, up to the number of shares authorized by Scanner's articles of incorporation, and to issue options and warrants for the purchase of shares of common stock, on such terms and conditions and for such consideration as the board of directors of Scanner may deem appropriate without further shareholder action.

      COMPARISON OF SCANNER COMMON STOCK AND SOUTHWEST COMMON STOCK

      As a result of the merger, the shareholders of Scanner common stock will become holders of Southwest common stock, and will have different rights as shareholders of Southwest than they had as shareholders of Scanner. These differences are due to differences in the respective articles of incorporation and bylaws of Scanner and Southwest, and differences between the corporate laws of New Mexico, where Southwest is incorporated and by whose laws it is governed, and the corporate laws of Minnesota, where Scanner is incorporated and by whose laws it is governed.

      The following is a summary of certain significant differences between the charter documents of Southwest and Scanner and between the laws of New Mexico and Minnesota.

      ANNUAL MEETINGS OF SHAREHOLDERS. Under the bylaws of Southwest, the Southwest annual meeting of shareholders must be held each year within three months after the end of the fiscal year. New Mexico law provides that if there is a failure to hold the annual meeting for a period of 13 months after the last annual meeting, a court may order a meeting to be held on the application of any shareholder. The Southwest bylaws provide that all notices of meetings of shareholders must be sent not less than 10 days nor more than 50 days before the date of the meeting. The notice must specify the place, date, and hour of the meeting. In the case of a special meeting, the notice must also specify the general nature of the business to be transacted.

      The bylaws of Scanner provide that regular meetings of the shareholders entitled to vote shall be held on an annual or other less frequent basis as determined by the board of directors or the chief executive officer, provided that if a regular meeting has not been held during the immediately preceding fifteen months, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to an officer of Southwest.

      SPECIAL MEETINGS OF SHAREHOLDERS. New Mexico law provides that a special meeting of shareholders may be called by the board of directors or the holders of not less than one-tenth of the shares entitled to vote at the meeting or such additional persons as may be provided in the articles or bylaws. The Southwest bylaws provide that special meetings of the shareholders may be called only by the president, the chairman of the board of directors, the board of directors, any vice president acting as president pursuant to the bylaws, and the holders of not less than 25% of all the outstanding shares entitled to vote at such special meeting.

      Minnesota law and the Scanner bylaws provide that meetings of shareholders may be called by (i) the chairman, (ii) the chief executive officer, (iii) the chief financial officer, (iv) two or more directors, (v) shareholders holding 10% or more of the voting power of all shares entitled to vote (except that the voting power needed to demand a meeting to directly or indirectly effect a business combination is 25%).

      ACTION WITHOUT MEETINGS OF SHAREHOLDERS. Minnesota and New Mexico law provide that any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

      VOTING RIGHTS; SHAREHOLDER APPROVALS. The Southwest bylaws provide that each holder of Southwest's common stock is entitled to one vote for each share held of record on each matter submitted to a vote of shareholders. Except as specifically required otherwise under the Southwest articles, the Southwest bylaws or New Mexico law, shareholder actions generally require the approval of the holders of a majority of Southwest's outstanding shares of common stock entitled to vote and represented at a meeting at which there is a quorum. Under New Mexico law, the affirmative vote of the holder of at least a majority of the voting power of all shares entitled to vote shall be required to authorize Southwest to (i) merge, (ii) to exchange its shares for shares of another corporation, (iii) to sell, lease, transfer, or otherwise dispose of all or substantially all of its property and assets, including its goodwill, or (iv) to commence voluntary dissolution.

      The Scanner bylaws provide that each holder of record of shares of common stock shall be entitled to one vote per share on each matter submitted to a vote of the shareholders. The Scanner bylaws provide that, except as specifically required otherwise under the Scanner articles, the Scanner bylaws or Minnesota law, all matters submitted to the shareholders are decided by a majority vote of the shares entitled to vote and represented at a meeting at which there is a quorum. Under Minnesota law, the affirmative vote of the holder of at least a majority of the voting power of all shares entitled to vote shall be required to authorize Scanner to (i) merge, (ii) to exchange its shares for shares of another corporation, (iii) to sell, lease, transfer, or otherwise dispose of all or substantially all of its property and assets, including its goodwill, or (iv) to commence voluntary dissolution.

      CUMULATIVE VOTING. Neither Southwest's articles nor Scanner's provide that shareholders have the right to cumulate votes in the election of directors.

      DIVIDENDS AND REPURCHASES OF STOCK. The board of directors of Southwest, under New Mexico law, and the board of directors of Scanner, under Minnesota law, may declare dividends without shareholder approval so long as the corporation will be able to pay its debts in the ordinary course of business after making the distribution.

      INSPECTION RIGHTS. Under New Mexico law, a shareholder holding of record at least 5% of the outstanding voting shares of a corporation or who has been a shareholder for at least six months may, upon written demand stating the purpose thereof, examine a corporation's books and records of account, minutes, and record of shareholders.

      Under Minnesota law, a shareholder has an "absolute right," upon written demand, to examine the following corporate documents: (i) the share register; (ii) records of all proceedings of shareholders for the last three years; (iii) records of all proceedings of the board for the last three years; (iv) the corporation's articles and all amendments currently in effect; (v) the corporation's bylaws and all amendments currently in effect;
(vi) certain financial statements and the financial statement for the most recent interim period prepared in the course of operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record; (vii) reports made to shareholders generally within the last three years; (viii) a statement of the names and usual business addresses of its directors and principal officers; (ix) voting trust agreements; (x) shareholder control agreements; and (xi) a copy of agreements, contracts, or other arrangements or portions of them fixing the rights of a class or series of securities issued by the company.

      AMENDMENT TO ARTICLES. Under New Mexico law, amendments to the articles of incorporation require the approval of the holders of a majority of outstanding shares entitled to vote.

      Minnesota law provides that articles of incorporation may be amended by the affirmative vote of at least a majority of the voting power of the shares present and entitled to vote at a duly held meeting.

      AMENDMENT OF BYLAWS. Under New Mexico law, bylaws may be adopted, amended or repealed by the board of directors unless that power is reserved to the shareholders in the articles. Southwest's articles do not reserve to the shareholders the power to amend its bylaws.

      The Scanner bylaws provide that such bylaws may be amended by the affirmative vote of a majority of the board of directors of Scanner, subject to the power of Scanner's shareholders to change or repeal such bylaws. The Scanner bylaws further provide that the board of directors of Scanner shall not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the board of directors of Southwest, or fixing the number of directors or their classifications, qualifications or terms of office, but the board of directors may adopt or amend a bylaw to increase the number of directors.

      PREEMPTIVE RIGHTS. Pursuant to New Mexico law, holders of Southwest's common stock have a preemptive right to subscribe for additional shares, with some exceptions. However, in connection with the merger, the Southwest shareholders are asked to amend Southwest's charter documents so that Southwest shareholders would no longer have any conversion, redemption or other rights to subscribe for additional shares, and there will be no redemption rights or sinking fund provisions with respect to the Southwest common stock.

      Minnesota law provides that, with some exceptions, a shareholder has a preemptive right whenever the corporation proposes to issue new or additional shares or rights to purchase additional shares of the same series as the series held by the shareholder, unless denied or limited in the articles or by the board. Holders of Scanner's common stock have no subscription rights.

      DIRECTORS. The Southwest bylaws provide that the number of directors shall be established by resolution of the board of directors; the bylaws do not establish a minimum or maximum number of directors. Directors hold office until the next annual meeting of shareholders. And until his/her successor has been elected and qualified

      The Scanner bylaws provide that the number of directors is not less than one, and that directors hold office for an indefinite term that expires at the next regular meeting of shareholders or the election and qualification of their successors.

      PERSONAL LIABILITY OF DIRECTORS. New Mexico law permits, with exceptions, a New Mexico corporation's articles to eliminate or limit the liability of its directors to the corporation or its shareholders for monetary damages for any action taken or omitted to be taken. The Southwest articles of incorporation eliminate the liability of directors to the fullest extent allowed by New Mexico law. New Mexico law does not permit the elimination of monetary liability for a financial benefit received by a director to which he/she is not entitled, an intentional infliction of harm on the corporation or its shareholders, liability for improper distributions or an intentional violation of criminal law.

      Minnesota law generally permits a Minnesota corporation's articles to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for breaches of a director's duty as a director. However, the articles cannot deprive the corporation or its shareholders of the right to enjoin transactions which violate a director's duty of care. Moreover, the articles cannot limit liability for any breach of the director's duty of loyalty, for transactions resulting in an improper personal benefit to the director or for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law. In addition, liability for illegal dividends, stock repurchases or other distributions to shareholders or for violations of Minnesota's securities statutes cannot be limited. The Scanner articles do not include a provision limiting the personal liability of directors.

      INDEMNIFICATION. Southwest's articles and bylaws provide that Southwest must indemnify its directors to the fullest extent permitted by law, including circumstances in which indemnification is otherwise discretionary. There is no action or procedure pending or, to the knowledge of Southwest, threatened which may result in a claim for indemnification of any director, officer, employee or agent.

      Article 5 of the Scanner bylaws provides for indemnification of directors, officers and employees of Scanner to the full extent permitted by Minnesota law. Minnesota law provides for mandatory indemnification of a person acting in an official capacity on behalf of the corporation (including a director, officer, employee or agent) if such person acted in good faith, received no improper personal benefit, acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Scanner and Southwest, Scanner and Southwest have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

      RIGHTS OF DISSENTING SHAREHOLDERS. Under both New Mexico and Minnesota law, shareholders have the right to dissent from and obtain payment for the fair value of their shares in connection with certain corporate actions, such as a merger or exchange, sale of substantially all of the corporate assets, and an amendment to the articles that materially and adversely affects the rights of the shares held by the dissenting shareholder.

                               UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

      The following unaudited Pro Forma Balance Sheet is derived from the Balance Sheets of Southwest and Scanner as of September 30, 2001. The unaudited Pro Forma Balance Sheets reflect Southwest's merger with Scanner and assumes that such acquisition was consummated as of September 30, 2001. The following unaudited Pro Forma Statements of Operations are derived (i) from the Statement of Operations of Southwest for the fiscal year ended December 31, 2000 and the nine-month period ended September 30, 2001, both of which are included elsewhere in this proxy statement, and (ii) from the Statement of Operations of Scanner for the fiscal year ended December 31, 2000 and the nine-month period ended September 30, 2001, both of which are included elsewhere in this proxy statement.

      The unaudited Pro Forma Statement of Operations should be read in conjunction with the Financial Statements of Southwest, the Financial Statements of Scanner and the Notes thereto included elsewhere in this proxy statement. The Pro Forma Statement of Operations does not purport to represent what Southwest's results of operations would actually have been if the merger with Scanner had occurred on the date indicated or to project Southwest's results of operations for any future period or date. The pro forma adjustments, as described in the accompanying data, are based on available information and the assumptions set forth in the Notes thereto included elsewhere in this proxy statement, which management believes are reasonable.

                        SCANNER TECHNOLOGIES CORPORATION

                             Pro Forma Balance Sheet

                               September 30, 2001

                                                                                      Adjustments
                                                        Scanner        Southwest          for          Consolidated
           ASSETS                                     Technologies      Capital       Acquisition         Total
           ------                                     ------------     ---------      -----------      ------------
     CURRENT ASSETS

Cash                                                   $  700,912    $       766        $       -       $   701,678
Accounts receivable, less allowance for
    accounts, $35,000                                     740,458              -                -           740,458
Inventory                                                 592,864              -                -           592,864
Other current assets                                       53,574              -                -            53,574
                                                       ----------    -----------       ----------       -----------
     TOTAL CURRENT ASSETS                               2,087,808            766                -         2,088,574

     PROPERTY AND EQUIPMENT
Property and equipment                                    177,704              -                -           177,704
Less: Accumulated depreciation                            110,600              -                -           110,600
                                                       ----------    -----------       ----------       -----------
     TOTAL PROPERTY AND EQUIPMENT                          67,104              -                -            67,104

     OTHER ASSETS
Deferred income taxes                                     696,600              -         (383,200)          313,400
Goodwill                                                        -              -          383,200           383,200
Other assets                                                8,739              -                -             8,739
                                                       ----------    -----------       ----------       -----------
     TOTAL OTHER ASSETS                                   705,339              -                -           705,339
                                                       ----------    -----------       ----------       -----------
     TOTAL ASSETS                                      $2,860,251    $       766       $        -       $ 2,861,017
                                                       ==========    ===========       ==========       ===========


           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
     CURRENT LIABILITIES

Accounts payable                                       $  318,111    $    21,240       $        -        $  339,351
Accrued income taxes                                            -              -                -                 -
Line of credit                                                  -              -                -                 -
Other current liabilities                                  46,412         11,898                -            58,310
                                                       ----------    -----------       ----------       -----------
     TOTAL CURRENT LIABILITIES                            364,523         33,138                -           397,661

     OTHER LIABILITIES
Accrued license fees                                      180,742              -                -           180,742
Accrued payroll                                           893,325              -                -           893,325
                                                       ----------    -----------       ----------       -----------
     TOTAL OTHER LIABILITIES                            1,074,067              -                -         1,074,067
                                                       ----------    -----------       ----------       -----------

     TOTAL LIABILITIES                                  1,438,590         33,138                -         1,471,728

STOCKHOLDERS' EQUITY
Common stock                                               70,612      1,690,649          (70,612)        1,690,649
Additional paid-in capital                              1,187,773      1,659,054          233,888         3,080,715
Stock options                                              15,000              -          (15,000)                -
Retained earnings (deficit)                               148,276     (3,382,075)        (148,276)       (3,382,075)
                                                       ----------    -----------       ----------       -----------
     TOTAL STOCKHOLDERS' EQUITY                         1,421,661        (32,372)               -         1,389,289
                                                       ----------    -----------       ----------       -----------

     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                              $2,860,251    $       766       $        -       $ 2,861,017
                                                       ==========    ===========       ==========       ===========

                        SCANNER TECHNOLOGIES CORPORATION

                           Pro Forma Income Statement
                   for the Nine Months Ended September 30, 2001

                                                                  Scanner         Southwest
                                                                Technologies       Capital        Pro Forma
                                                                ------------      ---------       ---------
Sales                                                            $1,549,130            $0        $1,549,130

Cost of goods sold                                                  481,860             0           481,860
                                                                  ----------       -------        ----------

     Gross Profit                                                 1,067,270             0         1,067,270

     EXPENSES
Selling                                                             174,725             0           174,725
General and administrative                                          913,107         8,220           921,327
Research and Development                                            339,627             0           339,627
Legal fees                                                          502,762             0           502,762
Depreciation and amortization                                        22,392             0            22,392
                                                                  ----------       -------        ----------
     Total Expenses                                               1,952,613         8,220         1,960,833
                                                                  ----------       -------        ----------

     Net Income (Loss) from Operations                             (885,343)       (8,220)         (893,563)

     OTHER INCOME (EXPENSE)                                           6,916          (375)            6,541
                                                                  ----------       -------        ----------

     Net Income (Loss) Before Provision for Income Taxes           (878,427)       (8,595)         (887,022)

Provision for Income Taxes                                         (233,800)            0          (233,800)
                                                                  ----------       -------        ----------

     Net Income (Loss)                                             (644,627)       (8,595)        $(653,222)
                                                                  =========        ======         =========
Earnings per common share:

    Basic                                                            $(0.09)           $0             $(.06)
    Diluted                                                          $(0.08)           $0             $(.06)

Weighted average number of shares outstanding:

    Basic                                                         7,061,196     2,100,000        10,000,000
    Diluted                                                       7,661,196     2,100,000        10,000,000

                        SCANNER TECHNOLOGIES CORPORATION

                           Pro Forma Income Statement
                      for the Year Ended December 31, 2000

                                                                  Scanner         Southwest
                                                                Technologies       Capital        Pro Forma
                                                                ------------      ---------       ---------
Sales                                                            $6,038,929              $0      $6,038,929

Cost of goods sold                                                1,856,999               0       1,856,999
                                                                ------------      ---------       ---------

    Gross Profit                                                  4,181,930               0       4,181,930

     EXPENSES
Selling                                                             586,779               0         586,779
General and Administrative                                        1,069,354          96,931       1,166,285
Research and Development                                            242,543               0         242,543
Legal fees                                                          217,452               0         217,452
Depreciation and amortization                                        25,510               0          25,510
                                                                ------------      ---------       ---------
    Total Expenses                                                2,141,638          98,931       2,238,569
                                                                ------------      ---------       ---------


Net Income (Loss) from Operations                                 2,040,292         (96,931)      1,943,361

     OTHER EXPENSE                                                  (27,939)         (1,843)        (29,782)
                                                                ------------      ---------       ---------

    Net Income (Loss) Before Provision for Income Taxes           2,012,353         (98,774)      1,913,579


Provision for Income Taxes                                         (635,349)              0        (635,349)
                                                                ------------      ---------       ---------

    Net Income (Loss)                                            $1,377,004        $(98,774)     $1,278,230
                                                                ===========       =========      ==========
Earnings per common share:

    Basic                                                                             $(.05)           $.13
    Diluted                                                                           $(.05)           $.13

Weighted average number of shares outstanding:

    Basic                                                                         2,100,000      10,000,000
    Diluted                                                                       2,100,000      10,000,000

                        INFORMATION CONCERNING SOUTHWEST

HISTORIC DEVELOPMENTS

      Southwest was originally formed as a provider of financial services to small businesses. From 1976 to 1989 such operations were performed by a wholly-owned subsidiary, Southwest Capital Investments, Inc. ("SCII"), which was licensed by the Small Business Administration ("SBA"). As a result of declines in income and assets, the SBA determined in April 1989 that Southwest had a capital deficiency. As Southwest was unable to secure additional capital for the SBA program, management determined it was in Southwest's best interests to divest itself of such operations and acquire a new line of business.

      In 1990, Southwest accepted an offer from its then president to exchange 125,000 shares of Southwest stock for all of the issued and outstanding shares of SCII.

      In 1989, Southwest acquired all of the issued and outstanding common stock of Beef Technologies, Inc. ("BTI"), a New Mexico corporation. BTI was organized to exploit certain technology and business plans related to the production and marketing of lean, low cholesterol beef. Following an unsuccessful pilot test in 1992, this project was abandoned.

      As a result of these events, Southwest has been without operations since 1992. Current management has actively solicited and pursued investment possibilities in the form of acquisition of privately held businesses. Several companies were analyzed, as reported in Southwest's filings with the Securities and Exchange Commission.

FACILITIES

      Southwest utilizes office space at 1650 University Boulevard, N.E., Albuquerque, New Mexico. The space utilized by Southwest is negligible and it pays no rent for its use of the space.

                       PRINCIPAL SHAREHOLDERS OF SOUTHWEST

   The following table sets forth the beneficial ownership of Southwest common stock as of _____________, the Southwest record date, for:

   - each person who is known by Southwest to beneficially own more than five percent (5%) of Southwest common stock;

   - each of Southwest's directors;

   - each of Southwest's executive officers;
     and

   - all directors and executive officers as a group.

   Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

                                                                                  PERCENT
                                                               NUMBER OF        OF CLASS (1)
              NAME AND ADDRESS OF BENEFICIAL                     SHARES        --------------------
                    OWNER OR IDENTITY OF                       BENEFICIALLY       PRE-       POST-
                          GROUP                                  OWNED (1)       MERGER     MERGER
---------------------------------------------------------------------------------------------------
James A. Arias                                                  307,500 (2)      10.4%       2.0%
1650 University Boulevard N.E.
Albequerque, NM 87102

Realco, Inc.                                                    157,500           5.3%       1.0%
1650 University Boulevard N.E.
Albequerque, NM 87102

Nasser J. Kazeminey                                             285,000           9.7%       1.8%
333 South Seventh Street
Minneapolis, MN 55402

                                                                                     PERCENT
                                                               NUMBER OF           OF CLASS (1)
              NAME AND ADDRESS OF BENEFICIAL                     SHARES        --------------------
                    OWNER OR IDENTITY OF                       BENEFICIALLY       PRE-       POST-
                          GROUP                                  OWNED (1)       MERGER     MERGER
---------------------------------------------------------------------------------------------------
Laurence S. Zipkin                                              816,109          27.7%       5.2%
400 North Lilac Drive
Golden Valley, MN 55422

Edward S. Adams                                                 450,000          15.3%       2.9%
Equity Securities Investments, Inc.
701 Xenia Avenue South, #130
Golden Valley, MN 55416

All Officers and Directors as a Group                         1,266,109          43.0%       8.0%

----------------
(1) Under rules of the Securities and Exchange Commission, an individual is also deemed to beneficially own shares which are not outstanding but which the individual has the right to acquire as of ___________ or within 60 days of such date. Such shares not outstanding but so deemed beneficially owned are treated as outstanding when determining the percent of the class owned by the particular individual and when determining the percent owned by the group.

(2) Includes 157,500 shares owned by Realco, Inc., of which Mr. Arias is President.


                            INFORMATION CONCERNING SCANNER

BUSINESS

      In November 1990, Scanner was organized as a Minnesota corporation. Its principal offices are located at 14505 21st Ave N #220 in Minneapolis, Minnesota. Outside of the U.S., Scanner has offices in Geneva, Switzerland, and in Singapore, primarily engaged in sales of Scanner products.

INDUSTRY

      Scanner invents, develops and markets vision inspection devices that are used in the semiconductor industry for the inspection of integrated circuits.

      Integrated circuits can be divided into two general categories:

    - Leaded devices: These are integrated circuits with fragile leads extending from the perimeter of the package that provide the electrical interconnects between the integrated circuit and the other components that constitute an electronic product.

    - Ball array devices: These are integrated circuits that have an array of small conductive spheres, or balls, mounted to the bottom of the integrated circuit package. These balls serve the same function as the leads in the first category.

      Integrated circuits are designed to be assembled to circuit substrates or printed circuit boards which are key components of familiar products such as personal computers, cell phones, TV's, automotive electronics, games, toys, DVD and CD players, satellites and avionics to name a few. Each and every lead or ball must be accurately placed as defined by the integrated circuit package specification to insure a reliable interface between the lead/ball and the circuit substrate. Any misalignment, due to bent leads, imperfectly placed or damaged balls, or missing balls will result in a defective product.

      The manufacture of integrated circuits is a complex sequence of discrete steps that requires precise process controls and verification through testing.

                      [TYPICAL ASSEMBLY PROCESS FLOW CHART]


      The last three steps prior to the final "Pack & Ship" - "1st Vision Inspection," "Electrical Test" and "2nd Vision Inspection" are the focus of Scanner's design efforts. During the final stages of the manufacturing process, "Singulation Trim & Form Ball Attach" and "Electrical Test", the integrated circuits can be damaged requiring the "1st Vision Inspection" and "2nd Vision Inspection."

SCANNER PRODUCTS

THREE-DIMENSIONAL (3D) INSPECTION MODULES

      Many manufacturers of integrated circuit devices use robotic inspection systems with a pick and place mechanism to automatically process integrated circuits through the inspection functions. Such an inspection system visually tests both leaded and ball array devices to ensure that the devices conform to the specifications, then sorts them into pass or fail categories. The inspection system can also perform other operations such as inspecting the nomenclature printed on the package of the integrated circuit and sealing the good parts into tape. The 3D inspection modules developed and manufactured by Scanner form the essential part of such inspection systems. Customers purchasing Scanner's modules are generally included in the following two groups:

   - Original Equipment Manufacturers (OEM) which integrate Scanner's modules into robotic inspection systems they produce for sale to end users; and

   - End users themselves, i.e. the manufacturers and assemblers of integrated circuits.

      Scanner has developed the following core products as inspection modules:

   - ULTRAVIM MODULE, used for 3D inspections of leaded devices and 2D inspections of ball devices.

   - ULTRAVIM PLUS MODULE, used for 3D inspections of leaded devices as well as of ball devices.

   - ULTRAMARK, used for the inspection of the nomenclature printed or etched on integrated circuits to insure that the markings are correct and legible.

      The UltraVim Module and the UltraVim Plus Module incorporate the patented technology which Scanner licenses from Mr. and Mrs. Beaty.

      The company believes that Scanner's inspection modules have the following competitive advantages when compared with similar products offered by Scanner's competitors:

   - Scanner's modules do not have to be adjusted for various users, thereby reducing the operator skill required to operate the inspection system and therefore, lowering the associated labor rate to the end user.

   - Scanner's modules are easy to set up and do not require extensive training, thereby reducing device changeover costs and lowering operator training and support costs to the end user.

   - Scanner's modules make the high speed inspection of integrated circuits possible, thereby increasing the manufacturing efficiency while reducing the total number of machines required, which results in increased profits to the end user.

   - The automatic calibration of Scanner's modules insures accurate inspections resulting in increased yields and profits to the customer and lowers the operator skill required to maintain the equipment and the associated labor rate to end user.

MARKETS FOR SCANNER'S PRODUCTS

      According to Prismark Partners LLC, a market research firm, more than 86 billion leaded and ball array devices requiring inspection were manufactured world-wide in 2000. Due to the steady increase in demand for electronic products in all areas of the private as well as business life, the number of integrated circuits manufactured is growing dramatically. During the past twenty years, this growth has exceeded 17%, compounded annually. The fastest growing integrated circuit devices are ball array packages, averaging over 45% compounded annual growth over the last two years. According to Prismark Partners LLC, ball array devices represented 5.4% of the 86 billion integrated circuits shipped in 2000. This number is expected to grow and is projected to be 15% of the total amount of integrated circuits by 2005.

      Scanner's modules range in price between $37,000 to over $78,000 each. Systems utilizing Scanner modules range in price between $150,000 to over $350,000 each. Research conducted by the Company indicates that three-dimensional inspection modules for a total amount of approximately $50 million were sold worldwide in 2000. Also in 2000, sales of systems utilizing inspection technology totaled approximately $500 million, and sales of test handlers reached a total volume of $1.2 billion world-wide, according to the Company's research.

      As shown in the flow chart above, the first vision inspection in a standard assembly process is followed by the electrical test which is in turn followed by a second vision inspection. During the electrical test, the leads/balls of the integrated circuit must make physical contact with the tester which carries the risk of damaging the integrated circuit itself. This risk makes the second vision inspection necessary to ensure that the integrated circuit complies with the device specifications before shipment. A substantial portion of Scanner's sales are derived from the integration of the UltraVim or the UltraVim Plus Module into existing test handlers, thereby eliminating the need for the stand-alone second vision inspection.

RESEARCH AND DEVELOPMENT

INSPECTION SYSTEMS

      Scanner is currently developing its own line of robotic inspection systems for sale to end users, i.e. the manufacturers and assemblers of integrated circuits. Scanner expects to introduce the first in a family of these systems in early 2002.

SALES AND MARKETING

      Scanner sells its products through direct sales offices in San Jose, California, Singapore and Geneva, Switzerland and, in key geographical markets, through sales representatives throughout the world. For Japan, Scanner has a distributor agreement with Yamatake Honeywell.

MANUFACTURING

      Scanner designs its own products and outsources the manufacturing of parts. The Company's research and development, engineering and designing operations, as well as the system assembly, are located at the facility in Tempe, Arizona. The modules are assembled at the Company's facility in Minneapolis, Minnesota.

COMPETITION

      The market for the inspection of integrated circuits is dominated by two competing technologies: laser based inspections and vision based inspections.

      Robotic Vision Systems Inc. (RVSI) dominated the inspection market for the past ten years using lasers to measure leaded and ball array devices. Due to the technology RVSI used, it was not able to offer inspection modules to OEMs but marketed only complete, stand-alone inspection systems. Until 1998, RVSI's inspection systems commanded approximately 80% of the three-dimensional integrated circuits inspection market. Since then, however, vision based inspection technologies such as the one developed by Scanner has gained additional market share. RVSI's market share was down to approximately 30% in 2000 and continues to decrease.

      ICOS Vision Systems Corp. N.V. of Heverlee, Belgium (ICOS) offers both inspection modules and stand-alone systems for the inspection of integrated circuits. ICOS has, however, steadily moved away from the development and manufacturing of modules, in favor of stand-alone systems due to the larger profit margins such systems offer. In 2000, ICOS held about 40% of the inspection module market and 18% of the market in stand-alone systems. The explosive growth of ICOS occurred mainly at the expense of RVSI and in the area of three-dimensional ball array device inspection systems. In 2000, Scanner filed suit against ICOS, alleging that ICOS has infringed patents owned by Elwin and Elaine Beaty and licensed to Scanner. See below, "Legal Proceedings."

      In 2000, Semiconductor Technologies & Instruments (STI) held about 4% of the inspection module market, as opposed to 12% held by Scanner, and about 9% of the stand-alone systems market. STI's inspection systems use a combination of vision and laser for the three-dimensional inspection of ball array devices.

PROPRIETARY RIGHTS

      Nine patents have been issued to date for Scanner's innovative technologies and additional patents are pending in the United States and strategic countries worldwide. All patents are owned by Elwin M. Beaty and Elaine E. Beaty. Pursuant to a license, Scanner holds a full and exclusive license to all patents issued and to be issued and to any other intellectual property rights owned by Mr. and Mrs. Beaty. Upon completion of the merger, Scanner will acquire all such rights in exchange for a one-time payment to Mr. And Mrs. Beaty for $1 and all expenses incurred for securing and maintaining the intellectual property rights.

EMPLOYEES

      As of November 1, 2001, Scanner employed five (5) people at its manufacturing facility in Tempe, Arizona, five (5) people at its facility in Minneapolis, Minnesota, and four (4) people in its other offices in San Jose, California, Singapore and Geneva, Switzerland. Two (2) of these employees worked in manufacturing, three (3) worked in sales and marketing, one (1) provided professional services such as training and general product assistance, five (5) worked in product development and three (3) provided general administrative services. All of our employees are working full-time. Scanner's relationships with its employees are good.

FACILITIES

      Scanner leases about 5,000 square feet for its facility in Minneapolis, Minnesota; the lease expires in October 2003. Scanner's lease for its manufacturing facility in Tempe, Arizona, expires in January 2004. Scanner also maintains sales offices in San Jose, California, Singapore and Geneva, Switzerland. Scanner believes that its existing facilities are adequate to meet its current needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms.

LEGAL PROCEEDINGS

      On July 7, 2000, Scanner instituted an action against ICOS for infringement of two patents owned by Mr. and Mrs. Beaty and licensed to Scanner, viz. U.S. Patent Nos. 6,064,756 and 6,064,757, relating to three-dimensional inspection of ball array devices. The action is pending in United States District Court for the Southern District of New York and was assigned Case No. 00 Civ. 4992. Scanner's prayer for relief includes requests for an injunction, a recall of all of the infringing units that have been sold in the United States, damages in the form of lost profits, a trebling of damages pursuant to 35 USC 284, attorneys' fees and costs. In its answer to the complaint, ICOS also included counterclaims alleging various forms of unfair competition as well as seeking a declaration that the patents are invalid and not infringed. Discovery has been completed in the case and a so-called Markman hearing was held on November 7 and November 8, 2001. Based on the Markman hearing, the court will determine the scope of the patent claims at issue. No trial date has been set.

SELECTED FINANCIAL INFORMATION

      This section presents historical financial data of Scanner. You should read carefully the Scanner financial statements included in this proxy statement, including the notes to the financial statements. The selected data in this section is not intended to replace the financial statements.

      Scanner derived the statement of operations data for the years ended December 31, 2000 and December 31, 1999 and the balance sheet data as of December 31, 2000 from the audited financial statements included in this proxy statement. Ethert, Skwira, Schultz & Co. LLP, Scanner's independent auditors, audited these financial statements. Scanner derived the statement of operations data for the nine months ended September 30, 2001 and the balance sheet data as of September 30, 2001 from Scanner's unaudited financial statements included in this proxy statement. In the opinion of Scanner's management, the unaudited financial statements have been prepared on the same basis as the audited financial statements and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results of operations for these periods and financial condition at that date. The historical results presented below are not necessarily indicative of future results.

                        Consolidated Statement of Income


                                                   Year Ended December 31,                  September 30,
                                                   2000               1999             2001               2000
                                                   ----               ----             ----               ----
Sales                                           $6,038,929         $2,817,094       $1,549,130         $3,890,350
Cost of Goods Sold                               1,856,999            983,129          481,860          1,151,461
                                                ----------         ----------       ----------         ----------
     Gross Profit                                4,181,930          1,833,965        1,067,270          2,738,889

     EXPENSES
     --------
Selling                                            586,779            432,407          174,725            504,696
General and Administrative                       1,069,354            542,249          913,107            662,886
Research and Development                           242,543            289,754          339,627            206,044
Legal                                              217,452              6,871          502,762             79,473
Depreciation                                        25,510              8,816           22,392              9,500
                                                ----------         ----------       ----------         ----------
     Total Expenses                              2,141,638          1,280,097        1,952,613          1,462,599
                                                ----------         ----------       ----------         ----------


     Net income from operations                  2,040,292            553,868         (885,343)         1,276,290
Other income (expense)                             (27,939)           (63,580)           6,916            (27,874)
                                                ----------         ----------       ----------         ----------
     Net income (loss) before taxes              2,012,353            490,288         (878,427)         1,248,416
Provision for Income Taxes                         635,349            235,929         (233,800)           410,920
                                                ----------         ----------       ----------         ----------
Net Income for the Year                          1,377,004            254,359         (644,627)           837,496
                                                ----------         ----------       ----------         ----------
                                                ----------         ----------       ----------         ----------

                           Consolidated Balance Sheet


                                                      Year Ended December 31,                 September 30,
                                                       2000             1999              2001              2000
                                                       ----             ----              ----              ----
                  ASSETS

     CURRENT ASSETS

Cash                                                  $82,799         $212,023          $700,912          $14,816
Accounts receivable (less allowance for
    doubtful accounts of $35,000)                   2,515,683          667,140           740,458        1,891,170
Inventory                                             419,653          256,302           592,864          532,229
Other current assets                                    5,080              348            53,574           37,104
                                                   ----------       ----------        ----------       ----------
     Total Current Assets                           3,023,215        1,135,813         2,087,808        2,475,319


     PROPERTY AND EQUIPMENT
Property and equipment                                149,286          110,230           177,704          137,812
Less: Accumulated depreciation                         88,207           62,697           110,600           72,197
                                                   ----------       ----------        ----------       ----------
     Total Property and Equipment                      61,079           47,533            67,104           65,615

     OTHER ASSETS
Deferred tax asset                                    462,800          435,000           696,600          462,800
Other assets                                            5,739            1,297             8,739            1,297
                                                   ----------       ----------        ----------       ----------
     Total Other Assets                               468,539          436,297           705,339          464,097
                                                   ----------       ----------        ----------       ----------

     TOTAL ASSETS                                   3,552,833        1,619,643         2,860,251        3,005,031
                                                   ----------       ----------        ----------       ----------
                                                   ----------       ----------        ----------       ----------

   LIABILITIES AND STOCKHOLDERS' EQUITY
     CURRENT LIABILITIES
Line of credit                                              0          521,000                 0          300,000
Accounts payable                                      281,615           81,806           318,111          242,632
Accrued income taxes                                  644,149           19,429                 0          424,470
Other current liabilities                             200,508-          64,570            46,412          190,523
                                                   ----------       ----------        ----------       ----------
     Total Current Liabilities                      1,126,272          686,805           364,523        1,157,625

     OTHER LIABILITIES
Accrued license fees                                  268,323          266,194           180,742          305,141
Accrued compensation                                  875,200          797,700           893,325          835,825
                                                   ----------       ----------        ----------       ----------
     Total Other Liabilities                        1,143,523        1,063,894         1,074,067        1,140,966
                                                   ----------       ----------        ----------       ----------

     TOTAL LIABILITIES                              2,269,795        1,750,699         1,438,590        2,298,591
                                                   ----------       ----------        ----------       ----------
                                                   ----------       ----------        ----------       ----------

     STOCKHOLDERS' EQUITY
Common stock - $.01 par value,
  Authorized 10,000,000 shares                         69,067(1)        68,783(2)         70,612(3)        68,783(4)
Additional paid-in capital                            391,068          384,262         1,187,773          384,262
Stock options                                          30,000                0            15,000                0
Retained earnings (deficit)                           792,903         (584,101)          148,276          253,395
                                                   ----------       ----------        ----------       ----------
     Total Stockholders' Equity                     1,283,038         (131,056)        1,421,661          706,440
                                                   ----------       ----------        ----------       ----------

    TOTAL LIABILITIES AND STOCKHOLDERS'
        EQUITY                                     $3,552,833       $1,619,643        $2,860,251       $3,005,031
                                                   ----------       ----------        ----------       ----------
                                                   ----------       ----------        ----------       ----------

(1)  Issued and outstanding shares: 6,906,696
(2)  Issued and outstanding shares: 6,878,336
(3)  Issued and outstanding shares: 7,061,196
(4)  Issued and outstanding shares: 6,878,336

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                              OPERATIONS OF SCANNER

The following discussion and analysis should be read in conjunction with the financial statements and related notes contained elsewhere in this proxy statement.

OVERVIEW

      In November 1990, Scanner was formed as a Minnesota corporation for the purpose of inventing, developing and marketing vision inspection solutions for the semiconductor industry. Scanner's products facilitate the inspection of leaded or ball array integrated circuits and are currently sold primarily to original equipment manufacturers. Scanner is, however, developing a line of systems to sell to end users directly. In the U.S., Scanner has production facilities in Minneapolis, Minnesota, and Tempe, Arizona, and a sales and services office in San Jose, California. Outside of the U.S., Scanner has offices in Geneva, Switzerland, and in Singapore, primarily engaged in sales of Scanner products.

RESULTS OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 2001, COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2000

      SALES. Sales for the nine months ended September 30, 2001 decreased $2.34 million, or 60.2%, to $1.54 million, from $3.89 million for the same period in 2000. The primary reason for the decrease in sales was a decline in capital spending by semiconductor and microelectronic device manufacturers due to the continued worldwide slowdown in demand for these products.

      GROSS PROFIT. Gross profit decreased to $1.07 million, or 68.9% of sales, for the nine months ended September 30, 2001, from $2.74 million, or 70.4% of sales, for the same period in 2000. Scanner's fixed and variable manufacturing expenses which did not decrease at the same rate as Scanner's revenues declined were the primary cause for this decrease in gross margin percentage.

      SELLING EXPENSES. Selling expenses consist primarily of salaries, commissions and related expenses. Selling expenses decreased to $174,725, or 11.3% of sales, for the nine months ended September 30, 2001, from $504,696, or 13% of sales, for the same period in 2000. This decrease was the result of reduced sales yielding less commissions.

      GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist primarily of employee salaries and related benefits. General and administrative expenses increased $250,221, or 37.7%, to $913,107, or 58.9% of sales, for the nine months ended September 30, 2001, from $662,886, or 17% of sales, for the same period in 2000. Primary reason for the increase of general and administrative expenses was the opening of the Tempe, Arizona design and manufacturing facility and the hiring of two additional employees to staff that facility. The increase in percentage of sales was not only caused by the absolute increase in dollars of the general and administrative expenses, but also by the decrease in sales.

      RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses increased by $133,583, or 64.8%, to $339,627, or 21.9% of sales, for the nine months ended September 30, 2001, from $206,044, or 5.3% of sales, for the same period in 2000. The increase was caused by expenses for additional employees conducting research and development. The increase in percentage of sales was not only caused by the absolute increase in dollars of the general and administrative expenses, but also by the decrease in sales.

      LEGAL FEES. Expenses for legal fees increased to $502,762, or 32.5% of sales, for the nine months ended September 30, 2001, from $79,473, or 2% of sales, for the same period in 2000. The increase was due to legal fees Scanner incurred in connection with a patent infringement claim which Scanner brought in New York against a competitor; see "Information Concerning Scanner -- Legal Proceedings."

      OTHER INCOME. Other income for the nine months ended September 30, 2001 was $6,916, as compared to an expense of $27,874 for the same period in 2000. The increase in other income is due to increased cash balances and a corresponding increase in interest earned during 2001 as compared to higher balances on the Company's line of credit and corresponding interest expense during 2000.

      INCOME TAXES. The income taxes for the period ended September 30, 2001 were a negative $233,800 relating to the net loss before income taxes of $878,427, compared to $410,920 income tax expense relating to net income before income taxes of $1,248,416 on September 30, 2000. This decrease was the result of greatly reduced sales for the period ended September 30, 2001 compared to the same period in 2000.

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS

      Scanner's operating results have historically been subject to significant quarterly and annual fluctuations. Scanner anticipates that factors affecting future operating results will include the timing of significant orders, the timing of new product announcements and releases by Scanner or its competitors, patterns of capital spending by customers, market acceptance of new or enhanced versions of products and pricing changes. In addition, the timing and level of Scanner's research and development expenditures could cause quarterly results to fluctuate. A substantial portion of Scanner's annual revenues comes from sales to a relatively small number of customers. Scanner's revenues and operating results for a period may be affected by the timing of orders received or orders shipped during a period.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 1999

      SALES. Sales increased by $3.22 million, or 114.4%, to $6.04 million in 2000 from $2.82 million in 1999. The increase in sales was due primarily to the introduction, promotion and acceptance of Scanner's inspection modules.

      GROSS PROFIT. Gross profit increased to $4.18 million, or 69.2% of sales, in 2000, from $1.83 million, or 65.1% of sales, in 1999. The increase in gross margin percentage was primarily due to an increase in sales as a percentage of fixed costs.

      SELLING EXPENSES. Selling expenses increased by $154,372, or 35.7%, to $586,779, or 9.7% of sales, in 2000 from $432,407, or 15.4%, in 1999. The absolute increase in dollars, as well as the decrease in percentage, was the result of the greatly increased sales in 2000.

      GENERAL AND ADMINISTRATIVE. General and administrative expenses increased by $527,105, or 97.2%, to $1.07 million, or 17.7% of sales, in 2000, from $542,249, or 19.2% of sales, in 1999. The absolute increase in expense dollars was primarily due to the hiring and recruiting of additional employees. The decrease as a percentage of sales was due to the fact that sales increased in 2000 faster than the general and administrative expenses.

      RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenses decreased by $47,211, or 16.3%, to $242,543, or 4% of sales, in 2000, from
$289,754, or 10.3% of sales, in 1999. The decrease in absolute dollars was primarily caused by reduced wages and related expenses. The percentage decrease is also the result of the increase of the sales in 2000.

      LEGAL FEES. Expenses for legal fees increased by $210,581, or 3,064.8%, to $217,452, or 3.5% of sales, in 2000, from $6,871, or 0.2% of sales, in
1999. Scanner incurred the legal fees in connection with a patent infringement claim which Scanner brought in New York against a competitor in July 2000; see "Information Concerning Scanner -- Legal Proceedings."

      INCOME TAXES. The income taxes for the period ended December 31, 2000 were $635,349 relating to the net income before income taxes of $2,012,353 compared to $235,929 income tax expense relating to net income before income taxes of $490,288 on December 31, 1999. This change was the result of greatly increased sales for the period ended December 31, 2000.

LIQUIDITY AND CAPITAL RESOURCES

      As of September 30, 2001 Scanner had cash and cash equivalents of $700,912, as compared to $82,799 on December 31, 2000.

      Net cash used in operating activities for the nine months ended September 30, 2001 was $136,719, which resulted primarily from a net loss of $644,627 and deferred taxes in the amount of $233,800. Net cash used for property and equipment purchases was $28,418. Net cash provided by financing activities was $783,250 from the proceeds received from issuances of common stock.

      Net cash provided by operating activities for the nine months ended September 30, 2000 was $51,375, which resulted primarily from net income in the amount of $837,496. Net cash used for property and equipment purchases was $27,582. Net cash used in financing activities was $221,000 for net borrowings on the Company's line of credit.

      Working capital decreased to $1.72 million as of September 30, 2001, from $1.9 million at December 31, 2000. Scanner believes that existing working capital and anticipated cash flows from operations will be adequate to satisfy projected operating and capital requirements through the foreseeable future. However, to the extent the current slowdown in the microelectronics industries and global economy continue for an extended period of time or Scanner grows more rapidly than expected, Scanner may need additional cash to finance its operating and investing activities.

IMPACT OF ACCOUNTING STANDARDS

`     In July 2001, the Financial Accounting Standards Board (FASB) issued
Statement of Financial Accounting Standards (SFAS) No. 141; BUSINESS COMBINATIONS, and SFAS No. 142; GOODWILL AND OTHER INTANGIBLE ASSETS, which change the accounting for business combinations and goodwill. SFAS No. 141 requires that the purchase method of accounting be used for business combinations initiated after June 30, 2001. Use of the pooling-of-interests method is prohibited. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will therefore cease upon adoption of the Statement, which for the Company will be January 1, 2002. Based upon SFAS No. 141 and SFAS No. 142, the merger of Scanner with and into Southwest will be accounted for using the purchase method of accounting.

      Scanner recognizes revenue in light of SEC Staff Accounting Bulletin No. 101. Revenues from equipment and parts shipped without an evaluation period and related warranty costs are recognized at the time of shipment to the customer. Revenues from equipment and parts shipped with an evaluation period and related warranty costs are recognized at the end of the evaluation period and upon customer acceptance. Revenues from installation and training services are recognized after the services are performed. Revenues from maintenance contracts are recognized ratably over the period of the contract. Service revenues were insignificant during the years ended December 31, 2000 and 1999.

      Scanner's distributors are not granted price protection. Sales to all customers and distributors are final and no right of return after shipment exists.

      Unbilled revenue represents revenue that has been earned for equipment shipped but not billed due to the terms of the customer order.

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS

      Certain statements made in this proxy statement, as well as oral statements made by Scanner from time to time, which are prefaced with words such as "expects", "anticipates", "believes", "projects", "intends", "plans" and similar words and other statements of similar sense, are forward-looking statements. Scanner's forward-looking statements generally relate to its growth strategies, financial results, product development activities and sales efforts. These forward-looking statements, like any other forward-looking statements, involve risks and uncertainties known and unknown, and may be affected by inaccurate assumptions, including, among others, those discussed in this proxy statement; see "Risk Factors" on page ___. The risks and uncertainties described here could cause actual results to differ materially from those projected or anticipated. Scanner disclaims any obligation to subsequently revise forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                        PRINCIPAL SHAREHOLDERS OF SCANNER

   The following table sets forth the beneficial ownership of Scanner Common Stock as of _____________, the Scanner Record Date, for:

   - each person who is known by Scanner to beneficially own more than five percent (5%) of Scanner Common Stock;

   - each of Scanner's directors;

   - each of Scanner's executive officers; and

   - all directors and executive officers as a group.

   Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock. As of________, 7,061,196 shares of Scanner common stock were issued and outstanding. Except as indicated in the footnotes to this tables, the address for the persons named in the table is 1405 21st Avenue North, #220, Minneapolis, MN 55447

                                              Amount of Common Shares
      Name and Address of Beneficial             Beneficially Owned
            Owner or Identity               ----------------------------
                 of Group                     Number(1)      Percent(1)
----------------------------------------    ------------   -------------
Elwin M. Beaty                                2,538,915        35.96%

Elaine E. Beaty                               2,538,915        35.96%


David P. Mork                                   550,000(2)       7.5%
                                             ------------   -------------

Executive Officers and Directors as a
   Group                                       5,077,830        71.91%


(1) Under rules of the Securities and Exchange Commission, an individual is also deemed to beneficially own shares which are not outstanding but which the individual has the right to acquire as of the Scanner Record Date or within 60 days of such date. Such shares not outstanding but so deemed beneficially owned are treated as outstanding when determining the percent of the class owned by the particular individual and when determining the percent owned by the group.

(2) Includes options to purchase 250,000 shares of Scanner common stock, exercisable within 60 days of the Scanner Record Date.


                                  LEGAL MATTERS

      The validity of the Southwest common stock to be issued in connection with the merger will be passed upon for Southwest by Robins, Kaplan, Miller & Ciresi, L.L.P., Minneapolis, Minnesota.

                                     EXPERTS

      The financial statements of Southwest incorporated in this proxy statement by reference to the Annual Report on Form 10-KSB of Southwest Securities Corporation that was filed with the SEC on April 2, 2001 have been so incorporated in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The financial statements of Scanner included in this proxy statement have been audited by Lethert, Skwira, Schultz & Co. LLP, independent accountants, as stated in their report that is incorporated in this proxy statement by reference, and has been so incorporated in reliance upon the report of such firm given on the authority of such firm as experts in auditing and accounting.

                              SHAREHOLDER PROPOSALS

      Shareholder proposals for consideration at Southwest's 2002 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. Any appropriate proposal submitted by a shareholder of Southwest and intended to be presented at the 2002 annual meeting of shareholders must be received by Southwest by ______________, to be considered for inclusion in the Company's proxy statement and related proxy for the 2002 annual meeting.

      Also, if a shareholder proposal intended to be presented at the 2002 annual meeting but not included in the Southwest proxy statement and proxy is received by Southwest after _____________, then management named in Southwest's proxy form for the 2002 annual meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in Southwest's proxy materials.

                                  OTHER MATTERS

      As of the date of this proxy statement, the board of directors of each of Southwest and Scanner knows of no other matters that will be presented for consideration at the Southwest special meeting or for written consent by the Scanner shareholders other than as described in this proxy statement. If any other matters shall properly come before the Southwest special meeting or an adjournment or postponement thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of the management of Southwest.

                       WHERE YOU CAN FIND MORE INFORMATION

      Southwest files annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information filed by Southwest at the SEC's public reference rooms at 450 - 5th Street NW., Washington, D.C. 20549, or at 233 Broadway, New York, New York 10279 or at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800 SEC 0330 for more information on the public reference rooms. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, like Southwest, that file electronically with the SEC.

      The SEC allows Southwest to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information in (or incorporated by reference in) this proxy statement.

      This proxy statement incorporates by reference the documents listed below that Southwest has previously filed with the SEC. These documents contain important information about Southwest and its finances.

            Southwest SEC Filings                           Period
---------------------------------------------------------------------------------------
Annual Report on Form 10-KSB                     Year ended December 31, 2000
Quarterly Report on Form 10-QSB                  Quarter ended March 31, 2001
Quarterly Report on Form 10-QSB                   Quarter ended June 30, 2001
[Quarterly Report on Form 10-QSB               Quarter ended September 30, 2001]
Description of Southwest's common stock
contained in Southwest's registration
statement on Form 10, SEC File No. 0-8149

      Southwest is also incorporating by reference all additional documents that it may file with the SEC between the date of this proxy statement and the date of the special meeting.

      If you are a shareholder of Southwest or Scanner, Southwest may have sent you some of the documents incorporated by reference, but you can obtain any of them from Southwest or the SEC. Documents incorporated by reference are available from Southwest without charge, except for any exhibits to those documents unless we have specifically incorporated by reference a particular exhibit in this proxy statement.

Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from the appropriate party at the following address:

      Southwest Capital Corporation
      701 Xenia Avenue South, #130
      Golden Valley, MN 55416

      IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM SOUTHWEST, PLEASE DO SO BY ______________ TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

      We have not authorized anyone to provide you with information that is different from, or in addition to, what is contained or referred to in this proxy statement. Southwest has supplied all information contained or incorporated by reference in this proxy statement relating to Southwest, and Scanner has supplied all such information relating to Scanner. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or buy, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this documents does not extend to you. The information contained in this documents speaks only as of the date of this documents unless the information specifically indicates that another date applies.

                                     ANNEX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                        SCANNER TECHNOLOGIES CORPORATION
                                       AND
                          SOUTHWEST CAPITAL CORPORATION

                                JANUARY 16, 2002

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is dated as of January 16, 2002, by and among Scanner Technologies Corporation, a Minnesota corporation ("Scanner") and Southwest Capital Corporation, a New Mexico corporation ("Southwest").

      WHEREAS, the Boards of Directors of Scanner and Southwest have approved the merger of Scanner with and into Southwest (the "Merger") upon the terms and subject to the conditions set forth herein; and

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1.
                        THE MERGER; CONVERSION OF SHARES

      1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Scanner shall be merged with and into Southwest in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA") and the New Mexico Business Corporation Act ("NMBCA"), whereupon the separate corporate existence of Scanner shall cease, and Southwest shall continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of Scanner and Southwest, all as more fully described in the NMBCA.

      1.2 EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article 6 has been satisfied or, to the extent permitted hereunder, waived on the Closing Date (as defined in Section 2.1), Southwest will file, or cause to be filed:

            (a) with the Secretary of State of the State of Minnesota, Articles of Merger for the Merger, which Articles of Merger shall include the Plan of Merger attached hereto as EXHIBIT A and be in the form required by and executed in accordance with the applicable provisions of the MBCA, and any other filings necessary under the MBCA and the Minnesota Foreign Corporation Act.

            (b) with the New Mexico Public Regulation Commission (the "Commission"), Articles of Merger for the Merger, which Articles of Merger shall include the Plan of Merger attached hereto as EXHIBIT A and be in the form required by and executed in accordance with the applicable provisions of the NMBCA

      The Merger shall become effective at the time such filings are made or, if agreed to by Scanner and Southwest, such later time or date set forth in the Articles of Merger (the "Effective Time").

      1.3 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Scanner or Southwest or any holder of any share of capital stock of Scanner or Southwest:

            (a) Each share of common stock of Scanner, no par value per share ("Scanner Common Stock"), issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the MBCA and Section 1.4 below), shall be converted into the right to receive the following: (i) that number of shares of common stock of the Surviving Corporation, no par value (the "Surviving Corporation Common Stock") which is equal to the quotient of 8,000,000 divided by the number of shares of Scanner Common Stock outstanding immediately prior to the Effective Time and (ii) warrants in the form attached hereto as EXHIBIT B (the "Merger Warrants") to purchase that number of shares of Surviving Corporation Common Stock which is equal to the quotient of 2,000,000 divided by the number of shares of Scanner Common Stock outstanding immediately prior to the Effective Time. No fractional shares of Surviving Corporation Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, or warrants to purchase fractional shares of Surviving Corporation Common Stock, shall be issued in connection with the Merger. All fractional shares of Surviving Corporation Common Stock to which a holder of Scanner Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple certificates that immediately prior to the Effective Time represented outstanding shares of Scanner Common Stock ("Scanner Certificates") of such holder are submitted together for conversion. Any remaining fractional shares of Surviving Corporation Common Stock shall be rounded up to the next whole share, and any Merger Warrant to purchase a fractional share of Surviving Corporation Common Stock shall be issued so as to give the right to purchase the next share of Surviving Corporation Common Stock.

            (b) Each share of common stock of Southwest, no par value per share ("Southwest Common Stock"), issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the NMBCA and Section 1.5 below), shall remain issued and outstanding and unaffected by the Merger.

      1.4   SCANNER DISSENTERS' RIGHTS.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Scanner Common Stock held by a holder who has properly asserted dissenters' rights pursuant to the MBCA with respect to such shares and who, as of the Effective Time, has not effectively withdrawn or lost such rights shall not be converted into or represent a right to receive shares of Surviving Corporation

      Common Stock pursuant to Section 1.3(a), but the holder thereof shall only be entitled to such rights as are granted by the MBCA.

            (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Scanner Common Stock who asserts dissenters' rights with respect to such Scanner Common Stock under the MBCA effectively withdraws or loses (through failure to perfect or otherwise) such dissenters' rights then, as of the later of the Effective Time or the occurrence of such event, such holder's Scanner Common Stock shall automatically be converted into and represent only the right to receive the shares of Surviving Corporation Common Stock as provided in Section 1.3(a), without interest thereon, upon surrender of the certificate or certificates representing such Scanner Common Stock.

            (c) Scanner shall give Southwest (i) prompt notice of any written notice of intent to assert dissenters rights under the MBCA with respect to any Scanner Common Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA and received by Scanner and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenter's rights with respect to Scanner Common Stock under the MBCA. Scanner shall not, except with the prior written consent of Southwest, voluntarily make any payment with respect to any assertion of dissenter's rights with respect to Scanner Common Stock or offer to settle or settle any such demands.

      1.5   SOUTHWEST DISSENTERS' RIGHTS

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Southwest Common Stock held by a holder who has properly asserted dissenters' rights pursuant to the NMBCA with respect to such shares and who, as of the Effective Time, has not effectively withdrawn or lost such rights with respect thereto, shall not represent shares of Surviving Corporation Common Stock, but the holder thereof shall only be entitled to such rights as are granted by the NMBCA.

            (b) Notwithstanding the provisions of subsection (a) of this Section, if any holder of Southwest Common Stock who asserts dissenters' rights with respect to such Southwest Common Stock under the NMBCA effectively withdraws or loses (through failure to perfect or otherwise) such dissenters' rights then, as of the later of the Effective Time or the occurrence of such event, such holder's Southwest Common Stock shall automatically represent the shares of Surviving Corporation Common Stock as provided in Section 1.3(b).

            (c) Southwest shall give Scanner (i) prompt notice of any notice of intent to assert dissenters' rights with respect to any Southwest Common Stock, withdrawals of such notices, and any other instruments served pursuant to the NMBCA and received by Southwest and (ii) the opportunity to participate in all negotiations and proceedings with respect to assertion of dissenters' rights with respect to Southwest Common Stock under the NMBCA. Southwest shall not, except with the prior written consent of Scanner, voluntarily make any payment with respect to any assertion of dissenters' rights with respect to Southwest Common Stock or offer to settle or settle any such demands.

      1.6   EXCHANGE OF SCANNER COMMON STOCK.

            (a) At or prior to the Effective Time, Southwest shall cause Southwest 's stock transfer agent, or such other bank or entity regularly engaged in stock transfer services as may be mutually agreeable to Scanner and Southwest, to act as exchange agent (the "Exchange Agent") hereunder. As promptly as practicable after the Effective Time, with respect to the shares of Surviving Corporation Common Stock and the Merger Warrants into which shares of Scanner Common Stock have been converted pursuant to
      Section 1.3(a), Southwest shall deliver written instructions to the Exchange Agent instructing the Exchange Agent to issue such shares of Surviving Corporation Common Stock and Merger Warrants pursuant to the provisions of this Section 1.6. As promptly as practicable after the Effective Time, Southwest shall cause the Exchange Agent to mail to each holder of record of one or more Scanner Certificates who has not previously delivered such Scanner Certificates to Southwest at the Closing, a form letter of transmittal and instructions for such holder's use in effecting the surrender of the Scanner Certificates in exchange for certificates representing shares of Surviving Corporation Common Stock and Merger Warrants.

            (b) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Scanner Common Stock, upon surrender to the Exchange Agent of one or more Scanner Certificates for cancellation, together with a duly-executed letter of transmittal, (i) one or more certificates representing the shares of Surviving Corporation Common Stock and Merger Warrants into which the shares represented by the Scanner Certificate(s) shall have been converted pursuant to Section 1.3(a), and (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 1.6(c), and the Scanner Certificate(s) so surrendered shall be canceled. In the event of a transfer of ownership of Scanner Common Stock that is not registered in the transfer records of Scanner it shall be a condition to the issuance of shares of Surviving Corporation Common Stock that the Scanner Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall (i) pay to the Exchange Agent any transfer or other taxes required or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            (c) Holders of Scanner Common Stock will be entitled to any dividends or other distributions pertaining to the Surviving Corporation Common Stock received in exchange therefor that become payable to persons who are holders of record of Surviving Corporation Common Stock as of a record date that follows the Effective Time, but only after they have surrendered their Scanner Certificates for exchange. The Surviving Corporation shall deposit with the Exchange Agent any such dividend or other distributions, and subject to the effect, if any, of applicable law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Scanner Certificates are surrendered to the Exchange Agent for exchange.

            (d) All certificates evidencing shares of Surviving Corporation Common Stock and all certificates evidencing Merger Warrants that are issued upon the surrender for exchange of Scanner Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Scanner Common Stock represented by the surrendered Scanner

      Certificates. All certificates evidencing shares of Surviving
      Corporation Common Stock that are issued upon the surrender for exchange of Scanner Certificates in accordance with the terms hereof, and all certificates evidencing Surviving Corporation Common Stock issued upon the exercise of one or more Merger Warrants shall bear a legend with substantially the following language:

            "The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, assigned, pledged, offered or otherwise disposed in the absence of an effective registration statement under applicable securities laws or an opinion of counsel reasonably satisfactory to the issuer that such registration is not required."

            (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Scanner Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Scanner Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 1. As of the Effective Time, the holders of Scanner Certificates representing shares of Scanner Common Stock shall cease to have any rights as stockholders of Scanner, except such rights, if any, as they may have pursuant to the MBCA or this Agreement. Except as provided above, until such Scanner Certificates are surrendered for exchange, each such Scanner Certificate shall, after the Effective Time, represent for all purposes only the right to receive the following: (i) a certificate or certificates evidencing the shares of Surviving Corporation Common Stock and the Merger Warrants into which the shares of Scanner Common Stock shall have been converted pursuant to the Merger as provided in Section 1.3(a) hereof, and (ii) the right to receive any dividends or distributions as provided in Section 1.6(c).

            (f) In the event any Scanner Certificate(s) shall have been lost, stolen, or destroyed, the Exchange Agent shall issue the shares of Surviving Corporation Common Stock and the Merger Warrants into which the shares represented by the lost, stolen, or destroyed Scanner Certificate(s) would have been converted pursuant to Section 1.3(a) upon the holder thereof providing a customary insurance bond.

      1.7 CAPITALIZATION CHANGES. If, between the date of this Agreement and the Effective Time, the outstanding shares of Southwest Common Stock or Scanner Common Stock shall have been changed into or exchanged in accordance with the terms of Sections 5.1 or 5.2, respectively, for a different number of shares or a different class by reason of any reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction, the calculations set forth in this Agreement shall be appropriately adjusted to reflect such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction. This section shall not constitute either party's consent to the other party effecting such reorganization, reclassification, subdivision, recapitalization, split-up, combination, exchange of shares, stock dividend or other similar transaction.

      1.8 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of Southwest, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on EXHIBIT C to this Agreement.

      1.9 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Southwest, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time to read as set forth on EXHIBIT D to this Agreement.

      1.10 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Scanner immediately prior to the Effective Time shall be the directors of the Surviving Corporation until their respective successors shall be duly elected and qualified. They shall increase the number of directors and elect one or more additional directors to the board so that the final board of directors will consist of an uneven number of directors with the majority being non-employee directors. One of the additional directors shall be designated by Southwest.

                                   ARTICLE 2.
                                     CLOSING

      2.1 TIME AND PLACE. Subject to the satisfaction or waiver of the provisions of Article 6, the closing of the Merger (the "Closing") shall take place at _______ a.m., local time, on the date that the Required Southwest Shareholder Vote (as defined in Section 3.2) and the Required Scanner Shareholder Vote (as defined in Section 4.2) is obtained, or as soon thereafter as is reasonably practicable, and in any event no later than the second business day after all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as Scanner and Southwest may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." The Closing shall take place by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such place as the parties hereto may agree.

      2.2 FILINGS AT THE CLOSING. At the Closing, subject to the provisions of Article 6, Scanner and Southwest shall cause the Articles of Merger to be filed in accordance with Section 1.2 hereof, and take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE 3.
                REPRESENTATIONS AND WARRANTIES OF SOUTHWEST

      Except as set forth in a document of even date herewith and concurrently delivered herewith that identifies by section number the representations and warranties in this Agreement to which such disclosure relates (the "Southwest Disclosure Schedule"), Southwest hereby makes the following representations and warranties to Scanner:

      3.1 ORGANIZATION. Southwest is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Mexico and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Southwest Material Adverse Effect (as defined below). Southwest is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect (as defined below). "Southwest Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Southwest; or (ii) to Southwest's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or
(iii) to the ability of the Surviving Corporation to continue to conduct the business of Scanner as presently conducted, following the Effective Time. Southwest has heretofore delivered or made available to Scanner or its advisers complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of Southwest, as currently in effect. Southwest does not, directly or indirectly, own or control or have any equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.

      3.2 AUTHORIZATION. Southwest has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Southwest of this Agreement and the other agreements contemplated hereby to which Southwest is a party, and the consummation by Southwest of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by Southwest's Board of Directors, no other action of Southwest's Board of Directors or corporate proceeding on the part of Southwest is necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Southwest Common Stock outstanding as of the record date of Southwest's shareholder meeting (the "Required Southwest Shareholder Vote"), no other action of Southwest's Board of Directors or corporate action on the part of Southwest is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Southwest and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Southwest, enforceable against Southwest in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

      3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of Southwest consists of 10,000,000 shares of Southwest Common Stock, no par value, of which 3,150,000 shares are issued and outstanding. After the date hereof and prior to the Effective Time, Southwest will effect a reverse stock split (the "Reverse Split"), thereby reducing its authorized capital stock to 6,349,206 shares of Southwest Common Stock and the amount of issued and outstanding shares to approximately 2,000,000 shares. Southwest will not issue any fractional shares in the Reverse Split, but will round up any fractional shares to the next whole share. All issued and outstanding shares of Southwest Common Stock have been, the shares to be issued in the Reverse Split and the shares to be issued pursuant to Article 1 will be, when issued, duly authorized, validly issued, fully paid and nonassessable. All issued and outstanding shares of Southwest Common Stock have been, and the shares to be issued in the Reverse Split and the shares to be issued pursuant to Article 1 will be, when issued, issued in compliance with (and not subject to) any preemptive rights, and in compliance with all applicable state, federal and foreign securities laws. There are no outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Southwest is a party that, directly or indirectly, (i) obligate Southwest to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Southwest of any shares of its capital stock, or (iii) to the knowledge of Southwest, relate to the voting or control of such capital stock.

      3.4 REPORTS AND FINANCIAL STATEMENTS. All reports or forms and any amendments thereto filed by Southwest with the SEC since the date Southwest became a reporting company under the Securities Exchange Act of 1934 (collectively the "Southwest SEC Filings"), as of their respective dates, (i) complied in all material respects with the applicable requirements of the Securities Act of 1933 and the rules and regulations thereunder (the "1933 Act") and the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "1934 Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in Southwest SEC Filings, (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and
(iii) fairly present in all material respects the consolidated financial position of Southwest as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not, individually or in the aggregate, expected to have a Southwest Material Adverse Effect). The statements of earnings included in the audited or unaudited interim financial statements in the Southwest SEC Filings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with GAAP, except as expressly specified in the applicable statement of operations or notes thereto.

      3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Southwest has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved in the unaudited balance sheet of Southwest as of September 30, 2001 contained in Southwest's Form 10-QSB filed on November 14, 2001 (the "Southwest Unaudited Balance Sheet") or in the notes thereto, (b) liabilities incurred since September 30, 2001 in the ordinary course of business and of a type and in an amount consistent with past practice, and (c) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.6 CONSENTS AND APPROVALS. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, and state securities laws, (ii) obtaining the Required Southwest Shareholder Vote, and (iii) the filing and recordation of appropriate merger documents as required by the MBCA and the NMBCA, the authorization and approval by Southwest's Board of Directors and the execution and delivery by Southwest of this Agreement and the other agreements contemplated hereby to which Southwest is a party, and the consummation by Southwest of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Southwest; (b) violate any statute, law, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (a "Governmental Body") or any nongovernmental self-regulatory agency by which Southwest or any of its properties or assets may be bound; (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any mortgage, pledge, security interest, encumbrance, lien or other charge of any kind ("Lien") on any of the properties or assets of Southwest under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Southwest is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses (b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Southwest from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect. Section 3.6 of the Southwest Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Southwest is a party, or by which it or any of its properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Southwest, except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.7 COMPLIANCE WITH LAWS. Southwest is not in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.8 LITIGATION. There are no claims, actions, suits, proceedings or investigations or reviews of any kind, pending or, to the knowledge of Southwest, threatened, against Southwest or any asset or property of Southwest, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Since September 30, 2001 there has not been any (a) Southwest Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect; or (c) material change by Southwest in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Southwest's independent public accountants.

      3.10 OFFICERS, DIRECTORS AND EMPLOYEES. The Southwest Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Southwest whose employment with Southwest has terminated either voluntarily or involuntarily during the preceding 12-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of Southwest. Except as would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse
Effect: (i) no unfair labor practice complaint against Southwest is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Southwest, threatened against or involving Southwest; (ii) no unionizing efforts have, to the knowledge of Southwest, been made by employees of Southwest, Southwest is not a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Southwest; and (iii) there is no labor dispute pending or, to the knowledge of Southwest, threatened between Southwest and its employees.

      3.11 TAXES. Except for such matters that, individually or in the aggregate, would not have a Southwest Material Adverse Effect, (i) Southwest has filed, or has obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other Tax reports and returns required to be filed by Southwest; (ii) Southwest has duly paid, or accrued on its books of account, all taxes (including estimated taxes) shown as due on such reports and returns (or such extension requests), or assessed against them, other than Taxes being contested in good faith in proper proceedings; and (iii) the liabilities and reserves for Taxes reflected on the Southwest Unaudited Balance Sheet are adequate to cover all Taxes payable by Southwest for all taxable periods and portions thereof ending on or before the dates thereof. No Tax audits are pending against and no claims for Taxes have been received in writing by Southwest, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have a Southwest Material Adverse Effect. Southwest has not, with regard to any assets or property held, acquired or to be acquired by Southwest, filed a consent to the application of Section 341(f)(2) of the Code. Southwest has not taken or agreed to take any action (other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Southwest is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

      For the purposes of this Agreement, "Tax" shall mean and include taxes, duties, withholdings, assessments, and charges assessed or imposed by any governmental authority (together with any interest, penalties and additions to tax imposed with respect thereto), including but not limited to all federal, state, county, local, and foreign income, profits, gross receipts, import, ad valorem, real and personal property, franchise, license, sales, use, value added, stamp, transfer, withholding, payroll, employment, excise, custom, duty, and any other taxes, obligations and assessments of any kind whatsoever; "Tax" shall also include any liability for Taxes arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined, or unitary group as well as any liability for Taxes under any Tax allocation, Tax sharing, Tax indemnity, or similar agreement.

      3.12 CONTRACTS. The Southwest Disclosure Schedule lists, and Southwest has heretofore furnished to Scanner complete and accurate copies of (or, if oral, the Southwest Disclosure Schedule states all material provisions of),
(a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Southwest or any affiliate thereof in effect as of the date of this Agreement to which Southwest is a party or by which Southwest or any of its properties or assets is bound, and (b) every contract, agreement, or understanding to which Southwest is a party that would reasonably be expected to involve payments by or to Southwest in excess of $50,000 during Southwest's current 2002 fiscal year or in excess of $100,000 in the aggregate during Southwest's 2000 and 2001 fiscal years, or would have a Southwest Material Adverse Effect, or that is material and was not made in the ordinary course of business. Southwest is not in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Southwest, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect. As of the date of this Agreement, Southwest is not a party to any contract, plan, agreement, understanding, arrangement or obligation (i) that restricts Southwest's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, (ii) that imposes on Southwest material obligations not reflected in the Southwest SEC Filings, or
(iii) that would be required to be filed with the SEC in a filing to which paragraph (b)(10) of Item 601 of Regulation S-B of the Rules and Regulations of the SEC is applicable, which has not been so filed.

      3.13 INTELLECTUAL PROPERTY RIGHTS. The Southwest Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Southwest is the owner or a licensee (the "Southwest Intellectual Property"). Southwest owns, free and clear of any Lien, other than Liens that would not be reasonably expected to have a Southwest Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Southwest Intellectual Property. No claim has been asserted or, to the knowledge of Southwest, threatened in writing by any person, with respect to the use of Southwest Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have a Southwest Material Adverse Effect. To the knowledge of Southwest, neither the use of Southwest Intellectual Property by Southwest in the present conduct of its business nor any product or service of Southwest infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have a Southwest Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect, (i) all Southwest Intellectual Property listed in the Southwest Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and (ii) to the knowledge of Southwest, the Southwest Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. To the knowledge of Southwest, no person or entity nor such person's or entity's business or products has infringed, or misappropriated any Southwest Intellectual Property, or currently is infringing, or misappropriating any Southwest Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

      3.14  BENEFIT PLANS.

            (a) Southwest does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by Southwest is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law and Southwest has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have a Southwest Material Adverse Effect.

            (b) Southwest does not sponsor, maintain, contribute to, or has not, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

            (c) Southwest does not sponsor, maintain, or contribute to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by Southwest is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Southwest has not established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (d) Southwest does not currently maintain or contribute to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Southwest employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Southwest Compensation Plans").

            (e) With respect to the Pension Plans, Welfare Plans or Scanner Compensation Plans, no event has occurred and, to the knowledge of Scanner, there exists no condition or set of circumstances, in connection with which Scanner or the Scanner Subsidiary would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law that would, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

            (f) The IRS has issued favorable determination letters with respect to all Scanner and Scanner Subsidiary Pension Plans that are intended to be qualified under Section 401(a) of the Code. Scanner has provided or made available to Southwest summaries of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Scanner has provided or made available to Southwest (i) copies of all employment agreements with officers of Scanner or the Scanner Subsidiary (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of Scanner or the Scanner Subsidiary with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Scanner or the Scanner Subsidiary with or relating to any of its employees that contain change in control provisions.

            (g) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Southwest Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

      3.15 MINUTE BOOKS. Southwest has previously made available to Scanner or its representatives all of the minutes of meetings of and corporate actions or written consents by the shareholders, Boards of Directors, and committees of the Board of Directors of Southwest.

      3.16 NO FINDERS. No act of Southwest has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Southwest Disclosure Schedule to those parties identified thereon who have acted as a finder for Southwest or have been retained by Southwest as financial advisors pursuant to the agreements or other documents described in the Southwest Disclosure Schedule, copies of which have been provided or made available to Scanner or its advisors prior to the date of this Agreement.

      3.17 PROXY STATEMENT. The Southwest Proxy Statement (as defined in
Section 5.5 hereof) and any amendments or supplements thereto (i) will comply in all material respects with all applicable laws, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Southwest with respect to information relating to Scanner or any affiliate of Scanner supplied by Scanner specifically for inclusion in the Proxy Statement.

                                   ARTICLE 4.
                 REPRESENTATIONS AND WARRANTIES OF SCANNER

      Except as set forth in a document of even date herewith and concurrently delivered herewith that identifies by section number the representations and warranties in this Agreement to which such disclosure relates (the "Scanner Disclosure Schedule"), Scanner hereby makes the following representations and warranties to Southwest:

      4.1 ORGANIZATION. Scanner and the subsidiary of Scanner (the "Scanner Subsidiary") are corporations duly organized, validly existing, and in good standing under the laws of the State of Minnesota and have all requisite corporate power and authority to own, lease, and operate their properties and to carry on their business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power and authority would not, individually or in the aggregate, have a Scanner Material Adverse Effect (as defined below). Scanner and the Scanner Subsidiary are duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by them or the nature of the business conducted by them makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect (as defined below). "Scanner Material Adverse Effect" means an effect that is or would reasonably at the time of such effect be expected to be materially adverse: (i) to the business, results of operation, or financial condition of Scanner and the Scanner Subsidiary, taken as a whole; or (ii) to Scanner's ability to perform any of its material obligations under this Agreement or to consummate the Merger; or (iii) to the ability of the Surviving Corporation to continue to conduct the business of Scanner as presently conducted, following the Effective Time. Scanner has heretofore delivered or made available to Southwest or its advisers complete and accurate copies of the Articles of Incorporation, Bylaws and other governing instruments of Scanner and the Scanner Subsidiary, as currently in effect, and of the organizational documents and agreements defining the rights of Scanner or the Scanner Subsidiary with respect to any material joint ventures, partnerships or other business in which Scanner owns a less-than-100% interest. Except for Scanner's ownership of 100% of the capital stock of Scanner Subsidiary, neither Scanner nor the Scanner Subsidiary, directly or indirectly, owns or controls or has any equity, partnership, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.

      4.2 AUTHORIZATION. Scanner has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its shareholders, to consummate the transactions contemplated hereby. The execution and delivery by Scanner of this Agreement and the other agreements contemplated hereby to which Scanner is a party, and the consummation by Scanner of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by Scanner's Board of Directors, no other action of Scanner's Board of Directors or corporate proceeding on the part of Scanner or the Scanner Subsidiary are necessary to authorize this Agreement, and, subject to obtaining the approval and adoption of this Agreement and approval of the Merger by the holders of a majority of the shares of Scanner Common Stock outstanding as of the record date of Scanner's shareholder meeting (the "Required Scanner Shareholder Vote"), no other action of Scanner's Board of Directors or corporate action on the part of Scanner or the Scanner Subsidiary is necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Scanner and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Scanner, enforceable against Scanner in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

      4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of Scanner consists of 10,000,000 shares of Scanner Common Stock, no par value, of which 7,061,196 shares are issued and outstanding. All issued and outstanding shares of capital stock of the Scanner Subsidiary are owned, beneficially and of record, by Scanner, free and clear of any Lien. All issued and outstanding shares of Scanner Common Stock have been validly issued, are fully paid and nonassessable, and have not been issued in violation of and are not currently subject to any preemptive rights. All issued and outstanding shares of Scanner Common Stock have been issued and sold in compliance with all applicable state, federal and foreign securities laws. Except for options and warrants to purchase an aggregate of 600,000 shares of Scanner Common Stock listed in the Scanner Disclosure Schedule, as of the date of this Agreement there are no outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which Scanner or the Scanner Subsidiary is a party that, directly or indirectly, (i) obligate Scanner or the Scanner Subsidiary to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by Scanner or the Scanner Subsidiary of any shares of its capital stock, or (iii) to the knowledge of Scanner, relate to the voting or control of such capital stock. The Scanner Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants, and other rights to acquire Scanner Common Stock, including the name of the holder, the date of grant, acquisition price, number of shares, exercisability schedule, and, in the case of options, the type of option under the Code. No consent of holders of Scanner Options is required to carry out the provisions of Section 1.7.

      4.4 FINANCIAL STATEMENTS. Scanner's audited financial statements at and for the year ended December 31, 2000 and unaudited financial statements at and for the quarter ended September 30, 2001 (collectively the "Scanner 2001 Financials"), (i) were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC), and (ii) fairly present in all material respects the consolidated financial position of Scanner as of the dates thereof and the income, cash flows, and changes in shareholders' equity for the periods involved (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not, individually or in the aggregate, expected to have a Scanner Material Adverse Effect). The statements of earnings included in the Scanner 2001 Financials do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business required to be disclosed separately in accordance with GAAP, except as expressly specified in the applicable statement of operations or notes thereto.

      4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Neither Scanner nor the Scanner Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except (a) liabilities or obligations that are accrued or reserved in the audited balance sheet of Scanner as of December 31, 2000 contained in the Scanner 2001 Financials or in the notes thereto, (b) liabilities or obligations that are accrued or reserved in the unaudited balance sheet of Scanner as of September 30, 2001,
(c) liabilities incurred since September 30, 2001 in the ordinary course of business and of a type and in an amount consistent with past practice, and
(d) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.6 CONSENTS AND APPROVALS. Except for (i) any applicable requirements of the 1933 Act and state securities laws, (ii) obtaining the Required Scanner Shareholder Vote, and (iii) the filing and recordation of appropriate merger documents as required by the MBCA and the NMBCA, the authorization and approval by Scanner's Board of Directors and the execution and delivery by Scanner of this Agreement and the other agreements contemplated hereby to which Scanner is a party and the consummation by Scanner of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Scanner or the Scanner Subsidiary; (b) violate any statute, law, rule, regulation, order, or decree of any federal, state, local, or foreign governmental or regulatory body or authority (a "Governmental Body") or any nongovernmental self-regulatory agency by which Scanner or the Scanner Subsidiary or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval to be obtained from any Governmental Body or any nongovernmental self-regulatory agency; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Scanner under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Scanner is a party, or by which it or any of its properties or assets may be bound, except, in the case of clauses (b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that would not, individually or in the aggregate, reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Scanner from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect. Section 4.6 of Scanner Disclosure Schedule lists each note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which Scanner is a party, or by which it or any of its properties or assets may be bound, under or with respect to which the transactions contemplated by this Agreement will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of Scanner, except for violations, defaults, losses, rights and Liens that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.7 COMPLIANCE WITH LAWS. Neither Scanner nor the Scanner Subsidiary is in default or violation of any applicable federal, state, local, or foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, or other similar items of any court or other Governmental Body (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), except for such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.8 LITIGATION. Except as disclosed on Schedule 4.8 of the Scanner Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations or reviews of any kind, pending or, to the knowledge of Scanner or the Scanner Subsidiary, threatened against Scanner or the Scanner Subsidiary or any asset or property of Scanner, except for such claims, actions, suits, proceedings, investigations or reviews that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.9 ABSENCE OF MATERIAL ADVERSE CHANGES. Since September 30, 2001 there has not been any (a) Scanner Material Adverse Effect; (b) damage, destruction, or loss, not covered by insurance, that would, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect; or (c) material change by Scanner or the Scanner Subsidiary in accounting methods or principles used for financial reporting purposes, except as required by a change in applicable law or generally accepted accounting principles and concurred with by Scanner's independent public accountants.

      4.10 OFFICERS, DIRECTORS AND EMPLOYEES. Prior to the date hereof, Scanner has provided to Southwest a list that completely and accurately sets forth the name and current annual salary rate of each officer of Scanner or the Scanner Subsidiary whose total remuneration for the last fiscal year was, or for the current fiscal year is expected to be, in excess of $100,000, together with a summary of the bonuses, commissions, additional compensation, and other like cash benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year. The Scanner Disclosure Schedule completely and accurately sets forth (i) the names of all former officers of Scanner or the Scanner Subsidiary whose employment with Scanner or the Scanner Subsidiary, respectively, has terminated either voluntarily or involuntarily during the preceding 12-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of Scanner and the Scanner Subsidiary. Except as would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect: (i) no unfair labor practice complaint against Scanner or the Scanner Subsidiary is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of Scanner, threatened in writing against or involving Scanner or the Scanner Subsidiary; (ii) no unionizing efforts have, to the knowledge of Scanner, been made by employees of Scanner or the Scanner Subsidiary, neither Scanner nor the Scanner Subsidiary is a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by Scanner or the Scanner Subsidiary; and (iii) there is no labor dispute pending or, to the knowledge of Scanner, threatened in writing between Scanner and the Scanner Subsidiary and their employees.

      4.11 TAXES. Except for such matters that, individually or in the aggregate, would not have a Scanner Material Adverse Effect, (i) Scanner and the Scanner Subsidiary have filed, or have obtained extensions to file (which extensions have not expired without filing), all state, local, United States, foreign, or other Tax reports and returns required to be filed by Scanner;
(ii) Scanner and the Scanner Subsidiary have duly paid, or accrued on its books of account, all Taxes (including estimated Taxes) shown as due on such reports and returns (or such extension requests), or assessed against it, other than Taxes being contested in good faith in proper proceedings and
(iii) the liabilities and reserves for Taxes reflected on Scanner Audited Balance Sheet are adequate to cover all Taxes payable by Scanner or the Scanner Subsidiary for all taxable periods and portions thereof ending on or before the dates thereof. No Tax audits are pending against and no claims for Taxes have been received in writing by Scanner or the Scanner Subsidiary, other than audits and claims that, individually and in the aggregate, are not reasonably expected to have a Scanner Material Adverse Effect. Neither Scanner nor the Scanner Subsidiary has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code. Neither Scanner nor the Scanner Subsidiary has taken or agreed to take any action

(other than actions contemplated by this Agreement) that would prevent the Merger from constituting a reorganization qualifying under Section 368(a) of the Code. Scanner is not aware of any agreement, plan or other circumstance that would prevent the Merger from so qualifying under Section 368(a) of the Code.

      4.12 CONTRACTS. The Scanner Disclosure Schedule lists, and Scanner has heretofore furnished to Southwest complete and accurate copies of (or, if oral, the Scanner Disclosure Schedule states all material provisions of), (a) every employment, material consulting, severance or change of control agreement or arrangement for the benefit of any director, officer, employee, other person or shareholder of Scanner or the Scanner Subsidiary or any affiliate thereof in effect as of the date of this Agreement to which Scanner or the Scanner Subsidiary is a party or by which Scanner or the Scanner Subsidiary or any of its properties or assets is bound, and (b) every contract, agreement, or understanding to which Scanner or the Scanner Subsidiary is a party that would reasonably be expected to involve payments by or to Scanner or the Scanner Subsidiary, respectively, in excess of $50,000 during Scanner's current 2001 fiscal year or in excess of $100,000 in the aggregate during Scanner's 2000 and 2001 fiscal years, or would have a Scanner Material Adverse Effect, or that is material and was not made in the ordinary course of business. Neither Scanner nor the Scanner Subsidiary is in material violation of or in default under any contract, plan, agreement, understanding, arrangement or obligation that is material to Scanner, except for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect. As of the date of this Agreement, neither Scanner nor the Scanner Subsidiary is a party to any contract, plan, agreement, understanding, arrangement or obligation (i) that restricts Scanner's, or after the Merger would restrict the Surviving Corporation's, ability to conduct any line of business, (ii) that imposes on Scanner or the Scanner Subsidiary material obligations not reflected in the Scanner 2001 Financials, or (iii) that would be required to be filed with the SEC in a filing to which paragraph (b)(10) of Item 601 of Regulation S-B of the Rules and Regulations of the SEC would be applicable if Scanner was subject to the 1934 Act.

      4.13 INTELLECTUAL PROPERTY RIGHTS. The Scanner Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks, copyrights, and all applications for or registrations of any of the foregoing as to which Scanner or the Scanner Subsidiary is the owner or a licensee (the "Scanner Intellectual Property"). Scanner and the Scanner Subsidiary own, free and clear of any Lien, other than Liens that would not be reasonably expected to have a Scanner Material Adverse Effect, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing comprising Scanner Intellectual Property. No claim has been asserted or, to the knowledge of Scanner, threatened in writing by any person, with respect to the use of Scanner Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement with respect thereto, except for such claims that, individually or in the aggregate, would not reasonably be expected to have a Scanner Material Adverse Effect. To the knowledge of Scanner, neither the use of Scanner Intellectual Property by Scanner or the Scanner Subsidiary in the present conduct of its business nor any product or service of Scanner or the Scanner Subsidiary infringes on the valid intellectual property rights of any person in a manner that, individually or in the aggregate, would reasonably be expected to have a Scanner Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect, (i) all Scanner Intellectual Property listed in the Scanner Disclosure Schedule has the status indicated therein and, unless provided otherwise, all applications are still pending in good standing and have not been abandoned, and (ii) except as disclosed on Schedule 4.13 of the Scanner Disclosure Schedule, to the knowledge of Scanner, the Scanner Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding. Except as disclosed on Schedule 4.13 of the Scanner Disclosure Schedule, to the knowledge of Scanner, no person or entity nor such person's or entity's business or products have infringed, or misappropriated any Scanner Intellectual Property, or currently are infringing, or misappropriating any Scanner Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

      4.14  BENEFIT PLANS.

            (a) Neither Scanner nor the Scanner Subsidiary sponsors, maintains, contributes to, or has, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of ERISA, including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by Scanner or the Scanner Subsidiary is, in all material respects, in compliance with applicable provisions of ERISA, the Code, and other applicable law and Scanner or the Scanner Subsidiary has performed all of its obligations under such Pension Plan except for such obligations that would not, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

            (b) Neither Scanner nor the Scanner Subsidiary sponsors, maintains, contributes to, or has, within the past five years, sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is subject to Title IV of ERISA.

            (c) Except as set forth on Schedule 4.14 of the Scanner Disclosure Schedule, neither Scanner nor the Scanner Subsidiary sponsors, maintains, or contributes to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, and any such Welfare Plan presently maintained by Scanner or the Scanner Subsidiary is, in all material respects, in compliance with the provisions of ERISA, the Code, and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Neither Scanner nor the Scanner Subsidiary has established or contributed to any "voluntary employees' beneficiary association" within the meaning of
      Section 501(c)(9) of the Code.

            (d) Except as set forth on Schedule 4.14 of the Scanner Disclosure Schedule, neither Scanner nor the Scanner Subsidiary currently maintains or contributes to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option, or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance, or other benefit or welfare or other similar plan, policy, agreement, trust, fund, or arrangement providing for the remuneration or benefit of all or any Scanner employees, directors or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Scanner Compensation Plans").

            (e) With respect to the Pension Plans, Welfare Plans or Scanner Compensation Plans, no event has occurred and, to the knowledge of Scanner, there exists no condition or set of circumstances, in connection with which Scanner or the Scanner Subsidiary would be subject to any liability under the terms of such Plans (other than the payment of benefits thereunder), ERISA, the Code or any other applicable law that would, individually or in the aggregate, reasonably be expected to have a Scanner Material Adverse Effect.

            (f) The IRS has issued favorable determination letters with respect to all Scanner and Scanner Subsidiary Pension Plans that are intended to be qualified under Section 401(a) of the Code. Scanner has provided or made available to Southwest summaries of all Pension Plans, Welfare Plans, Compensation Plans, and related agreements, and complete and accurate copies of all annual reports (Form 5500), favorable determination letters, current summary plan descriptions, and all employee handbooks or manuals. Scanner has provided or made available to Southwest (i) copies of all employment agreements with officers of Scanner or the Scanner Subsidiary (or copies of forms of agreements setting forth representative employment terms and conditions); (ii) copies of all severance, bonus or incentive agreements, programs and policies of Scanner or the Scanner Subsidiary with or relating to any of its employees; and (iii) copies of all plans, programs, agreements and other arrangements of Scanner or the Scanner Subsidiary with or relating to any of its employees that contain change in control provisions.

            (g) Except as disclosed on Schedule 4.14 of the Scanner Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Scanner or Scanner Subsidiary Pension Plan, Welfare Plan, Compensation Plan, or other arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits.

      4.15 MINUTE BOOKS. Scanner has previously made available to Southwest or its representatives all of the minutes of meetings of and corporate actions or written consents by the shareholders, Board of Directors, and committees of the Board of Directors of Scanner and the Scanner Subsidiary.

      4.16 NO FINDERS. No act of Scanner or the Scanner Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified in the Scanner Disclosure Schedule to those parties identified thereon who have acted as a finder for Scanner or have been retained by Scanner as financial advisors pursuant to the agreements or other documents described in the Scanner Disclosure Schedule, copies of which have been provided or made available to Southwest or its advisors prior to the date of this Agreement.

      4.17 PROXY STATEMENT. The information relating to Scanner or any affiliate of Scanner supplied by Scanner specifically for inclusion in the Southwest Proxy Statement (as defined in Section 5.5 hereof) (i) will comply in all material respects with all applicable laws, and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE 5.
                                    COVENANTS

      5.1 CONDUCT OF BUSINESS OF SOUTHWEST. Except as otherwise expressly contemplated or permitted by this Agreement, from the date of this Agreement to the Effective Date, unless Scanner shall otherwise agree in writing, Southwest shall not, directly or indirectly: (a) amend or propose to amend its Articles of Incorporation or Bylaws; (b) issue, sell or grant any shares of Southwest Common Stock, or securities convertible into or exchangeable for Southwest Common Stock, including, but not limited to, the grant of Southwest Common Stock and/or warrants to purchase shares of Southwest Common Stock under any agreement described in Section 3.16 of the Southwest Disclosure Schedule; (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Southwest whether by stock dividend, reverse stock split (with the exception of the Reverse Split as described in Section 3.3 hereof), distribution of securities convertible into Southwest capital stock or otherwise; (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof; (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; (g) declare or pay any dividend or distribution; or (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Southwest's past custom and practice.

      5.2 CONDUCT OF BUSINESS OF SCANNER. Southwest and Scanner acknowledge that all options outstanding under the Scanner stock option plan (the "Scanner Stock Options") will, by reason of Scanner's entering into this Agreement, become immediately exercisable in full, and that the Scanner Stock Options will terminate if not exercised prior to the Closing Date. From the date of this Agreement to the Closing Date, unless Southwest shall otherwise agree in writing or as otherwise expressly contemplated or permitted by this Agreement, Scanner shall not, directly or indirectly: (a) amend or propose to amend its Articles of Incorporation or Bylaws; (b) issue, sell or grant any shares of Scanner Common Stock, or securities convertible into or exchangeable for Scanner Common Stock, other than (i) the grant of Scanner Common Stock and/or warrants to purchase shares of Scanner Common Stock under any agreement as described in Section 4.16 of the Scanner Disclosure Schedule, and (ii) issuances of shares of Scanner Common Stock pursuant to the exercise of stock options or warrants outstanding on the date of this Agreement or granted pursuant to clause (i) above); (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of Scanner whether by stock dividend, reverse stock split, distribution of securities convertible into Scanner capital stock or otherwise; (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof; (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder; (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; (g) declare or pay any dividend or distribution; or (h) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and Scanner's past custom and practice.

      5.3 NO SOLICITATION. Southwest and Scanner shall not, and shall cause their respective officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant), not to, directly or indirectly, solicit, knowingly encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group (other than a party to this Agreement) concerning any proposed Alternative Transaction, or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following involving Southwest or Scanner, respectively: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of Southwest or Scanner, respectively; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), other than Southwest or Scanner or their respective affiliates, (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more than 50% of the outstanding shares of any class of capital stock of Southwest or Scanner, respectively; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 50% of the assets (including, but not limited to, intellectual property assets) of Southwest or Scanner, respectively (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. Southwest and Scanner will immediately cease and terminate all discussions, if any, that have taken place prior to the date hereof with Third Parties concerning any proposed Alternative Transaction, and will request that such Third Parties promptly return any confidential information furnished by Southwest or Scanner, respectively. Southwest and Scanner will not waive any provision of any confidentiality, standstill or similar agreement entered into with any third party regarding any proposed Alternative Transaction, and prior to the Closing shall enforce all such agreements in accordance with their terms. Southwest and Scanner will promptly communicate to each other the name of the person or entity submitting, and the terms and conditions of, any proposal or written inquiry that it receives after the date hereof in respect of any proposed Alternative Transaction or a reasonably detailed description of any such information requested from it after the date hereof or of any such negotiations or discussions being sought to be initiated or continued with Southwest or Scanner, respectively, after the date hereof in respect of a proposed Alternative Transaction.

      5.4   ACCESS AND INFORMATION.

            (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Southwest or Scanner is a party (in which case Southwest or Scanner shall use all commercially reasonable efforts to provide acceptable alternative arrangements, not in violation of such agreement or arrangement, for disclosure to the other party) or pursuant to applicable law, Southwest and Scanner shall afford to the other party, and to the other party's accountants, officers, directors, employees, counsel, and other representatives, reasonable access during normal business hours upon reasonable prior notice, from the date hereof through the Effective Time, to all of its properties, books, contracts, commitments, and records, and, during such period, Southwest and Scanner shall each furnish promptly to the other party all information concerning Southwest's or Scanner's businesses, prospects, properties, liabilities, results of operations, financial condition, officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, distributors, customers, and suppliers as the other party may reasonably request. During the period from the date hereof to the Effective Time, the parties shall in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of Southwest's and Scanner's businesses and, in connection therewith, Scanner and Southwest shall be entitled, during normal business hours upon reasonable prior notice and in a manner that does not unreasonably interfere with the other party's business, to have employees or other representatives present at the offices of the other party and its subsidiaries to observe, and be kept informed concerning such other party's operations and business planning.

            (b) Prior to closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither Southwest nor Scanner nor any of their officers, employees, attorneys, accountants and other representatives, shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

                  (i) is known to the party receiving the information at the time of disclosure;

                  (ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

                  (iii) is rightfully received by the party receiving the
            information from a third party.

      This provision shall not prohibit the disclosure of information required under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to both parties.

      5.5   APPROVAL OF SOUTHWEST AND SCANNER SHAREHOLDERS.

            (a) Southwest shall promptly take all action necessary in accordance with the NMBCA and Southwest's Articles of Incorporation and Bylaws to cause a special meeting of Southwest's shareholders (the "Southwest Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of (i) voting upon the Merger and the adoption and approval of this Agreement and (ii) amending Southwest's Articles of Incorporation to (x) increase the number of shares authorized thereunder to 100,000,000 (50,000,000 shares of Southwest Common Stock and 50,000,000 shares of preferred stock) and (y) to change Southwest's name to "Scanner Technologies Corporation" or any other name chosen by Scanner in its sole discretion. At such meeting, Southwest shall submit the aforesaid items to the vote of the Southwest shareholders and use its reasonable best efforts to obtain the approval by Southwest's shareholders for each of the items. As soon as practicable after the date hereof, Southwest shall prepare and mail a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Southwest's shareholders included therein are referred to in this Agreement as the "Southwest Proxy Statement"). Scanner shall furnish to Southwest all information concerning Scanner, its officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Southwest may reasonably request in connection with such Southwest Proxy Statement. Southwest shall cause the Southwest Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
      The Southwest Proxy Statement shall include the recommendation of Southwest's Board of Directors in favor of the Merger, unless the Board of Directors of Southwest determines in good faith after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Southwest's obligation to call, give notice of, convene and hold the Southwest Shareholders Meeting and at such meeting submit this Agreement and the Merger to a vote of Southwest's shareholders and not postpone or adjourn such meeting or the vote by Southwest's shareholders upon this Agreement and the Merger to another date without Scanner's approval.

            (b) Southwest shall notify Scanner promptly of the receipt of comments of the SEC, or of any request by the SEC for amendments or supplements to the Southwest Proxy Statement. If at any time prior to the mailing of the Southwest Proxy Statement, any event or circumstance relating to Southwest or Southwest's officers or directors should occur and be discovered by Southwest that is required to be described in an amendment or supplement to the definitive Proxy Statement, Southwest shall promptly inform Scanner. Whenever any event occurs that should be described in an amendment of, or supplement to, the definitive Proxy Statement, Southwest shall, upon learning of such event, promptly notify Scanner and consult and cooperate with Scanner in connection with the preparation of a mutually acceptable amendment or supplement. Southwest shall promptly file such amendment with the SEC and mail such amendment as soon as practicable after it is cleared by the SEC. No amendment or supplement to the Proxy Statement will be made by Southwest without the approval of Scanner, such approval not to be unreasonably withheld or delayed.

            (c) Scanner shall promptly take all action necessary in accordance with the MBCA and Scanner's Articles of Incorporation and Bylaws to cause a special meeting of Scanner's shareholders (the "Scanner Shareholders Meeting") to be duly called and held as soon as reasonably practicable following the date hereof for the purposes of voting upon the Merger and the adoption and approval of this Agreement. At such meeting, Scanner shall submit such item to the vote of the Scanner shareholders and use its best efforts to obtain the approval by Scanner's shareholders of each of such items. As soon as practicable after the date hereof, Scanner shall prepare and mail a proxy statement (such proxy statement, together with notice of meeting, form of proxy, and any letter or other materials to Scanner's shareholders included therein are referred to in this Agreement as the "Scanner Proxy Statement"). Southwest shall furnish to Scanner all information concerning Southwest and its officers, directors and shareholders, and shall take such other action and otherwise cooperate, as Scanner may reasonably request in connection with such Scanner Proxy Statement. Scanner shall cause the Scanner Proxy Statement to comply with all applicable laws and not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The
      Scanner Proxy Statement shall include the recommendation of Scanner's Board of Directors in favor of the Merger, unless the Board of Directors of Scanner determines in good faith after consultation with its independent legal counsel, that to do so would violate its applicable fiduciary duties to its shareholders imposed by law. Unless and until this Agreement is validly terminated pursuant to Article 7, nothing herein shall limit or eliminate in any way Scanner's obligation to call, give notice of, convene and hold the Scanner Shareholders
      Meeting and at such meeting submit this Agreement and the Merger to a vote of Scanner's shareholders and not postpone or adjourn such meeting or the vote by Scanner's shareholders upon this Agreement and the Merger to another date without Southwest's approval.

      5.6 CONSENTS. Southwest will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Southwest to consummate the transactions contemplated hereby. Scanner agrees to cooperate with Southwest in connection with obtaining such approvals and consents. Scanner will, at its cost and expense, use all reasonable efforts to obtain all approvals and consents of all third parties necessary on the part of Scanner or the Scanner Subsidiary to consummate the transactions contemplated hereby. Southwest agrees to cooperate with Scanner in connection with obtaining such approvals and consents.

      5.7 FURTHER ACTIONS. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

      5.8 REGULATORY APPROVALS. Southwest and Scanner each agree to use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things as may be necessary under applicable laws or regulations for the consummation of the Merger or any of the other transactions contemplated hereby, and each party shall give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions.

      5.9 CERTAIN NOTIFICATIONS. Southwest shall promptly notify Scanner in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Southwest or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.2. Scanner shall promptly notify Southwest in writing of the occurrence of any event that will or could reasonably be expected to result in the failure by Scanner or its affiliates to satisfy any of the conditions specified in Section 6.1 or 6.3.

      5.10 SECURITIES LAWS. Southwest shall take any action required to be taken under the 1933 Act, the 1934 Act or state blue sky or securities laws in connection with the issuance of Southwest Common Stock pursuant to the Merger.

      5.11 NO REGISTRATION UNDER THE 1933 ACT. With the exception of the Merger Warrants and the Southwest Common Stock issued upon the exercise of such Merger Warrants, the shares of Southwest Common Stock that are issued in accordance with the terms hereof shall not be registered under the 1933 Act before or within two (2) years after the Effective Time.

      5.12 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken that could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

      5.13  DIRECTORS AND OFFICER LIABILITY.

            (a) The Articles of Incorporation and the Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, payment of fees and expenses and exculpation from liability set forth in the Surviving Corporation's Articles of Incorporation and Bylaws as set forth as EXHIBIT C and EXHIBIT D to this Agreement, respectively, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of Southwest or Scanner, unless such modification is required by law.

            (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this
      Section 5.13.

            (c) This Section 5.13 shall survive the consummation of the Merger at the Effective Time, is intended to benefit Southwest, Scanner, the Surviving Corporation and the officers and directors thereof, and all other individuals who on or at any time prior to the Effective Time were directors, officers, employees or agents of Southwest or Scanner, and shall be binding on all successors and assigns of the Surviving Corporation.

      5.14 SHAREHOLDER ACKNOWLEDGMENTS. Scanner shall use its best efforts to cause all of its shareholders to sign and deliver to Southwest a Shareholder Acknowledgement in the form of EXHIBIT E as attached hereto at the time of execution of this Agreement or as soon thereafter as practicable.


                                   ARTICLE 6.
                               CLOSING CONDITIONS

      6.1 CONDITIONS TO OBLIGATIONS OF SCANNER AND SOUTHWEST. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

            (a) NO INJUNCTION. Neither Scanner nor Southwest shall be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that is then in effect and (i) has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger, or (ii) would impose any material limitation on the ability of the Surviving Corporation to effectively operate the Scanner business.

            (b) SHAREHOLDER APPROVAL. The approval of the shareholders of Southwest and Scanner referred to in Section 5.5 hereof shall have been obtained, in accordance with the NMBCA and the MBCA, respectively, and Southwest's and Scanner's respective Articles of Incorporation and Bylaws.

      6.2 CONDITIONS TO OBLIGATIONS OF SCANNER. The obligations of Scanner to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Scanner, in whole or in part, to the extent permitted by applicable law:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Southwest contained in this Agreement, without regard to any qualification or reference to "Southwest Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of the date hereof or another particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Southwest Material Adverse Effect. Scanner shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Southwest.

            (b) PERFORMANCE. Southwest shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Scanner shall have received a certificate to such effect signed by the Chief Executive Officer of Southwest.

            (c) SOUTHWEST DISSENTING SHARES. The percentage of outstanding shares of Southwest Common Stock held by Southwest shareholders who have
      (i) asserted dissenters' rights under the NMBCA and (ii) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed five percent (5%) of the issued and outstanding shares of Southwest Common Stock.

            (d) SCANNER DISSENTING SHARES. The percentage of outstanding shares of Scanner Common Stock held by Scanner shareholders who have (i) asserted dissenters' rights under the MBCA and (ii) as of the Effective Time, have not effectively withdrawn or lost such rights, shall not exceed five percent (5%) of the issued and outstanding shares of Scanner Common Stock.

      6.3 CONDITIONS TO OBLIGATIONS OF SOUTHWEST. The obligation of Southwest to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any or all of which may be waived by Southwest, in whole or in part, to the extent permitted by applicable law:

            (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Scanner contained in this Agreement, without regard to any qualification or reference to "Scanner Material Adverse Effect," shall be true and correct on the Closing Date as though such representations and warranties were made on such date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, and except in any case for any inaccuracies of representations and warranties that, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Scanner Material Adverse Effect. Southwest shall have received a certificate to the foregoing effect signed by the Chief Executive Officer of Scanner.

            (b) PERFORMANCE. Scanner shall have performed and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, and Southwest shall have received a certificate to such effect signed by the Chief Executive Officer of Scanner.



                                   ARTICLE 7.
                           TERMINATION AND ABANDONMENT

      7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Southwest and/or Scanner, only:

            (a) by mutual written consent duly authorized by the Board of Directors of Scanner and the Board of Directors of Southwest;

            (b) by either Scanner or Southwest if the Merger shall not have been consummated on or before April 30, 2002; provided, however, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date;

            (c) by either Scanner or Southwest if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

            (d) by either Southwest or Scanner if at the Southwest Shareholders Meeting, the requisite vote of the shareholders of Southwest for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Southwest;

            (e) by Southwest if at the Scanner Shareholders Meeting, the requisite vote of the shareholders of Scanner for approval and adoption of this Agreement and the Merger is not obtained; provided that the right to terminate this Agreement under this Section 7.1(e) will not be available to Southwest if Southwest's failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the shareholders of Scanner;

            (f) by Scanner, if (i) Scanner is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Southwest of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.2 will not be satisfied ("Terminating Southwest Breach"); provided, however, that, if such Terminating Southwest Breach is curable by Southwest through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Southwest continues to exercise reasonable best efforts, Scanner may not terminate this Agreement under this Section 7.1(f); or

            (g) by Southwest, if (i) Southwest is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Scanner of any of its representations, warranties, or obligations under this Agreement such that the conditions in Section 6.3 will not be satisfied ("Terminating Scanner Breach"); provided, however, that, if such Terminating Scanner Breach is curable by Scanner through the exercise of reasonable best efforts and such cure is reasonably likely to be completed prior to the applicable date specified in Section 7.1(b), then for so long as Scanner continues to exercise reasonable best efforts, Southwest may not terminate this Agreement under this Section 7.1(g).

      7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to any paragraph of Section 7.1, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 5.4, 7.2, 8.10 and 8.14; provided that nothing herein shall relieve any party from liability for the breach of any of its representations, warranties, covenants or agreements set forth herein occurring prior to the date of termination.


                                   ARTICLE 8.
                                  MISCELLANEOUS

      8.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by written agreement of Scanner and Southwest at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that, after the approval of this Agreement by the shareholders of Scanner or Southwest, respectively, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Scanner Common Stock shall be converted upon consummation of the Merger or which would otherwise require shareholder approval under applicable law unless such shareholder approval shall have been obtained.
This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      8.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Scanner on the one hand, or Southwest on the other hand, to comply with any obligation, covenant, agreement, or condition herein may be waived by Southwest or Scanner, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

      8.3 INVESTIGATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Scanner and Southwest contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties set forth in Articles 3 and 4 and in any certificate delivered pursuant thereto shall terminate at the Effective Time.

      8.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Southwest, to it at:

                  Southwest Capital Corporation
                  Attention: Laurence Zipkin
                  701 Xenia Avenue South
                  Suite 130
                  Golden Valley, MN 55416
                  Fax: (612) 476 8447

                  with a copy to

                  Robins, Kaplan, Miller & Ciresi, L.L.P.
                  Attention:  Eric O. Madson
                  2800 LaSalle Plaza
                  800 LaSalle Avenue
                  Minneapolis, MN  55402
                  Fax: (612) 339-4181

            (b)   If to Scanner, to it at:

                  Scanner Technologies Corporation
                  Attention: Elwin Beaty
                  4665 South Ash Avenue
                  Suite G-20
                  Tempe, AZ 85282
                  Fax: (480) 777 3795

                  with a copy to:

                  Fredrikson & Byron, P.A.
                  Attention: Robert K. Ranum
                  1100 International Centre
                  900 Second Avenue South
                  Minneapolis, MN  55402-3397
                  Fax: (612) 347-7077

      8.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for the provisions of Article 1 (the "Third Party Provisions"), this Agreement is not intended to confer upon any other person, except the parties hereto, any rights or remedies hereunder, and no third person shall be a third party beneficiary of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

      8.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable Minnesota principles of conflicts of law).

      8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      8.8 KNOWLEDGE. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of a party hereto shall mean actual knowledge of the directors or executive officers of such party.

      8.9 INTERPRETATION. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

      8.10 PUBLICITY. Upon execution of this Agreement by Scanner and Southwest, the parties shall jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them, except as provided in the following sentence. Neither party shall, without such mutual agreement or the prior consent of the other, file any documents or issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law; and (c) following prior notice to, and consultation with, the other party (which notice shall include a copy of the proposed statement or communication to be issued to the press or public). The foregoing shall not restrict Scanner's or Southwest's communications with their employees or customers in the ordinary course of business.

      8.11 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

      8.12 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

      8.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      8.14 EXPENSES. All costs and expenses, including any agent or investment banking fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

                              SCANNER TECHNOLOGIES CORPORATION


                              By:
                                  -------------------------------------------
                                        Elwin Beaty, Chief Executive Officer


                              SOUTHWEST CAPITAL CORPORATION


                              By:
                                  -------------------------------------------
                                        Laurence Zipkin, President

                                                                       EXHIBIT A

                                 PLAN OF MERGER

          MERGER OF SCANNER TECHNOLOGIES CORPORATION WITH AND INTO
                          SOUTHWEST CAPITAL CORPORATION


                                    ARTICLE 1
              CONSTITUENT CORPORATIONS; SURVIVING CORPORATION

      The names of the constituent corporations participating in the merger are Southwest Capital Corporation, a corporation organized under the laws of the State of New Mexico ("Southwest"), and Scanner Technologies Corporation, a corporation organized under the laws of the State of Minnesota ("Scanner"). Pursuant to the applicable provisions of the New Mexico Business Corporation Act the ("NMBCA") and the Minnesota Business Corporation Act ("MBCA"), Scanner shall be merged into Southwest which shall survive the merger. Southwest and Scanner have entered into an Agreement and Plan of Reorganization dated January 16, 2002 (the "Merger Agreement")


                                    ARTICLE 2
                                 EFFECTIVE TIME

      The merger shall become effective upon the filing of articles of merger which shall include this plan of merger with the New Mexico Public Regulation Commission and the Minnesota Secretary of State ("Effective Time"). At the Effective Time, the separate corporate existence of Scanner shall cease and Southwest shall continue as the surviving corporation (the "Surviving Corporation") From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers, franchises and be subject to all the restrictions, disabilities, and duties of Scanner and Southwest, all as more fully described in the NMBCA.


                                    ARTICLE 3
                            CONVERSION OF SECURITIES

      By virtue of the merger and without any action on the part of Scanner or Southwest or any holder of any share of capital stock of Scanner or Southwest:

            (a) Each share of common stock of Scanner, no par value per share ("Scanner Common Stock"), issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the applicable provisions of the MBCA ("Dissenters' Shares")) shall be converted into the right to receive the following: (i) that number of shares of common stock of Southwest, no par value (the "Southwest Common Stock") which is equal to the quotient of 8,000,000 divided by the number of shares of Scanner Common Stock outstanding immediately prior to the Effective Time, and (ii) warrants in the form attached as Exhibit B to the Merger Agreement (the "Merger Warrants") to purchase that number of shares of Southwest Common Stock which is equal to the quotient of 2,000,000 divided by the number of shares of Scanner Common Stock outstanding immediately prior to the Effective
      Time. No fractional shares of Southwest Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, or warrants to purchase fractional shares of Southwest Common Stock, shall be issued in connection with the Merger. All fractional shares of Southwest Common Stock to which a holder of Scanner Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple certificates that immediately prior to the Effective Time represented outstanding shares of Scanner Common Stock ("Scanner Certificates") of such holder are submitted together for conversion. Any remaining fractional shares of Southwest Common Stock shall be rounded up to the next whole share, and any Merger Warrant to purchase a fractional share of Southwest Common Stock shall be issued so as to give the right to purchase the next share of Southwest Common Stock.

            (b) Each share of Southwest Common Stock issued and outstanding immediately prior to the Effective Time (except for shares as to which the holders thereof have asserted dissenters' rights pursuant to the applicable provisions of the NMBCA ) shall remain issued and outstanding and unaffected by the Merger.


                                    ARTICLE 4
          ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION;
                        NAME OF THE SURVIVING CORPORATION

      The Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to read as set forth on Appendix A hereto. The Surviving Corporation shall have the name "Scanner Technologies Corporation".

                                     ANNEX B

                        SCANNER TECHNOLOGIES CORPORATION
                              FINANCIAL STATEMENTS


                          INDEX TO FINANCIAL STATEMENTS



                                                                               PAGE
                                                                               ----
AUDITED FINANCIAL STATEMENTS AND RELATED NOTES

    Independent Auditors' Report..............................................

    Balance Sheets............................................................

    Statements of Income......................................................

    Statements of Stockholders' Equity........................................

    Statements of Cash Flows..................................................

    Notes to the Financial Statements.........................................

UNAUDITED FINANCIAL STATEMENTS AND RELATED NOTES

    Balance Sheets............................................................

    Statements of Income......................................................

    Statements of Stockholders' Equity........................................

    Statements of Cash Flows..................................................

    Notes to the Unaudited Financial Statements...............................

UNAUDITED PRO FORMA FINANCIAL STATEMENTS AND RELATED NOTES

    Independent Auditors' Report..............................................

    Pro Forma Balance Sheets..................................................

    Pro Forma Statements of Income............................................

    Notes to Pro Forma Financial Statements...................................



                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and shareholders of Scanner Technologies Corporation
Minneapolis, Minnesota

We have audited the accompanying consolidated balance sheets of Scanner Technologies Corporation (a Minnesota corporation) and its wholly owned subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scanner Technologies Corporation and its wholly owned subsidiary as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

March 9, 2001 for the year 2000 except for note 13 to which November 6, 2001 applies November 6, 2001 for the year 1999


                                          LETHERT, SKWIRA, SCHULTZ & CO. LLP




  The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                           Consolidated Balance Sheet


                                                                         Year Ended December 31,
                                                                    2000                         1999
                                                                -----------                  -----------
                       ASSETS
     CURRENT ASSETS
Cash                                                             $   82,799                  $   212,023
Accounts receivable (less allowance for doubtful
    accounts of $35,000)                                          2,515,683                      667,140
Inventory                                                           419,653                      256,302
Other current assets                                                  5,080                          348
                                                                -----------                  -----------
     Total Current Assets                                         3,023,215                    1,135,813

     PROPERTY AND EQUIPMENT
Property and equipment                                              149,286                      110,230
Less: Accumulated depreciation                                       88,207                       62,697
                                                                -----------                  -----------
     Total Property and Equipment                                    61,079                       47,533

     OTHER ASSETS
Deferred tax asset                                                  462,800                      435,000
Other assets                                                          5,739                        1,297
                                                                -----------                  -----------
     Total Other Assets                                             468,539                      436,297
                                                                -----------                  -----------

     TOTAL ASSETS                                                 3,552,833                    1,619,643
                                                                -----------                  -----------
                                                                -----------                  -----------

          LIABILITIES AND STOCKHOLDERS' EQUITY
    CURRENT LIABILITIES
Line of credit                                                            0                      521,000
Accounts payable                                                    281,615                       81,806
Accrued income taxes                                                644,149                       19,429
Other current liabilities                                           200,508                       64,570
                                                                -----------                  -----------
     Total Current Liabilities                                    1,126,272                      686,805

     OTHER LIABILITIES
Accrued license fees                                                268,323                      266,194
Accrued compensation                                                875,200                      797,700
                                                                -----------                  -----------
     Total Other Liabilities                                      1,143,523                    1,063,894
                                                                -----------                  -----------

     TOTAL LIABILITIES                                            2,269,795                    1,750,699
                                                                -----------                  -----------
                                                                -----------                  -----------

     STOCKHOLDERS' EQUITY
Common stock - $.01 par value,
  Authorized 10,000,000 shares                                       69,067(1)                    68,783(2)
Additional paid-in capital                                          391,068                      384,262
Stock options                                                        30,000                            0
Retained earnings (deficit)                                         792,903                     (584,101)
                                                                -----------                  -----------
     Total Stockholders' Equity                                   1,283,038                     (131,056)
                                                                -----------                  -----------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $3,552,833                   $1,619,643
                                                                -----------                  -----------
                                                                -----------                  -----------



(1)  Issued and outstanding shares: 6,906,696
(2)  Issued and outstanding shares: 6,878,336

        The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY


                        Consolidated Statement of Income

                     Years Ended December 31, 2000 and 1999


                                                                     YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------------
                                                             2000                               1999
                                                          ----------                         ----------
Sales                                                     $6,038,929                         $2,817,094

Cost of Goods Sold                                         1,856,999                            983,129
                                                          ----------                         ----------

     Gross Profit                                          4,181,930                          1,833,965

     EXPENSES

Selling                                                      586,779                            432,407

General and Administrative                                 1,069,354                            542,249

Research and Development                                     242,543                            289,754

Legal                                                        217,452                              6,871

Depreciation                                                  25,510                              8,816
                                                          ----------                         ----------

     Total Expenses                                        2,141,638                          1,280,097
                                                          ----------                         ----------

     Net income from operations                            2,040,292                            553,868

Other income (expense)                                       (27,939)                           (63,580)
                                                          ----------                         ----------

     Net income (loss) before taxes                        2,012,353                            490,288

Provision for Income Taxes                                   635,349                            235,929
                                                          ----------                         ----------

Net Income for the Year                                    1,377,004                            254,359
                                                          ----------                         ----------
                                                          ----------                         ----------



       The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY



                 Consolidated Statement of Stockholders' Equity

                     Years Ended December 31, 2000 and 1999


                                                          Additional       Retained                              Total
                                          Common           Paid-in         Earnings            Stock          Stockholders'
                                           Stock           Capital         (Deficit)          Options            Equity
                                         ---------        ----------     -----------          --------       -------------
Balance, January 1, 1999                  $66,767          $216,278      $ (838,460)          $      -        $ (555,415)

Issuance of common stock                    2,016           167,984               -                  -           170,000

Net income for the year                         -                 -         254,359                  -           254,359
                                         ---------        ----------     -----------          --------       -------------

Balance, December 3l, 1999                 68,783           384,262        (584,101)                 -          (131,056)

Issuance of common stock                      284             6,806               -                  -             7,090

Stock options                                   -                 -               -             30,000            30,000

Net income for the year                         -                 -       1,377,004                  -         1,377,004
                                         ---------        ----------     -----------          --------       -------------

Balance, December 31, 2000                $69,067          $391,068      $  792,903            $30,000        $1,283,038
                                         ---------        ----------     -----------          --------       -------------
                                         ---------        ----------     -----------          --------       -------------



       The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY


                      Consolidated Statement of Cash Flows

                     Years Ended December 31, 2000 and 1999


                                                                                   2000               1999
                                                                               -----------         ---------
                  CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                     $ 1,377,004         $ 254,359

Adjustments to reconcile net income to net cash provided (used) by activities:
    Depreciation                                                                    25,510             8,816
    Deferred taxes                                                                 (27,800)          216,500

Increase (decrease) in cash flows from:
         Accounts receivable                                                    (1,848,543)         (627,519)
         Inventory                                                                (163,351)           74,152
         Prepaid insurance                                                          (4,732)            1,805
         Deposits                                                                   (4,442)                -
         Accounts payable                                                          200,345          (157,619)
         Accrued commissions                                                       138,993            60,981
         Accrued income taxes                                                      624,720            19,129
         Accrued expenses                                                           (3,590)           (6,479)
         Accrued license fees                                                        2,129           (12,820)
         Accrued compensation                                                       77,500            (2,500)
                                                                               -----------         ---------
    Net Cash Provided (Used) by Operating Activities                               393,743          (171,195)

                  CASH FLOWS USED INVESTING ACTIVITIES
Property and equipment purchases                                                   (39,057)          (56,347)

                  CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on short-term notes payable                                        (521,000)          367,337
Principal payments on long-term debt                                                     -          (100,000)
Issuance of common stock                                                            37,090           170,000
                                                                               -----------         ---------
    Net Cash Provided (Used) by Financing Activities                              (483,910)          437,337
                                                                               -----------         ---------

    Net Increase (Decrease) in Cash                                               (129,224)          209,795

Cash, Beginning of Year                                                            212,023             2,228
                                                                               -----------         ---------

Cash, End of Year                                                              $    82,799         $ 212,023
                                                                               ===========         =========


             SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION

During the years ended December 31, 2000 and 1999, the Company made income tax payments of $38,429 and $300 and interest payments of $34,879 and $28,679, respectively.


   The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                  Notes to Consolidated Financial Statements

                           DECEMBER 31, 2000 and 1999

                    (See Accountant's Compilation Report)


NOTE 1 NATURE OF BUSINESS, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ACCOUNTING ESTIMATES

NATURE OF BUSINESS

The Company is a manufacturer, developer, and retailer of electronic component test equipment. The Company also conducts research and development of technologically feasible products. The Company grants credit secured by the product to a customer base that is small in nature, but global in location.

These financial statements include the activity of SCANNER TECHNOLOGIES CORPORATION and its wholly owned subsidiary, Scanner Technologies Corporation International, Incorporated in the United States and Registered in Singapore. There were no intercompany transactions to be eliminated.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ACCOUNTING ESTIMATES

INVENTORIES
Inventories are valued at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT
Property and equipment is carried at cost less accumulated depreciation. Leasehold improvements are depreciated on the straight-line method over their estimated useful lives of 2 to 15 years. Furniture, fixtures, machinery and equipment are depreciated on accelerated methods over their useful lives of 5 to 7 years. Computer equipment and software are depreciated on accelerated methods over their useful lives of 3 to 5 years. Repairs and maintenance are expensed as incurred.

INCOME TAXES
The Company is taxed as a domestic US corporation under the Internal Revenue
Code.

CASH FLOWS
For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING
Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2000 and 1999 was $12,395 and $3,688, respectively.

NOTE 2 CONCENTRATION OF RECEIVABLES

The Company has a client with a large receivable balance. The assets of the Company are mostly concentrated in the accounts receivable. The client is in good standing with the Company, who expects to collect the amount due. As of DECEMBER 31, 2000, the customer owed $1,293,817 or 51 PERCENT of the accounts receivable balance. Subsequent receipts showed a large payment on this account. All other customers had balances representing less than 10 percent of the accounts receivable balance. At December 31, 1999, the Company had 5 clients with an aggregate amount of $617,387 which represents 8% of the accounts receivable balance.

NOTE 3 LICENSE AGREEMENT

The Company has entered into a license agreement with its President and Chief Operating Officer (licensor) and the Corporate Secretary. The agreement covers the operation, manufacturing, testing and selling of scanner products. This includes products resulting from the previously owned licensed know-how of the licensor and any future products developed by the Company during the term of the agreement. The agreement calls for a royalty fee of 5 percent of the Company's gross sales until such time as the stock of the Company is registered and becomes freely tradable. The Company granted a security interest to the licensor in all tangible and intangible assets equal to amounts due pursuant to the agreement. Unpaid amounts accrued at DECEMBER 31, 2000 and 1999, were $268,323 and $266,194, respectively. Also, see Note 13.

NOTE 4 COMPENSATION AGREEMENT

The Company has entered into an employment agreement with its President and Chief Executive Officer at an annual salary of $180,000. The unpaid salary is accrued without interest and amounts to $875,200 and $797,700 at DECEMBER 31, 2000 and 1999, respectively.

NOTE 5 PROVISION FOR INCOME TAXES

The provision for income taxes consists of the following:

                                                                 2001             2000
                                                                 ----             ----
Federal                                                        $616,978         $209,016
State                                                            52,908           60,988
                                                              ----------       ----------
                                                                669,886          270,004

Less:    Benefit of net operating loss carryforwards              6,737          250,575
                                                              ----------       ----------

    TOTAL CURRENT                                               663,149           19,429

Deferred income taxes                                           (27,800)         216,500
                                                             ----------       ----------

    TOTAL PROVISION                                            $635,349         $235,929
                                                             ==========       ==========

Deferred income taxes are provided to account for the effect of timing differences between income reported for tax and financial statement purposes. These timing differences consist of reporting expenses accrued, but not paid for tax purposes and a state net operating loss carryover.

Deferred income tax liability at December 31, 2000 and 1999, is comprised of the following:

   DEFERRED INCOME TAX
   LIABILITY (CURRENT)                                2000              1999
                                                     ------            ------
   Certain current assets                          $ 462,800          $435,000
   Certain current liabilities                      (644,149)          (19,429)
                                                   ----------         ---------
   Total Deferred Tax Liability                    $(181,349)         $415,571
                                                   ==========         =========

The deferred tax asset results from deferred compensation and accrued license fees that have been expensed for book purposes but not on the corporate income tax return.

NOTE 6 OPERATING LEASES

At December 31, 2000, the Company is obligated under an operating lease for its two U.S. locations for the following amounts:

           YEAR ENDED DECEMBER 31,                  AMOUNT
           -----------------------                  ------
                  2001                            $ 56,790
                  2002                              25,248
                  2003                              25,248
                  2004                               2,104
                                                  --------

                    Total                         $109,390
                                                  ========

NOTE 7 LEGAL MATTER PENDING

The Company has sued a Belgium corporation for infringement of two of its patents. The Belgium corporation has filed counterclaims alleging unfair competition. The lawsuit is still in the discovery phase. The Company's legal counsel is confident that the Company will prevail and that any unfavorable decision is not likely to have a negative impact on the Company.

NOTE 8 EMPLOYEE STOCK PLAN

The 1991 Stock Option and Stock Award Plan provides that incentive stock options and nonqualified stock options may be issued to selective employees of the Company. The maximum number of shares of the Company's common stock available for issuance under the Plan is 600,000 subject to change for events causing deletion or enlargement of the rights of holders of outstanding options.

The option price for all incentive stock options granted under the Plan is determined by the Board of Directors, but shall not be less than 100 percent of the fair market value of the common stock at the date of grant and not less than 110 percent if the optionee possesses more than 10 percent of the Company's combined voting power. The option price for options granted under the Plan that do not qualify as incentive stock options is also determined by the Board of Directors, but may be less than 100 percent of the fair market value of the common stock at the date of grant.

The following table summarizes the options outstanding under the Plan at DECEMBER 31, 2000 and 1999, respectively.

All Such Options Are Incentive Stock Options

                                        NUMBER OF      OPTION
                                         SHARES        PRICE
                                       -----------    --------
   1) Outstanding at 12/31/99
      Granted                            455,000        $.25
      Exercised                           None
   2) Outstanding at 12/31/00
      Granted                            455,000         .25
      Exercised                           13,000
      Granted                            126,000        1.07
      Exercised                           None
   Total outstanding at 12/31/00         581,000
   Exercisable at 12/31/00               280,200

NOTE 9 STOCK PURCHASE OPTION AGREEMENTS

The Company has entered into Stock Purchase Option Agreements with nonemployee investors for 49,500 shares of common stock at $6 per share. The cost of the options aggregate nonrefundable fees of $30,000 which is the amount received as of DECEMBER 31, 2000. All amounts tendered for the options are to be credited to the acquisition of the stock. The options expire on February 15, 2001.

NOTE 10 LINE OF CREDIT

The Company had a $600,000 operating line of credit with Firstar Bank. The line of credit was secured by the Company's assets. The interest rate on the line of credit was 8%.

The balance outstanding on the line of credit was $0 and $521,000 as of DECEMBER 31, 2000 and 1999, respectively.

NOTE 11 401(K) PLAN

The Company maintains a 401K plan for its employees. The employees are allowed to contribute to the Plan as provided under law. Any matching contributions by the Company are at the discretion of the Board of Directors. No matching contributions have been made for the years ended DECEMBER 31, 2000 and 1999.

NOTE 12 FINANCIAL INSTRUMENTS

The Company had a concentration of credit risk arising from cash deposits at a financial institution in excess of federally insured limits. At December 31, 1999, the Company's uninsured cash balances were $98,633.

NOTE 13 SUBSEQUENT EVENT AND CONTINGENT LIABILITY

The Company is in the process of negotiating a merger with a publicly traded company, Southwest Capital Corporation. Upon the consummation of the merger of the Company into Southwest Capital Corporation, the Company will become the owner of the licensed know-how in exchange for a one-time payment to licensor of $1 and all expenses incurred for securing and maintaining the intellectual property rights. Such expenses are expected to total approximately $292,000.

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF SCANNER TECHNOLOGIES CORPORATION

We have compiled the accompanying consolidated balance sheet of SCANNER TECHNOLOGIES CORPORATION (a Minnesota corporation) as of SEPTEMBER 30, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements, information that is a representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them




Minneapolis, Minnesota
December 6, 2001


LETHERT, SKWIRA, SCHULTZ & CO. LLP






  The accompanying notes are an integral part of this financial statement.

              UNAUDITED FINANCIAL STATEMENTS AND RELATED NOTES

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                         Consolidated Balance Sheet
               Nine Months Ended September 30, 2001 and 2000

                   (See Accountant's Compilation Report)

                                                                                     September 30,
                                                                             2001                   2000
                                                                            ------                 ------
                               ASSETS
     CURRENT ASSETS
Cash                                                                       $700,912                $14,816
Accounts receivable (less allowance for doubtful accounts of
    $35,000)                                                                740,458              1,891,170
Inventory                                                                   592,864                532,229
Other current assets                                                         53,574                 37,104
                                                                          ---------              ---------
     Total Current Assets                                                 2,087,808              2,475,319

     PROPERTY AND EQUIPMENT
Property and equipment                                                      177,704                137,812
Less: Accumulated depreciation                                              110,600                 72,197
                                                                          ---------              ---------
     Total Property and Equipment                                            67,104                 65,615

     OTHER ASSETS
Deferred tax asset                                                          696,600                462,800
Other assets                                                                  8,739                  1,297
                                                                          ---------              ---------
     Total Other Assets                                                     705,339                464,097
                                                                          ---------              ---------

     TOTAL ASSETS                                                         2,860,251              3,005,031
                                                                          =========              =========
                LIABILITIES AND STOCKHOLDERS' EQUITY
     CURRENT LIABILITIES
Line of credit                                                                    0                300,000
Accounts payable                                                            318,111                242,632
Accrued income taxes                                                              0                424,470
Other current liabilities                                                    46,412                190,523
                                                                          ---------              ---------
     Total Current Liabilities                                              364,523              1,157,625

     OTHER LIABILITIES
Accrued license fees                                                        180,742                305,141
Accrued compensation                                                        893,325                835,825
                                                                          ---------              ---------
     Total Other Liabilities                                              1,074,067              1,140,966
                                                                          ---------              ---------

     TOTAL LIABILITIES                                                    1,438,590              2,298,591
                                                                          =========              =========
     STOCKHOLDERS' EQUITY
Common stock - $.01 par value,
  Authorized 10,000,000 shares                                               70,612(1)              68,783(2)
Additional paid-in capital                                                1,187,773                384,262
Stock options                                                                15,000                      0
Retained earnings (deficit)                                                 148,276                253,395
                                                                          ---------              ---------
     Total Stockholders' Equity                                           1,421,661                706,440
                                                                          ---------              ---------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $2,860,251             $3,005,031
                                                                         ==========             ==========

(1)  Issued and outstanding shares: 7,061,196
(2)  Issued and outstanding shares: 6,878,336

  The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                        Consolidated Statement of Income

                 Nine Months Ended September 30, 2001 and 2000

                      (See Accountant's Compilation Report)


                                                                         SEPTEMBER 30,
                                                            ----------------------------------------
                                                              2001                             2000
                                                            -------                           ------
Sales                                                      $1,549,130                       $3,890,350

Cost of Goods Sold                                            481,860                        1,151,461
                                                          -----------                       ----------
     Gross Profit                                           1,067,270                        2,738,889

     EXPENSES

Selling                                                       174,725                          504,696

General and Administrative                                    913,107                          662,886

Research and Development                                      339,627                          206,044

Legal                                                         502,762                           79,473

Depreciation                                                   22,392                            9,500
                                                          -----------                       ----------

     Total Expenses                                         1,952,613                        1,462,599
                                                          -----------                       ----------

     Net income from operations                             (885,343)                        1,276,290

Other income (expense)                                          6,916                         (27,874)
                                                          -----------                       ----------

     Net income (loss) before taxes                         (878,427)                        1,248,416

Provision for Income Taxes                                  (233,800)                          410,920
                                                          -----------                       ----------

Net Income for the Year                                     (644,627)                          837,496
                                                          ===========                       ==========







  The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION

                         AND ITS WHOLLY OWNED SUBSIDIARY


                  Consolidated Statement of Stockholders' Equity

                  Nine Months Ended SEPTEMBER 30, 2001 and 2000

                     (See Accountant's Compilation Report)


                                                   ADDITIONAL        RETAINED           TOTAL
                                   COMMON           PAID-IN          EARNINGS           STOCK        STOCKHOLDERS'
                                    STOCK           CAPITAL          (DEFICIT)          OPTIONS         EQUITY
                               -----------        ------------      -----------        ---------     -------------
Balance, January 1, 2000           $68,783          $384,262         $(584,101)          $ -         $   (131,056)

Net income for the period              -                 -             837,496             -              837,496
                                ----------        -----------        ----------        ---------      -----------
Balance, September 30,
  2000                             $68,783          $384,262          $253,395           $ -          $   706,440
                                ==========        ===========        ==========        =========      ===========

Balance, January l, 2001           $69,067          $391,068          $792,903          $30,000        $1,283,038

Issuance of common stock             1,545           796,705               -               -              798,250

Stock options                          -                 -                 -            (15,000)          (15,000)

Net loss for the period                -               - -            (644,627)            -             (644,627)
                                ----------        -----------        ----------        ---------      -----------

BALANCE, SEPTEMBER 30,
  2001                             $70,612        $1,187,773          $148,276          $15,000        $1,421,661
                                ==========        ===========        ==========        =========      ===========




  The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                      Consolidated Statement of Cash Flows

               Nine Months Ended September 30, 2001 and 2000

                   (See Accountant's Compilation Report)


                                                                           September 30,             September 30,
                                                                              2001                         2000
                                                                           ------------              --------------
            CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                            $(644,627)                 $837,496

Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
  Depreciation                                                                  22,393                     9,500
  Deferred taxes                                                              (233,800)                  (27,800)

Increase (decrease) in cash flows from:
  Accounts receivable                                                        1,775,225                (1,224,030)
  Inventory                                                                   (173,211)                 (275,927)
  Other current assets                                                         (51,494)                  (36,756)
  Accounts payable                                                              36,496                   160,826
  Accrued income taxes                                                        (644,149)                  405,041
  Accrued commissions                                                         (153,562)                  125,953
  Accrued license fees                                                         (87,581)                   38,947
  Accrued payroll                                                               17,591                    38,125
                                                                             ---------                ----------
  Net Cash Provided (Used) by Operating Activities                            (136,719)                   51,375

           CASH FLOWS USED BY INVESTING ACTIVITIES
Property and equipment purchases                                               (28,418)                  (27,582)

           CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on short-term notes payable                                           -                  (221,000)
Issuance of common stock                                                       783,250                         -
                                                                              --------                  --------
  Net Cash Provided (Used) by Financing Activities                             783,250                  (221,000)
                                                                              --------                 ---------

  Net Increase (Decrease) in Cash                                              618,113                  (197,207)

Cash, Beginning of Year                                                         82,799                   212,023
                                                                              --------                 ---------
Cash, End of Year                                                             $700,912                 $  14,816
                                                                              ========                 =========

                  SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION

During the nine months ended SEPTEMBER 30, 2001 and 2000, the Company made income tax payments of $663,149 and $19,429 and interest payments of $0 and $34,879, respectively.


       The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION
                         AND ITS WHOLLY OWNED SUBSIDIARY

                 Notes to Consolidated Financial Statements

                           SEPTEMBER 30, 2001 and 2000

                   (See Accountant's Compilation Report)

        NOTE 1 NATURE OF BUSINESS, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ACCOUNTING ESTIMATES

NATURE OF BUSINESS

The Company is a manufacturer, developer, and retailer of electronic component test equipment. The Company also conducts research and development of technologically feasible products. The Company grants credit secured by the product to a customer base that is small in nature, but global in location.

These financial statements include the activity of SCANNER TECHNOLOGIES CORPORATION and its wholly owned subsidiary, Scanner Technologies Corporation International, Incorporated in the United States and Registered in Singapore. There were no intercompany transactions to be eliminated.

                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                         AND USE OF ACCOUNTING ESTIMATES

INVENTORIES
Inventories are valued at the lower of cost (first-in, first-out) or market.

PROPERTY AND EQUIPMENT
Property and equipment is carried at cost less accumulated depreciation. Leasehold improvements are depreciated on the straight-line method over their estimated useful lives of 2 to 15 years. Furniture, fixtures, machinery and equipment are depreciated on accelerated methods over their useful lives of 5 to 7 years. Computer equipment and software are depreciated on accelerated methods over their useful lives of 3 to 5 years. Repairs and maintenance are expensed as incurred.


      INCOME TAXES

The Company is taxed as a domestic US corporation under the Internal Revenue
Code.


      CASH FLOWS

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


      ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      ADVERTISING

Advertising costs are expensed as incurred. Advertising expense for the nine months ended September 30, 2000 and 1999 was $5,197 and $10,819, respectively.

NOTE 2      CONCENTRATION OF RECEIVABLES

The Company has two customers with large receivable balances. The assets of the Company are mostly concentrated in the accounts receivable. The customers are in good standing with the Company, who expects to collect the amount due. As of SEPTEMBER 31, 2001 and 2000, the customers owed $490,537 or 49 PERCENT and 1,471,057 or 76 percent of the accounts receivable balance. Subsequent receipts showed a large payment on this account. All other customers had balances representing less than 10 percent of the accounts receivable balance.

NOTE 3      LICENSE AGREEMENT

The Company has entered into a license agreement with its President and Chief Operating Officer (licensor) and the Corporate Secretary. The agreement covers the operation, manufacturing, testing and selling of scanner products. This includes products resulting from the previously owned licensed know-how of the licensor and any future products developed by the Company during the term of the agreement. The agreement calls for a royalty fee of 5 percent of the Company's gross sales until such time as the stock of the Company is registered and becomes freely tradable. The Company granted a security interest to the licensor in all tangible and intangible assets equal to amounts due pursuant to the agreement. Unpaid amounts accrued at SEPTEMBER 30, 2001 and 2000, were $180,742 and $305,141, respectively. Also, see Note 12.


NOTE 4      COMPENSATION AGREEMENT

The Company has entered into an employment agreement with its President and Chief Executive Officer at an annual salary of $180,000. The unpaid salary is accrued without interest and amounts to $893,325 and $835,825 at SEPTEMBER 30, 2001 and 2000, respectively.


NOTE 5      PROVISION FOR INCOME TAXES

For the nine months ended SEPTEMBER 30, 2001 and 2000, the estimated provision for income taxes consists of the following:


                                                                            2001           2000
                                                                       ---------        -----------
        Federal                                                              $ -           $413,647
        State                                                                  -             31,810
                                                                         -------           --------
                                                                               -            445,457

        Less: Benefit of net operating loss carryforwards                      -              6,737
                                                                         -------           --------

          TOTAL CURRENT                                                        -            438,720

        Deferred income taxes                                           (233,800)           (27,800)
                                                                       ---------           --------

          TOTAL PROVISION                                              $(233,800)          $410,920
                                                                       =========           ========

Deferred income taxes are provided to account for the effect of timing differences between income reported for tax and financial statement purposes. These timing differences consist of reporting expenses accrued but not paid for tax purposes and a state net operating loss carryover.

The deferred tax asset results from deferred compensation, accrued license fees, and the current loss for period ended SEPTEMBER 30, 2001, that have been expensed for book purposes but not on the corporate income tax return.


NOTE 6      OPERATING LEASES

At SEPTEMBER 30, 2001, the Company is obligated under an operating lease for its two U.S. locations for the following amounts:

              YEAR ENDED SEPTEMBER 30,                AMOUNT
                     2002                             $25,248
                     2003                              25,248
                     2004                               2,104
                                                      -------
                     TOTAL                            $52,600
                                                      =======

NOTE 7      LEGAL MATTER PENDING

The Company has sued a Belgium corporation for infringement of two of its patents. The Belgium corporation has filed counterclaims alleging unfair competition. The lawsuit is still in the discovery phase. The Company's legal counsel is confident that the Company will prevail and that any unfavorable decision is not likely to have a negative impact on the Company.

NOTE 8      EMPLOYEE STOCK PLAN

The 1991 Stock Option and Stock Award Plan provides that incentive stock options and nonqualified stock options may be issued to selective employees of the Company. The maximum number of shares of the Company's common stock available for issuance under the Plan is 600,000 subject to change for events causing deletion or enlargement of the rights of holders of outstanding options.

The option price for all incentive stock options granted under the Plan is determined by the Board of Directors, but shall not be less than 100 percent of the fair market value of the common stock at the date of grant and not less than 110 percent if the optionee possesses more than 10 percent of the Company's combined voting power. The option price for options granted under the Plan that do not qualify as incentive stock options is also determined by the Board of Directors, but may be less than 100 percent of the fair market value of the common stock at the date of grant.

The following table summarizes the options outstanding under the Plan at SEPTEMBER 30, 2001 and 2000, respectively.

All Such Options Are Incentive Stock Options

                                                                        NUMBER OF        OPTION
                                                                         SHARES           PRICE
        1)  Outstanding at 9/30/00

            Granted                                                       420,000         $.25
            Exercised                                                      13,000

        2)  Outstanding at 9/30/01

            Granted                                                       455,000           .25
            Exercised                                                      18,000

            Granted                                                       126,000          1.07
            Exercised                                                        None

        Total outstanding at 9/30/01                                      581,000

        Exercisable at 9/30/01                                            314,400

NOTE 9      STOCK PURCHASE OPTION AGREEMENTS

The Company has entered into Stock Purchase Option Agreements with nonemployee investors for 15,000 shares of common stock at $6 per share.


NOTE 10     LINE OF CREDIT

The Company had a $600,000 operating line of credit with Firstar Bank. The line of credit was secured by the Company's assets. The interest rate on the line of credit was 8%.

The balance outstanding on the line of credit was $0 and $300,000 as of SEPTEMBER 30, 2001 and 2000, respectively.


NOTE 11     401(K) PLAN

The Company maintains a 401K plan for its employees. The employees are allowed to contribute to the Plan as provided under law. Any matching contributions by the Company are at the discretion of the Board of Directors. No matching contributions have been made for the years ended SEPTEMBER 30, 2001 and 2000.

NOTE 12       SUBSEQUENT EVENT AND CONTINGENT LIABILITY

The Company is in the process of negotiating a merger with a publicly traded company, Southwest Capital Corporation. Upon the consummation of the merger of the Company into Southwest Capital Corporation, the Company will become the owner of the licensed know-how in exchange for a one-time payment to licensor of $1 and all expenses incurred for securing and maintaining the intellectual property rights. Such expenses are expected to total approximately $292,000.

                  UNAUDITED PRO FORMA FINANCIAL STATEMENTS


To the Board of Directors and Stockholders of Scanner Technologies Corporation


We have compiled the accompanying pro forma balance sheet of Scanner Technologies Corporation effecting a merger with Southwest Capital Corporation as of September 30, 2001, and the related statements of pro forma combined income of Scanner Technologies Corporation and Southwest Capital Corporation for the nine months ended September 30, 2001 and the year ended December 31, 2000. The pro forma combined income statements reflects an assumed merger as of January 1, 2001 for the nine months ended September 30, 2001, and January 1, 2000 for the year ended December 31, 2000.

A compilation is limited to presenting in the form of pro forma financial statements information that is a representation of management and does not include evaluation of the support for the assumptions underlying the pro forma transactions. We have not examined the accompanying pro forma financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

This report is intended solely for the information and use of Scanner Technologies Corporation and is not intended to be and should not be used by anyone other than these specified parties.


Minneapolis, Minnesota
December 6, 2001

LETHERT, SKWIRA, SCHULTZ & CO. LLP




  The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION

                             Pro Forma Balance Sheet

                               September 30, 2001

                (See Summary of Significant Assumptions and
                Accounting Policies and Accountant's Report)


                                                                                    ADJUSTMENTS
                                                     SCANNER         SOUTHWEST          FOR          CONSOLIDATED
                    ASSETS                         TECHNOLOGIES       CAPITAL       ACQUISITION         TOTAL
                    ------                         ------------      ---------      -----------      ------------
     CURRENT ASSETS
Cash                                                  $700,912           $766        $      -          $   701,678
Accounts receivable, less allowance for
    accounts, $35,000                                  740,458              -               -              740,458
Inventory                                              592,864              -               -              592,864
Other current assets                                    53,574              -               -               53,574
                                                    ----------           ----           -----           ----------
     Total Current Assets                            2,087,808            766               -            2,088,574

     PROPERTY AND EQUIPMENT
Property and equipment                                 177,704              -               -              177,704
Less: Accumulated depreciation                         110,600              -               -              110,600
                                                    ----------           ----           -----           ----------
     Total Property and Equipment                       67,104              -               -               67,104

     OTHER ASSETS
Deferred income taxes                                  696,600              -        (383,200)             313,400
Goodwill                                                     -              -         383,200              383,200
Other assets                                             8,739              -               -                8,739
                                                    ----------           ----           -----           ----------
     Total Other Assets                                705,339              -               -              705,339
                                                    ----------           ----           -----           ----------
     TOTAL ASSETS                                   $2,860,251           $766        $      -           $2,861,017
                                                    ==========           ====        ========           ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
     CURRENT LIABILITIES
Accounts payable                                      $318,111        $21,240        $      -           $  339,351

Accrued income taxes                                         -              -               -                   -
Line of credit                                               -              -               -                   -
Other current liabilities                               46,412         11,898               -              58,310
                                                    ----------        -------        --------           ---------
     Total Current Liabilities                         364,523         33,138               -             397,661

     OTHER LIABILITIES
Accrued license fees                                   180,742               -              -             180,742
Accrued payroll                                        893,325               -              -             893,325
                                                    ----------       ---------        --------         ----------
     Total Other Liabilities                         1,074,067               -               -          1,074,067
                                                    ----------       ---------        --------         ----------
     Total Liabilities                               1,438,590          33,138              -           1,471,728

STOCKHOLDERS' EQUITY
Common stock                                            70,612       1,690,649         (70,612)         1,690,649
Additional paid-in capital                           1,187,773       1,659,054         233,888          3,080,715
Stock options                                           15,000               -         (15,000)             -
Retained earnings (deficit)                            148,276      (3,382,075)       (148,276)        (3,382,075)
                                                    ----------      ----------        --------         ----------
     Total Stockholders' Equity                      1,421,661         (32,372)             -           1,389,289
                                                    ----------      ----------        --------         ----------

     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                           $2,860,251      $      766        $     -          $2,861,017
                                                    ==========       =========       =========         ==========

       The accompanying notes are an integral part of this financial statement.

                            SCANNER TECHNOLOGIES CORPORATION

                              Pro Forma Income Statement
                     for the Nine Months Ended September 30, 2001


                                                                SCANNER             SOUTHWEST
                                                             TECHNOLOGIES            CAPITAL    PRO FORMA
                                                             ------------           --------    ---------
Sales                                                          $1,549,130              $0      $1,549,130

Cost of goods sold                                                481,860               0         481,860
                                                               ----------          -------     ----------
     Gross Profit                                               1,067,270               0       1,067,270

     EXPENSES
Selling                                                           174,725               0         174,725
General and administrative                                        913,107           8,220         921,327
Research and Development                                          339,627               0         339,627
Legal fees                                                        502,762               0         502,762
Depreciation and amortization                                      22,392               0          22,392
                                                               ----------          -------     ----------
     Total Expenses                                             1,952,613           8,220       1,960,833
                                                               ----------          -------     ----------

     Net Income (Loss) from Operations                           (885,343)         (8,220)       (893,563)

     OTHER INCOME (EXPENSE)                                         6,916            (375)          6,541
                                                               ----------          -------     ----------
     Net Income (Loss) Before Provision for Income Taxes         (878,427)         (8,595)       (887,022)

Provision for Income Taxes                                       (233,800)              0        (233,800)
                                                               ----------          -------    ----------
     Net Income (Loss)                                           (644,627)         (8,595)      $(653,222)
                                                               ==========          ======     ===========
Earnings per common share:

    Basic                                                          $(0.09)             $0          $(.06)
    Diluted                                                        $(0.08)             $0          $(.06)

Weighted average number of shares outstanding:

    Basic                                                       7,061,196       2,100,000     10,000,000
    Diluted                                                     7,661,196       2,100,000     10,000,000


  The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION

                           Pro Forma Income Statement
                      for the Year Ended December 31, 2000


                                                                 SCANNER          SOUTHWEST
                                                              TECHNOLOGIES         CAPITAL        PRO FORMA
                                                              ------------        ---------      -----------
Sales                                                           $6,038,929              $0       $6,038,929

Cost of goods sold                                               1,856,999               0        1,856,999
                                                                ----------          ------       ----------

    Gross Profit                                                 4,181,930               0        4,181,930

     EXPENSES
Selling                                                            586,779               0          586,779
General and Administrative                                       1,069,354          96,931        1,166,285
Research and Development                                           242,543               0          242,543
Legal fees                                                         217,452               0          217,452
Depreciation and amortization                                       25,510               0           25,510
                                                                ----------          ------       ----------
    Total Expenses                                               2,141,638          98,931        2,238,569
                                                                ----------          ------       ----------

Net Income (Loss) from Operations                                2,040,292         (96,931)       1,943,361

     OTHER EXPENSE                                                (27,939)          (1,843)         (29,782)
                                                                ----------          ------       ----------

    Net Income (Loss) Before Provision for Income Taxes
                                                                2,012,353          (98,774)       1,913,579

Provision for Income Taxes                                       (635,349)               0         (635,349)
                                                                ---------         --------       ----------
    Net Income (Loss)                                          $1,377,004         $(98,774)      $1,278,230
                                                               ==========         ========       ==========
Earnings per common share:

    Basic                                                                           $(.05)             $.13
    Diluted                                                                         $(.05)             $.13

Weighted average number of shares outstanding:

    Basic                                                                        2,100,000       10,000,000
    Diluted                                                                      2,100,000       10,000,000



      The accompanying notes are an integral part of this financial statement.

                        SCANNER TECHNOLOGIES CORPORATION

                     Notes to Pro Forma Financial Statements

              Significant Assumptions and Accounting Policies


NOTE 1      PROPOSED MERGER

The pro forma financial statements reflect a proposed merger of SCANNER TECHNOLOGIES CORPORATION and Southwest Capital Corporation. The surviving corporation is Southwest Capital Corporation with the agreement providing that the name be changed to SCANNER TECHNOLOGIES CORPORATION. The financial statements reflect the merger as a purchase, giving effect to the merger as of September 30, 2001. The pro forma statements of income reflect the combined operations of SCANNER TECHNOLOGIES CORPORATION and Southwest Capital Corporation giving effect to a merger as of January 1, 2001 for the nine months ended September 30, 2001, and January 1, 2000 for the year ended December 31, 2000.

NOTE 2      NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
                     ACCOUNTING POLICIES

NATURE OF BUSINESS
SCANNER TECHNOLOGIES CORPORATION is a manufacturer, developer, and retailer of electronic component test equipment. The Company also conducts research and development of technologically feasible products. The Company grants credit secured by the product to a customer base that is small in nature, but global in location.

The financial statements of SCANNER TECHNOLOGIES CORPORATION include the activity of SCANNER TECHNOLOGIES CORPORATION and its wholly owned subsidiary, Scanner Technologies Corporation International, Incorporated in the United States and Registered in Singapore. There were no intercompany transactions to be eliminated.

      Southwest Capital Corporation was originally formed as a provider of financial services to small businesses. The Company has been without operations since 1992.

ADDITIONAL INFORMATION
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in other reports.




  The accompanying notes are an integral part of this financial statement.

                                     ANNEX C

                 SOUTHWEST QUARTERLY REPORT ON FORM 10-QSB
              FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2001

                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549

                                 FORM 10-QSB

(Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      For the quarterly period ended September 30, 2001

                                     OR

[  ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934

      For the transition period from ______ to ______

Commission File Number: 0-8149

                        SOUTHWEST CAPITAL CORPORATION
------------------------------------------------------------------------------
            (Exact name of small business issuer in its charter)


                 New Mexico                              85-0169650
------------------------------------------------------------------------------
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or  organization)                Identification No.)


    1650 University NE, Suite 5-100, Albuquerque, New Mexico        87102
------------------------------------------------------------------------------
           (Address of principal executive offices)              (Zip Code)


                                  505-242-4561
------------------------------------------------------------------------------
             Registrant's telephone number, including area code

                                 Not Applicable
------------------------------------------------------------------------------
           (Former names, former address and former fiscal year,
                       if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

The number of shares outstanding of the Registrant's no par value common stock, at November 14, 2001 was approximately 2,100,000 shares.


PART I.  FINANCIAL INFORMATION
Item 1.  FINANCIAL STATEMENTS

                          SOUTHWEST CAPITAL CORPORATION
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001

                                   (unaudited)


                  ASSETS
CURRENT ASSET
      Cash                                                     $     766
                                                               ---------
                                                               ---------

      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
      Accounts payable                                         $  21,240
      Accrued liabilities                                          1,398
                                                               ---------
            Total current liabilities                             22,638

NOTES PAYABLE TO RELATED PARTIES                                  10,500

SHAREHOLDERS' DEFICIT
      Common stock, no par value; authorized,
        10,000,000 shares; issued and outstanding,
        2,100,000 shares                                       1,690,649
      Additional paid-in capital                               1,659,054
      Accumulated deficit                                     (3,382,075)
                                                               ---------
                                                                 (32,372)
                                                               ---------
                                                               $     766
                                                               ---------
                                                               ---------




       The accompanying notes are an integral part of this statement.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        THREE MONTHS ENDED SEPTEMBER 30,

                                   (unaudited)

                                                                      2001                      2000
                                                                   ----------                ----------
EXPENSES
         General and Administrative                                $    1,482                $   70,289
         Interest                                                         177                         -
                                                                   ----------                ----------
                  NET LOSS                                         $   (1,659)               $  (70,289)
                                                                   ----------                ----------
                                                                   ----------                ----------


Basic and diluted net loss per common share                        $        -                $     (.03)
                                                                   ----------                ----------
                                                                   ----------                ----------
Weighted average common shares outstanding                          2,100,000                 2,000,000
                                                                   ----------                ----------
                                                                   ----------                ----------



          The accompanying notes are an integral part of these statements.


                          SOUTHWEST CAPITAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         NINE MONTHS ENDED SEPTEMBER 30,

                                   (unaudited)


                                                                       2001                      2000
                                                                   ----------                ----------
EXPENSES
         General and Administrative                                $    8,220                $   74,604
         Interest                                                         375                     1,764
                                                                   ----------                ----------
                  NET LOSS                                         $   (8,595)               $  (76,368)
                                                                   ----------                ----------
                                                                   ----------                ----------


Basic and diluted net loss per common Share                        $        -                $     (.04)
                                                                   ----------                ----------
                                                                   ----------                ----------
Weighted average common shares outstanding                          2,100,000                 1,747,153
                                                                   ----------                ----------
                                                                   ----------                ----------



      The accompanying notes are an integral part of these statements.

                          SOUTHWEST CAPITAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                         NINE MONTHS ENDED SEPTEMBER 30,

                                   (unaudited)


                                                                       2001                      2000
                                                                    ----------                ----------
Increase (Decrease) in Cash

Cash flows from operating activities
Net loss                                                              $(8,595)                 $(76,368)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      Issuance of common stock and warrants
        For services rendered                                                                    69,029
      Changes in operating assets and
        liabilities
          Decrease in accounts payable and
            accrued liabilities                                          (650)                     (697)
                                                                    ----------                ----------
              Net cash used in operating
                Activities                                             (9,245)                   (8,036)

Cash flows from financing activities
         Proceeds from notes payable                                    7,000                     6,000
                                                                    ----------                ----------
NET DECREASE IN CASH                                                   (2,245)                   (2,036)

Cash at beginning of period                                             3,011                     2,184
                                                                    ----------                ----------
Cash at end of period                                                 $   766                  $    148
                                                                    ----------                ----------
                                                                    ----------                ----------



      The accompanying notes are an integral part of these statements.


                          SOUTHWEST CAPITAL CORPORATION
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2001

                                  (unaudited)


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated balance sheet as of September 30, 2001 and the consolidated statements of operations and cash flows for the periods ended September 30, 2001 and 2000, have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows as of and for the periods ended

June 30, 2001 and 2000 have been included. The results of operations for the periods ended September 30, 2001 and 2000 are not necessarily indicative of the operating results for the full year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant's December 31, 2000 filing on Form 10-KSB.

LOSS PER SHARE

Loss per share is computed using the weighted average number of common shares outstanding during the period. Basic and diluted loss per share are the same for all periods because the inclusion of stock warrants would be antidilutive.

MERGER AGREEMENT

On September 26, 2001, the Company executed a Letter of Intent regarding proposal to merge with Scanner Technologies Corporation ("Scanner"), a designer and manufacturer of electronic test equipment for the semiconductor industry. It is anticipated that Scanner would merge with and into the Company, with the Company as the surviving corporation in a stock-for-stock transaction. The parties intend to close by November 30, 2001, however the completion of the proposed merger is subject to the successful completion of proposed financing for the merged entity and is subject to customary closing conditions, including obtaining any required approvals and consents. No assurance can be given that the proposed merger will be consummated.

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

As the Company has not had revenues from operations in each of the last two fiscal years, the following represents management's plan of operations for the next twelve months.

The Company is presently without revenues or cash flow from operations. Based upon current activity levels, management believes that cash on hand and the availability of working capital loans from officers are sufficient to meet the Company's cash requirements for the next twelve months, which are expected to consist of general and administrative costs incurred to maintain good standing as a publicly traded company.

The Company currently has no employees and does not anticipate retaining any employees based upon current activity.

Management will continue to solicit and pursue investment possibilities in the form of acquisitions of privately held businesses. However, it should be noted, such management personnel are engaged full time in other activities, endeavors and professions.

PART II. OTHER INFORMATION

Item 1. The Registrant has been subject to the following judgments:

         None

Item 2.  Changes In Securities:

         None

Item 3.  Defaults In  Senior Securities:

         None

Item 4.  Submission of Matters to a Vote of Security Holders:

         None

Item 5.  Other Information:

On September 26, 2001, the Company entered into an Agreement and Plan of Reorganization ("Merger Agreement") with Scanner Technologies Corporation ("Scanner") a privately held corporation, which would result in Scanner becoming a public company. Under the Merger Agreement, Scanner and the Company will merge with and into Southwest, with Southwest as the surviving corporation. After the merger, Scanner's shareholders would own approximately 59.26% of the voting shares. New investors who acquire shares in a proposed financing will own approximately 11.11%, and existing Scanner shareholders will own warrants to acquire an additional 14.81%.

The completion of the proposed merger is subject to the successful completion of a proposed financing for the merged entity and is subject to customary closing conditions, including obtaining any required approvals and consents. No assurance can be given that the proposed merger will be consummated.

Item 6.  Exhibits and Reports on Form 8-K:

(a)   There are no exhibits filed with this Report.

(b)   Reports on Form 8-K:

The Registrant filed Form 8-K dated September 26, 2001 reporting matters under
Item 5, Other Events and Form 8-K dated November 9, 2001 reporting matters under
Item 6, Resignation of Registrant's Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     SOUTHWEST CAPITAL CORPORATION

Date: November 14, 2001          By:   /s/ LAURENCE S. ZIPKIN
                                     -------------------------------
                                     Laurence S. Zipkin, President


Date: November 14, 2001          By:   /s/ EDWARD S. ADAMS
                                     -------------------------------
                                     Edward S. Adams, Secretary and
                                        Chief Accounting Officer

                                     ANNEX D

                   SOUTHWEST ANNUAL REPORT ON FORM 10-KSB
                FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                   FORM 10-KSB
(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2000

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____ to _____

                         Commission File Numbers 0-8149


                          SOUTHWEST CAPITAL CORPORATION
===============================================================================
               (Name of small business issuer in its charter)

            New Mexico                                        85-1069650

      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                        Identification No.)


      1650 University Blvd., N.E., Suite 5-100
            Albuquerque, New Mexico                             87102
===============================================================================
      (Address of principal executive offices)                 (Zip Code)


Issuer's telephone number, including area code: (505)243-4949

Securities registered pursuant to Section 12(b) of the Act:       None

Securities registered pursuant to Section 12(g) of the Act:

                            No Par Value Common Stock
                   ==========================================
                                (Title of Class)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ].

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

State issuer's revenues for its most recent fiscal year.    $ -0-

The number of shares of the Registrant's common stock outstanding as of March 29,2001 was approximately 2,100,000. The aggregate market value of the Registrant's common stock held by non-affiliates as of March 29, 2001 was $1,778,000.

                       DOCUMENTS INCORPORATED BY REFERENCE
None


                                     PART I

ITEM 1:     DESCRIPTION OF BUSINESS.

Southwest Capital Corporation, incorporated in 1964 under the laws of the State of New Mexico, and subsidiary is hereinafter referred to as the "Registrant" or the "Company".

The Company's principal offices are located at 1650 University Boulevard, N.E., Suite 5-100, Albuquerque, New Mexico 87102, and its telephone number at that location is (505)243-4949.

Company's Historic Development.

The Company was originally formed as a provider of financial services to small businesses.

From 1976 to 1989 such operations were performed by a wholly owned subsidiary, Southwest Capital Investments, Inc. ("SCII"), which was licensed by the Small Business Administration ("SBA"). As a result of declines in income and assets, the Company was determined to have a capital deficiency by the SBA in April 1989. As the Company was unable to secure additional capital for the SBA program, management determined it was in the best interest of the Company to divest itself of such operations and acquire a new line of business.

In 1990, the Company accepted an offer from its President at the time, to exchange 125,000 shares of Company stock for all the issued and outstanding shares of SCII.

In 1989, the Company acquired all of the issued and outstanding common stock of Beef Technologies, Inc. ("BTI"), a New Mexico corporation. BTI was organized to exploit certain technology and business plans related to the production and marketing of lean, low cholesterol beef. Following an unsuccessful pilot in 1992, this project was abandoned.

As a result of these events, the Company has been without operations since 1992. Current management has actively solicited and pursued investment possibilities in the form of acquisitions of privately held businesses. To date, several companies have been analyzed and as reported in the Company's 10-QSB for the period ended September 30, 2000, on November 2, 2000, the Company entered into an Agreement and Plan of Reorganization ("Merger Agreement") with Berthel Fisher & Company ("Berthel Fisher") a private financial services holding company, which would result in Berthel Fisher becoming a public company. Under the Merger Agreement, Berthel Fisher and the Company will merge into Berthel Fisher & Company Merger Corp., a newly -formed, wholly-owned Iowa subsidiary of the Company. After the merger, Berthel Fisher's shareholders would own approximately 75% of the voting shares. Closing of the proposed transaction is subject to certain closing conditions, including the approval of shareholders of the Company and Berthel Fisher, and no assurance can be given that the proposed transaction will be consummated. The date upon which the transaction was to be consummated was set for March 31, 2001. By mutual verbal consent, the parties have agreed to extend the date upon which the transaction will be consummated to April 15, 2001.


ITEM 2:     DESCRIPTION OF PROPERTY.

The Registrant utilizes office space at 1650 University Boulevard, N.E., Albuquerque, New Mexico 87102. The space utilized by the Registrant is negligible and it pays no rent for its use.


ITEM 3:     LEGAL PROCEEDINGS.

Management of the Company is not aware of any legal or administrative actions now pending or contemplated against the Company.


ITEM 4: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

No matters were submitted during the fourth quarter of the 2000 fiscal year to a vote of security holders, through solicitation of proxies or otherwise.


PART II


ITEM 5:     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Registrant's common stock has been listed in the National Daily Quotation Bureau, Inc. in its Pink Sheets and the OTC Bulletin Board under the symbol SWCC. The following table sets forth for the periods indicated, the high and low bid prices as reported.

                                                     2000                               1999
                                            ------------------------            ----------------------
                                            HIGH              LOW               HIGH             LOW
                                            ----              ---               ----             ---
         First quarter                       $  0.63         $  0.25            $  0.31        $  0.25
         Second quarter                         0.38            0.25               0.25           0.25
         Third quarter                          3.50            0.25               0.25           0.25
         Fourth quarter                         2.25            2.00               0.25           0.25

There were approximately 900 holders of the Company's common stock on December 29, 2000. The Company has not paid dividends on its common stock for more than the past five years, including the fiscal year ended December 31, 2000.


ITEM 6: MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS.

Plan of Operations

As the Company has not had revenues from operations in each of the last two fiscal years, the following represents management's plan of operations for the next twelve months.

The Company is presently without revenues or cash flow from operations. Based upon current activity levels, management believes that cash on hand and the availability of working capital loans from officers are sufficient to meet the Company's cash requirements for the next twelve months, which are expected to consist of general and administrative costs incurred to maintain good standing as a publicly traded company.

The Company currently has no employees and does not anticipate retaining any employees based upon current activity.

In the event that the Berthel Fisher transaction is not consummated, management will continue to solicit and pursue investment possibilities in the form of acquisitions of privately held businesses. However, it should be noted, such management personnel are engaged full time in other activities, endeavors and professions.


ITEM 7: FINANCIAL STATEMENTS.

             Report of Independent Certified Public Accountants


Stockholders
Southwest Capital Corporation

We have audited the accompanying consolidated balance sheet of Southwest Capital Corporation and Subsidiary, as of December 31, 2000, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Southwest Capital Corporation and Subsidiary, as of December 31, 2000, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.




GRANT THORNTON LLP

Oklahoma City, Oklahoma
February 27, 2001


                SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                December 31, 2000

                                     ASSETS

CURRENT ASSETS

         Cash                                                                 $       3,011
                                                                              =============
                  LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
         Accounts payable                                                     $      23,209
         Accrued liabilities                                                             78
                                                                              -------------
                  Total current liabilities                                          23,287

NOTE PAYABLE TO RELATED PARTY (note B)                                                3,500

STOCKHOLDERS' DEFICIT (note D)
         Common stock - no par value; authorized, 10,000,000 shares;

                                      D-5

              issued and outstanding, 2,100,000 shares                            1,690,649
         Additional paid-in capital                                               1,659,054
         Accumulated deficit                                                     (3,373,479)
                                                                              -------------
                                                                                    (23,776)
                                                                              -------------
                                                                              $       3,011
                                                                              =============

       The accompanying notes are an integral part of this statement.

                 SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             Year ended December 31,

                                          2000                    1999
                                    ------------      ----------------
Expenses
      General and administrative    $     96,931      $         8,603
      Interest                             1,843                3,024
                                    ------------      ---------------
            NET LOSS                $     98,774      $        11,627
                                    ============      ===============

Basic and diluted net loss per
 common share                       $      (.05)      $         (.01)
                                    ============      ===============
Weighted average common
 shares outstanding                    1,835,847            1,568,791
                                    ============      ===============

      The accompanying notes are an integral part of these statements.

                 SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                     Years ended December 31, 2000 and 1999

                                                           COMMON STOCK                   ADDITIONAL
                                                   ------------------------------          PAID-IN
                                                      SHARES               AMOUNT          CAPITAL
                                                   ---------           ----------        ----------
Balance at January 1, 1999                         1,568,791           $1,568,791        $1,659,054

Net loss                                                   -                    -                 -

                                                    --------            ---------          --------
Balance at December 31, 1999                       1,568,791            1,568,791         1,659,054

Issuance of common stock and warrants in
   exchange for services rendered                    305,000               69,029                 -

Stock exchanged for cancellation of debt             226,209               52,829                 -

Net loss                                                   -                    -                 -
                                                    --------            ---------          --------
Balance at December 31, 2000                       2,100,000           $1,690,649        $1,659,054
                                                   =========           ==========        ==========

       The accompanying notes are an integral part of this statement.

                 SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                     Years ended December 31, 2000 and 1999

                                               ACCUMULATED
                                               DEFICIT              TOTAL
                                              ------------      ---------
Balance at January 1, 1999                    $(3,263,078)      $(35,233)

Net loss                                          (11,627)       (11,627)
                                              ------------      ---------
Balance at December 31, 1999                   (3,274,705)       (46,860)

Issuance of common stock and warrants in
  exchange  for services rendered                        -         69,029

Stock exchanged for cancellation of debt                 -         52,829

Net loss                                          (98,774)       (98,774)
                                              ------------      ---------
Balance at December 31, 2000                  $(3,373,479)      $(23,776)
                                              ============      =========

       The accompanying notes are an integral part of this statement.

                SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,


                                                                                2000              1999
                                                                             ---------         ---------
Cash flows from operating activities
  Net loss                                                                   $(98,774)         $(11,627)
  Adjustments to reconcile net loss to
    net cash used in operating activities
      Issuance of common stock and warrants
       for services rendered                                                   69,029                 -
      Changes in operating assets and
       liabilities
       Increase in accounts  payable
         and accrued liabilities                                               21,072             4,301
                                                                             ---------         ---------
         Net cash used in operating
          Activities                                                           (8,673)           (7,326)

Cash flows from financing activities
  Proceeds from notes payable                                                   9,500             6,379
                                                                             ---------         ---------
     NET INCREASE (DECREASE) IN CASH                                              827              (947)

Cash at beginning of year                                                       2,184             3,131
                                                                             ---------         ---------
Cash at end of year                                                          $  3,011          $  2,184
                                                                             ---------         ---------
                                                                             ---------         ---------


Noncash financing activities:

On July 1, 2000, the Company issued 226,209 shares of common stock in exchange for the cancellation of debt to related parties totaling $52,829.

The accompanying notes are an integral part of these statements.

                SOUTHWEST CAPITAL CORPORATION AND SUBSIDIARY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 2000 and 1999


NOTE A - NATURE OF OPERATIONS AND SUMMARY OF ACCOUNTING POLICIES

      Southwest Capital Corporation and Subsidiary (the "Company"), a New Mexico corporation, acts primarily as a holding company and has had no business operations since 1992. At December 31, 2000, the Company's activities generally consist of paying general and administrative costs of the Company.

      At present, the Company has no employees and is wholly dependent on the personal efforts of its officers and directors, who are engaged full-time in other activities, endeavors, and professions.

      A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

      1.    PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of the Company and its wholly owned inactive subsidiary, Beef Technologies, Inc. All significant intercompany transactions and balances have been eliminated.

      2.    Loss per Share

      Basic loss per share has been computed using the weighted average number of common shares outstanding during each period. For 2000, basic and diluted loss per share are the same because the inclusion of stock warrants would be antidilutive.

      3.    Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes; accordingly, actual results could differ from those estimates.

NOTE B - NOTE PAYABLE TO RELATED PARTY

      Note payable to related party is comprised of one uncollateralized note bearing interest at 10%, due to an individual who is a major stockholder, an officer, and a director of the Company. The note has no specified payment terms but is not callable until after December 31, 2001.

NOTE C - INCOME TAXES

      Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities using the presently enacted tax rates.

      The Company files a consolidated income tax return. Net operating losses, subject to certain limitations, are available to offset future taxable income and income taxes payable, if any.

      At December 31, 2000, the Company had deferred tax assets related to net operating loss carryforwards of approximately $157,000. The deferred tax assets have been completely eliminated through a valuation allowance as the Company cannot currently conclude that it is more likely than not that the benefit will be realized. The valuation allowance for tax assets increased $19,000 and $4,000 for the years ended December 31, 2000 and 1999, respectively.

      At December 31, 2000, the Company's net operating loss carryforwards are as follows:


      Expiration date
            2001                                                $ 47,000
            2002                                                  38,000
            2004                                                  17,000
            2005                                                  16,000
            2006                                                  23,000
            2007                                                  74,000
            2008                                                  42,000
            2009                                                  12,000
            2010                                                  13,000
            2011                                                   9,000
            2012                                                  13,000
            2018                                                   8,000
            2019                                                  12,000
            2020                                                  78,000
                                                                --------
                                                                $402,000
                                                                --------
                                                                --------



NOTE D - STOCKHOLDERS' DEFICIT

      On July 1, 2000, the Board of Directors adopted a resolution which provided for (i) the issuance of 305,000 shares of common stock and the issuance of warrants to purchase 770,587 shares of common stock to certain individuals who performed past services for the Company in lieu of cash compensation; and (ii) the issuance of a total of 226,209 shares of common stock to two individuals who agreed to cancel debt owed to them by the Company. The warrants have an exercise price of $1 per share and expire on June 30, 2005. All warrants are outstanding at December 31, 2000.

      The estimated fair value of the common stock and warrants issued for services rendered was $69,029, which is reflected as a charge to operations during 2000. The estimated fair value of the common stock issued for cancellation of debt was $52,829, which represents the book value of such debt and has been recorded as stockholders' equity.

      On November 2, 2000, the Company executed an Agreement and Plan of Reorganization with Berthel Fisher and Company ("Berthel"), a full service financial institution headquartered in Marion, Iowa. The agreement provides for the Company and Berthel to merge into a newly-formed, wholly owned subsidiary of the Company, whereas the subsidiary is the surviving entity, in a stock-for-stock transaction. This agreement is subject to stockholder approval of the Company and Berthel and may be terminated according to provisions in the agreement, including mutual consent of the Board of Directors of both companies and failure to consummate the transaction by March 31, 2001.

NOTE E - FINANCIAL INSTRUMENTS

      The following table includes various estimated fair value information. Such information, which pertains to the Company's financial instruments, does not purport to represent the aggregate net fair value of the Company. The carrying amounts in the table below are the amounts at which the financial instruments are reported in the consolidated financial statements. All of the Company's financial instruments are held for purposes other than trading.

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

      1.    CASH

      The carrying amount approximates fair value because of the short maturity and highly liquid nature of those instruments.

      2     NOTES PAYABLE

      These amounts have no fixed maturities and it is not practicable to estimate fair value. The carrying amounts and estimated fair values of the Company's financial instruments, as of December 31, 2000, are as follows:


                                                              Carrying          Estimated
                                                               Amount           air value
                                                              --------          ---------
         Financial assets
                  Cash                                        $ 3,011             $3,011
         Financial liabilities
                  Note payable to related
                  party for which it is not
                  practicable to estimate
                  fair value                                   (3,500)                 -



ITEM 8: CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None

                                    PART III


ITEM 9: DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS,
COMPLIANCE
WITH SECTION 16(a) OF THE EXCHANGE ACT.

Laurence S. Zipkin, age 61, serves as President, Chief Executive Officer and a Director of the Company. Mr. Zipkin is also a Director of Equity Securities Investments, Inc., a Minneapolis based broker dealer. Equity Securities is a member of the National Association of Security Dealers and employees approximately forty people. Prior to joining Equity Securities in 1987, Mr. Zipkin was a principal in a chain of retail stores throughout the mid-west using the name Flower City. He sold his interest in 1987 when he began his association with Equity Securities.

Alan Geiwitz, age 50, serves as Vice President, Chief Financial Officer and a Director of the Company. Mr. Geiwitz is a founder and principal of Orion Financial Corp., and has been actively involved in financial management for over twenty years. Prior to forming Orion in 1982, Mr. Geiwitz was Vice President and Manager of a commercial lending division which handled manufacturing, wholesaling and leasing companies at Norwest Bank, Minnesota, and also worked in the Loan Administration Division of Norwest Corporation. Mr. Geiwitz sits on the Boards of Directors of Orion Financial Corp., Midwest Financial Services, Inc., Metals Manufacturing Corporation, Griffiths Corporation, Lake Air Metal Products LLC and Mercury Waste Solutions,Inc. Mr. Geiwitz is a cum laude graduate of Mankato State University with a double major in Business Administration Finance and Mathematics.

Family relationships

None of the officers or directors of the Company are related (as first cousins or closer) by blood, marriage or adoption to any other officer or director.


ITEM 10: EXECUTIVE COMPENSATION.

None of the Company's Officers or Directors are compensated for the minimal services which are provided on behalf of the Company.

ITEM 11: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information with respect to the security ownership of certain beneficial owners and management of the Company's common stock as of March 29, 2001. Each person has sole voting and investment power as to all shares unless otherwise indicated.

There were approximately 2,100,000 shares of the Company's common stock issued and outstanding at March 29, 2001.



Title of             Name and Address                           Amount and Nature of                Percent
Class                Of Beneficial Owner                        Beneficial Ownership                Of Class
----------------     --------------------------                 --------------------                --------
$.01 par common      James A. Arias (1)                         100,000- Direct                         4.8%
                     1650 University Blvd., NE                  157,500 - Indirect                      7.5%
                     Suite 5-100
                     Albuquerque, NM  87102

$.01 par common      Realco, Inc. (1)                           157,500 - Direct                        7.5%
                     1650 University Blvd., NE
                     Suite 5-100
                     Albuquerque,  NM  87102

$.01 par common      Nasser J. Kazeminey                        285,000 - Direct                       13.6%
                     1450 Lincoln Centre
                     333 South 7th Street
                     Minneapolis, MN  55402

$.01 par common      Laurence S. Zipkin                         441,209 - Direct                       21.0%
                     400 North Lilac Dr.
                     Golden Valley, MN  54422

$.01 par common      Alan R. Geiwitz                            100,00 - Direct                         4.8%
                     7803 Glenroy Road
                     Bloomington, MN  55469

$.01 par common      All Executive Officers and Directors as    1,083,709 - Direct                     51.6%
                     a group



-----------------------------------
Note to Beneficial Ownership Table:

1. Mr. Arias is President of Realco, Inc. (a publicly traded company) and as such, votes these shares.


Changes in Control

As reported in the Company's 10-QSB for the period ended September 30, 2000, on November 2, 2000, the Company entered into an Agreement and Plan of Reorganization

("Merger Agreement") with Berthel Fisher & Company ("Berthel Fisher") a private financial services holding company, which would result in Berthel Fisher becoming a public company. Under the Merger Agreement, Berthel Fisher and the Company will merge into Berthel Fisher & Company Merger Corp., a newly -formed, wholly-owned Iowa subsidiary of the Company. After the merger, Berthel Fisher's shareholders would own approximately 75% of the voting shares. No assurance can be given that the proposed transaction will be consummated.

ITEM 12: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

On July 1, 2000 the Board of Directors adopted a resolution which provided that the Company issue 191,209 common shares to Laurence S. Zipkin, the Company's President and 35,000 common shares to a major stockholder, in consideration of these two individuals agreement to cancel debt owed to them by the Company.

ITEM 13: EXHIBITS AND REPORTS ON FORM 8-K.

(a)   Documents filed as a part of this report:

      (1) The financial statements filed as part of this report are included in Item 7.
      (2)   The following exhibits are filed as part of this report:

            3.1   *     Articles of Incorporation

            3.2   *     Bylaws

            4     *     Instruments defining rights of security holders,
                        including indentures

            10    *     Material contracts

            21    *     Subsidiaries of Registrant

* Filed as an exhibit to the Registrant's Form 10 Registration Statement under the Securities Exchange Act of 1934, and incorporated herein by reference.

(b) Reports on Form 8-K: The Registrant filed no reports on Form 8-K during the last quarter of the period covered by this Report.


SIGNATURES:

In accordance with Section 13 or l5(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    SOUTHWEST CAPITAL CORPORATION

Date: March 30, 2001                By:     /s/ LAURENCE S.  ZIPKIN
                                       ----------------------------------
                                          Laurence S.  Zipkin, President
                                          and Chief Executive Officer



In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dated indicated.


      Signature                         Title                      Date
------------------------      ---------------------------     ----------------

 /s/ LAURENCE S. ZIPKIN       President, Chief Executive       March 30, 2001
-----------------------       Officer and Director
   Laurence S. Zipkin


 /s/ ALAN R. GEIWITZ          Vice President, Chief            March 30, 2001
-----------------------       Financial Officer and
    Alan R. Geiwitz           Director



                                     ANNEX E

                       NEW MEXICO BUSINESS CORPORATION ACT
                          SECTIONS 53-15-3 AND 53-15-4

53-15-3.  RIGHT OF SHAREHOLDERS TO DISSENT AND OBTAIN PAYMENT FOR SHARES.

A. Any shareholder of a corporation may dissent from, and obtain payment for the shareholder's shares in the event of, any of the following corporate actions:

      (1) any plan of merger or consolidation to which the corporation is a party, except as provided in Subsection C of this section;

      (2) any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale;

      (3) any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired;

      (4) any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:

            (a)   alters or abolishes a preferential right of such shares;

            (b) creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares;

            (c) alters or abolishes an existing preemptive right of the holder of such shares to acquire shares or other securities; or

            (d) excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or

      (5) any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

B. (1) A record holder of shares may assert dissenters' rights as to less than all of the shares registered in his name only if the holder dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the holder dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

      (2) A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section and
      Section 53-15-4 NMSA 1978 if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

C. The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

D. A shareholder of a corporation who has a right under this section to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action that gives rise to his right to obtain payment, nor to have the action set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation.

53-15-4.  RIGHTS OF DISSENTING SHAREHOLDERS.

A. Any shareholder electing to exercise his right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which the proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. If the proposed corporate action is approved by the required vote and the shareholder has not voted in favor thereof, the shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation any of its shareholders may, within twenty-five days after the plan of the merger has been mailed to the shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of the shareholder's shares, and, if the proposed corporate action is effected, the corporation shall pay to the shareholder, upon the determination of the fair value, by agreement or judgment as provided herein, and, in the case of shares represented by certificates, the surrender of such certificates the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of the corporate action. Any shareholder failing to make demand within the prescribed ten-day or twenty-five-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

B. No such demand may be withdrawn unless the corporation consents thereto. If, however, the demand is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect the action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporation, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that the shareholder is not entitled to the relief provided by this section, then the right of the shareholder to be paid the fair value of his shares ceases and his status as a shareholder shall be restored, without prejudice, to any corporate proceedings which may have been taken during the interim.

C. Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as provided in this section and shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by the corporation to be the fair value thereof. The notice and offer shall be accompanied by a balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of the offer, and a profit and loss statement of the corporation for the twelve-months' period ended on the date of the balance sheet.

D. If within thirty days after the date on which the corporate action was effected the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which the corporate action was effected, and, in the case of shares represented by certificates, upon surrender of the certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the shares.

E. If, within the period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation, within thirty days after receipt of written demand from any dissenting shareholder, given within sixty days after the date on which corporate action was effected, shall, or at its election at any time within the period of sixty days may, file a petition in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located praying that the fair value of the shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the domestic corporation was last located. If the corporation fails to institute the proceeding as provided in this section, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each dissenting shareholder who is a resident of this state and shall be served by registered or certified mail on each dissenting shareholder who is a nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as specified in the order of their appointment or on an amendment thereof. The judgment shall be payable to the holders of uncertificated shares immediately, but to the holders of shares represented by certificates only upon and concurrently with the surrender to the corporation of certificates. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in the shares.

F. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable, in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

G. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of the costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation made an offer to pay for the shares if the court finds that the action of the shareholders in failing to accept the offer was arbitrary or vexatious or not in good faith. Such expenses include reasonable compensation for and reasonable expenses of the appraisers, but exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any expert employed by the shareholder in the proceeding, together with reasonable fees of legal counsel.

H. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty days after demanding payment for his shares, each holder of shares represented by certificates demanding payment shall submit the certificates to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made is [are] transferred, any new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares, and a transferee of the shares acquires by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

I. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by the corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                   ANNEX F


                       MINNESOTA BUSINESS CORPORATION ACT
                         SECTIONS 302A.471 AND 302A.473


SECTION 302A.471.  RIGHTS OF DISSENTING SHAREHOLDERS.

SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

            (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

                  (1) alters or abolishes a preferential right of the shares;

                  (2) creates, alters or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                  (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                  (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control shares acquisition does not give rise to the right to obtain payment under this section;

            (b) A sale, lease, transfer or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

            (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

            (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

            (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

SUBDIVISION 2.  BENEFICIAL OWNERS.

            (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents.

            In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

            (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

SUBDIVISION 3.  RIGHTS NOT TO APPLY.

            (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

            (b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

SUBDIVISION 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


SECTION 302A.473.  PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

SUBDIVISION 1. DEFINITIONS. For purposes of this section, the terms defined in this subdivision have the meanings given them.

            (a) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1, or the successor by merger of that issue.

            (b) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

            (c) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

SUBDIVISION 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1, is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

SUBDIVISION 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholder, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

SUBDIVISION 4.  NOTICE OF PROCEDURES; DEPOSIT OF SHARES.

            (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

                  (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

                  (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

                  (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payments; and

                  (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

            (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

SUBDIVISION 5.  PAYMENT; RETURN OF SHARES.

            (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

                  (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

                  (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

                  (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

            (b) The corporation may not withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

            (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

SUBDIVISION 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

SUBDIVISION 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that received a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this preceding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

SUBDIVISION 8.  COST; FEES; EXPENSES.

            (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

            (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured in those actions.

            (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                          SOUTHWEST CAPITAL CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                             _________________, 2002
                             ______ a.__. LOCAL TIME


                          ____________________________
                          ____________________________
                          ____________________________





SOUTHWEST CAPITAL CORPORATION
1650 UNIVERSITY BOULEVARD N.E., ALBUQUERQUE, NEW MEXICO                   PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby Laurence S. Zipkin and Edward S. Adams, and each of them acting alone, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of Southwest Capital Corporation (the "Company") registered in the name of the undersigned, at the Company's Special Meeting of Shareholders to be held at _____________________ ______________________________________________________ at ______ __.m., Local
Time, on __________, ________________, 2002, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously granted with respect to the Meeting.





                       SEE REVERSE FOR VOTING INSTRUCTIONS

                            -- PLEASE DETACH HERE  --




1. Adopt and approve an Agreement and Plan of Reorganization and Plan of Merger pursuant to which Scanner Technologies Corporation will be merged with and into the Company, including amending the Company's articles of incorporation to increase the authorized number of shares of capital stock and change the Company's name to Scanner
   Technologies Corporation.                                                      / / FOR   / / AGAINST   / / ABSTAIN

2. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR THE PROPOSAL, WILL BE
VOTED FOR SUCH PROPOSAL.


Address Change?  Mark Box   / /        Indicate changes below:                    Date_______________________________



                                                                                  /                                 /
                                                                                  SIGNATURE(S) IN BOX
                                                                                  PLEASE DATE AND SIGN name(s) exactly as
                                                                                  shown on Proxy. Executors, administrators,
                                                                                  trustees, guardians, etc., should indicate
                                                                                  capacity when signing.  FOR STOCK HELD IN
                                                                                  JOINT TENANCY, EACH JOINT OWNER MUST SIGN.

                        SCANNER TECHNOLOGIES CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                             _________________, 2002
                             ______ a.__. LOCAL TIME

                          ____________________________
                          ____________________________
                          ____________________________





SCANNER TECHNOLOGIES CORPORATION
14505 21ST AVENUE N., MINNEAPOLIS, MINNESOTA                              PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby Elwin M. Beaty and Elaine E. Beaty, and each of them acting alone, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of Scanner Technologies Corporation (the "Company") registered in the name of the undersigned, at the Company's Special Meeting of Shareholders to be held at _____________________ ______________________________________________________ at ______ __.m., Local
Time, on __________, ________________, 2002, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously granted with respect to the Meeting.





                       SEE REVERSE FOR VOTING INSTRUCTIONS

                            -- PLEASE DETACH HERE --




1. Adopt and approve an Agreement and Plan of Reorganization and Plan of Merger pursuant to which  Scanner Technologies Corporation will
   be merged with and into Southwest Capital Corporation                          / / FOR   / / AGAINST   / / ABSTAIN

2. In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR THE PROPOSAL, WILL BE
VOTED FOR SUCH PROPOSAL.


Address Change?  Mark Box   / /       Indicate changes below:                     Date_______________________________



                                                                                  /                                 /
                                                                                  SIGNATURE(S) IN BOX
                                                                                  PLEASE DATE AND SIGN name(s) exactly as
                                                                                  shown on Proxy. Executors, administrators,
                                                                                  trustees, guardians, etc., should indicate
                                                                                  capacity when signing.  FOR STOCK HELD IN
                                                                                  JOINT TENANCY, EACH JOINT OWNER MUST SIGN.